Exhibit 5.1

LONDON
65 Fleet Street
London EC4Y 1HS
Pearson plc	T	+	44 20 7936 4000
80 Strand	Direct T	+	44 20 7832 7358
London	F	+	44 20 7832 7001
WC2R 0RL	Direct F	+	44 20 7108 7358
LDE No 23
	E		simon.evans@freshfields.com
	W		freshfields.com
	doc id		LON13984416/8+
	our ref		SJME/AG
your ref
	client matter no.		068050-0077
28 March 2011
Dear Sirs
Pearson plc — registration statement on Form S-8
1. Introduction
This opinion is given in connection with the registration under the United States Securities Act for 1933, as amended (the Act), of 16,540,280 ordinary shares of 25p each (the Shares) in the capital of Pearson plc, a company registered in England and Wales under registration number 53723, (the Company) to be issued pursuant to the following share plans:
(a)	the Pearson PLC Employee Stock Purchase Plan;

(b)	the Pearson Annual Bonus Share Matching Plan; and

(c)	the Pearson Long Term Incentive Plan (together, the Plans).
We understand that a registration statement on Form S-8 (the Registration Statement) is being filed under the Act with respect to the Shares. We have not been involved in the preparation of the Registration Statement and express no view thereon. We understand that some or all of the Shares are to be issued in the future from time to time pursuant to the Plans.
2. Documents examined and Assumptions
2.1 We are acting as English legal advisers to the Company for the purposes of giving this opinion. In so acting, we have examined:
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Freshfields Bruckhaus Deringer LLP is a limited liability partnership registered in England and Wales with registered number OC334789. It is regulated by the Solicitors Regulation Authority. For regulatory information (including information relating to the provision of insurance mediation services) please refer to www.freshfields.com/support/legalnotice.
A list of the members (and of the non-members who are designated as partners) of Freshfields Bruckhaus Deringer LLP and their qualifications is available for inspection at its registered office, 65 Fleet Street, London EC4Y 1HS. Any reference to a partner means a member, or a consultant or employee with equivalent standing and qualifications, of Freshfields Bruckhaus Deringer LLP or any of its affiliated firms or entities.
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(a)	a certified copy of the Registration Statement to be filed under the Act;

(b)	the certificate from the Company Secretary of the Company dated 24 March 2011 (as attached) and the documents attached thereto (the Secretary’s Certificate);

(c)	such other corporate records, certificates, instruments and other documents as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, and relied upon the statements as to factual matters contained in or made pursuant to each of the above mentioned documents. Where relevant facts material to this opinion were not independently established, we have relied upon statements of officers for the Company.
2.2 For the purposes of rendering this opinion, we have assumed, without further enquiry, that:
(a)	each of the statements contained in the Secretary’s Certificate dated 24 March 2011 is currently true and accurate;

(b)	all signatures on executed documents which, or copies of which, we have examined are genuine;

(c)	all original documents submitted to us are authentic and complete and all copies of documents supplied to us as photocopies or facsimile copies conform to the originals and are authentic and complete;

(d)	all documents on which we have relied (including, without limitation, the Memorandum and Articles and the Plans) remain accurate, are in full force and have not been amended;

(e)	all statements of fact (including foreign law), opinion or intention in documents sent to us for the purpose of this opinion are accurate, complete and reasonable;

(f)	the Shares will be allotted, issued and paid for in accordance with (i) the rules of the Plans, (ii) the memorandum and articles of association of the Company in force at the relevant time; and (iii) the relevant provisions of the United Kingdom Companies Act 2006 (as amended), all necessary authorities and resolutions will be fully and unconditionally in force at the time the Shares are issued and the Company duly maintains authorised but unissued ordinary share capital at least equal to the aggregate nominal value of the Shares in respect of which applications have been distributed to employees and which may come to be issued;
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(g)	the subscription price per Share is not less than the nominal value of an ordinary share of 25 pence in the capital of the Company;

(h)	the directors of the Company will have the proper authority under section 551 of the United Kingdom Companies Act 2006, as amended, to allot and issue such of the Shares as are proposed to be issued and allotted at the date of allotment thereof;

(i)	the Shares shall be duly allotted and issued in accordance with the Plans by means of a resolution duly passed by the board of directors of the Company or a duly authorised committee thereof at a validly convened and constituted meeting or meetings and duly entered in the Company’s register of members; and

(j)	each of the foregoing assumptions will be true and accurate at and immediately prior to the time of the issue and allotment of the relevant Shares and there will not have been any material change in English law prior to the issue of the Shares.
3. Legal Opinion
On the basis of, and subject to, the foregoing and the qualifications referred to below, and having regard to such considerations of English law in force at the date of this letter as we consider relevant, we are of the opinion that the Shares, or any thereof, when issued by the Company in accordance with the Plans after the Registration Statement has become effective under the Act and upon the passing of all necessary resolutions and the taking of all necessary corporate action in connection therewith will be validly issued, fully paid and non-assessable.
For the purposes of this opinion, we have assumed that the term “non-assessable” in relation to the Shares would be construed for the purposes of English law as meaning that the holders of such Shares, in respect of which all amounts due on such Shares as to the nominal amount and any premium thereon have been fully paid, will be under no obligation to contribute to the liabilities of the Company solely in their capacity as holders of such Shares.
4. Qualifications
This opinion is subject to the following qualifications:
(a)	the opinion is limited to English law as currently applied by the English courts and is given on the basis that it will be governed by and construed in accordance with current English law. Accordingly, we express no opinion with regard to any system of law other than the law of England as currently applied by the English courts;
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(b)	this opinion is subject to all applicable laws relating to insolvency, bankruptcy, administration, reorganisation or analogous circumstances and other similar laws of general application relating to or affecting the enforcement of creditors rights and remedies from time to time; and

(c)	the opinion is addressed to you solely for your benefit in connection with the Company’s Registration Statement. It is not to be transmitted or disclosed to any other person nor is it to be used or relied upon by any other person or for any purposes or quoted or referred to in any public document without our prior written consent. We hereby give such consent in relation to the filing of this letter as an exhibit to the Registration Statement. In giving this consent we do not admit that we are in the category of persons where consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Yours faithfully
Freshfields Bruckhaus Deringer LLP

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Secretary’s Certificate

PEARSON PLC

80 STRAND
LONDON WC2R 0RL

TELEPHONE +44 20 7010 2000
FACSIMILE +44 20 7010 6060
www.pearson.com
24 March 2011
Mr Simon Evans
Freshfields Bruckhaus Deringer LLP
65 Fleet Street
London
EC4Y 1HS
Dear Simon
Pearson plc — Form S-8 registration statement — Company Secretary’s certificate
I, Stephen Jones, as deputy secretary of Pearson plc, 80 Strand, London WC2R 0RL, a company registered in England and Wales under registration number 53723 (the Company), hereby certify that:
1. the document attached to this certificate which is marked “A” and initialled by me for the purpose of identification is a true and correct copy of the Memorandum and Articles of Association of the Company in force as at the date of this certificate;
2. the document attached to this certificate which is marked “B” and initialled by me for the purpose of identification is a true and correct copy of the rules of the Pearson plc Employee Stock Purchase Plan as approved by the personnel committee of the Company on 3 March 2000 and by the shareholders of the Company on 12 May 2000 and subsequently amended by a standing committee on 9 December 2010;
3. the document attached to this certificate which is marked “C” and initialled by me for the purpose of identification is a true and correct copy of an extract from the minutes of the personnel committee meeting of the Company held on 3 March 2000;
4. the document attached to this certificate which is marked “D” and initialled by me for the purpose of identification is a true and correct copy of the resolution passed by shareholders of the Company in general meeting on 12 May 2000;
5. the document attached to this certificate which is marked “E” and initialled by me for the purpose of identification is a true and correct copy of an extract from the minutes of the standing committee meeting of the Company held on 9 December 2010;

6. the document attached to this certificate which is marked “F” and initialled by me for the purpose of identification is a true and correct copy of the rules of the Pearson Annual Bonus Share Matching Plan, as approved by the personnel committee of the company on 25 and 29 February 2008 and by the shareholders of the Company in general meeting on 25 April 2008;
7. the document attached to the certificate which is marked “G” and initialled by me for the purpose of identification is a true and correct copy of an extract from the minutes of the personnel committee meeting of the Company held on 25 and 29 February 2008;
8. the document attached to this certificate which is marked “H” and initialled by me for the purpose of identification is a true and correct copy of the resolution passed by shareholders on 25 April 2008;
9. the document attached to this certificate which is marked “I” and initialled by me for the purpose of identification is a true and correct copy of the rules of the Pearson plc Long-Term Incentive Plan as approved by the personnel committee of the Company on 24 February 2006 and by the shareholders of the Company on 21 April 2006;
10. the document attached to this certificate which is marked “J” and initialled by me for the purpose of identification is a true and correct copy of an extract from the minutes of the personnel committee meeting of the Company held on 24 February 2006; and
11. the document attached to this certificate which is marked “K” and initialled by me for the purpose of identification is a true correct copy of the resolution passed by shareholders of the Company in general meeting on 21 April 2006.

Yours sincerely
/s/ Stephen Jones
Stephen Jones
Deputy Secretary

Exhibit A

PEARSON plc
A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION
Incorporating amendments made up to and including
30 April 2010

public company limited by shares
the companies acts
1985 to 2006
ARTICLES OF ASSOCIATION

OF

PEARSON PLC

Adopted by special resolution passed on 2 May 1986 and amended by special resolutions passed on 11 May 1990, 10 May 1991, 3 May 1996 and 25 April 2008, 1 May 2009 and 30 April 2010.
Preliminary
1. The regulations in Table A in the First Schedule to the Companies Act 1862 shall not apply to the Company.
2. In these Articles, if not inconsistent with the context, the words standing in the first column of the table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof.
Meanings

Address:	Includes a number or address used for the purposes of sending or receiving documents by electronic means.

certificated share:	A share in the capital of the Company that is not an uncertificated share and references in these Articles to a share being held in certificated form shall be construed accordingly.

Chairman:	The Chairman of the Board.

clear days:	In relation to the sending of a notice, means the period excluding the day on which a notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

CREST:	The relevant system, as defined in the Regulations, in respect of which CRESTCo is the Operator.

Deputy Chairman:	The Deputy Chairman of the Board.

Dividend:	Includes bonus.

electronic copy, electronic form or electronic means	Have the meanings given to them by section 1168 of the Companies Act 2006.

hard copy or hard copy form	Have the meanings given to them by section 1168 of the Companies Act 2006.

holder(s) or shareholder(s):	In relation to a share in the capital of the Company means the member whose name is entered in the Register as the holder of that share.

member:	Means a member of the Company.

month:	Calendar month.

Operator:	Has the meaning given by the Regulations.

Ordinary Share(s):	Means ordinary shares in the capital of the Company of 25 pence each.

paid up:	Includes credited as paid up.

participating security:	Has the meaning given by the Regulations.

Regulations:	The Uncertificated Securities Regulations 2001 including any modification or re-enactment of them for the time being in force.

resolution:	Means a resolution of the members of the Company at a general meeting, unless the context otherwise requires.

satellite meeting place:	Subject to the provisions of Article 54.2, any one or more places where a person may attend a general meeting of the Company, other than the place set out in the notice referred to in Article 53.

share(s):	Means the Ordinary Share(s), unless the context otherwise requires.

share warrant:	A warrant to bearer in respect of shares of the Company issued by the Company.

Securities Seal:	An official seal kept by the Company by virtue of section 50 of the Companies Act 2006.

The Act	The Companies Act 2006

The Auditors:	The auditors for the time being of the Company.

The Board:	The Directors or any of them acting as the Board of Directors of the Company.

The Directors:	The directors for the time being of the Company.

The Office:	The Registered Office of the Company.

The Register:	As appropriate, either or both the register of members of the Company and the Operator register of members of the Company.

The Seal:	The Common Seal of the Company.

The Statutes:	The Companies Acts (as defined in Section 2 of the Companies Act 2006).

The United Kingdom:	Great Britain and Northern Ireland.

These Articles:	These Articles of Association, as originally adopted, as from time to time altered by special resolution.

Transfer Office:	The place where the register of members is situated for the time being.

treasury shares:	Has the meaning given by the Companies Act 2006.

uncertificated share:	Means (subject to Regulation 42(11)(a) of the Regulations) a share in the capital of the Company, title to which is recorded on the Operator register of members of the Company and which may, by virtue of the Regulations, be transferred by means of a relevant system and references in these Articles to a share being held in uncertificated form shall be construed accordingly.

Year:	Year from 1 January to 31 December inclusive.
The expressions “debenture” and “debenture holder” shall respectively include “debenture stock” and “debenture stockholder” and the words “shareholder” and “holder” shall, subject as provided in these Articles, and unless the context otherwise requires, include the bearer of any share warrant. The expression “Secretary” shall include a temporary, deputy or assistant Secretary and any person appointed by the Board to perform any of the duties of the Secretary as set out in Articles 121-123.
Where, in relation to a share, these Articles refer to a relevant system, the reference is to the relevant system in which that share is a participating security at the relevant time.
References to a document or information being sent, supplied or given to or by a person mean such document or information, or a copy of such document or information, being sent, supplied, given, delivered, issued or made available to or by, or served on or by, or deposited with or by that person by any method authorised by these Articles, and sending, supplying and giving shall be construed accordingly.
References to writing mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and written shall be construed accordingly.
Words denoting the singular number only shall include the plural number and vice versa.
Words denoting the masculine gender only shall include the feminine gender.
Words denoting persons only shall include corporations.
Save as aforesaid any words or expressions defined in the Statutes shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.
3. The liability of the members is limited to the amount, if any, unpaid on the shares respectively held by them.

Variation of Rights
4. Subject to the provisions of the Statutes, whenever the capital of the Company is divided into different classes of shares the special rights attached to any class may (unless otherwise provided by the terms of issue of the shares of that class), either:
(a)	with the written consent of the holders of three-fourths of the issued shares of the class (excluding any shares of that class held as treasury shares) which consent shall be in hard copy form or in electronic form sent to such address (if any) for the time being specified by or on behalf of the Company for that purpose, or in default of such specification to the Office, and may consist of several documents each executed or authenticated in such manner as the board may approve by or on behalf of one or more holders, or a combination of both; or

(b)	with the sanction of a special resolution passed at a separate meeting of such holders,
(but not otherwise) be varied or abrogated, and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding up.
5. The special rights conferred upon the holders of any shares or class of shares issued with preferred or other special rights shall not, unless otherwise expressly provided by these Articles or the conditions of issue of such shares, be deemed to be modified by:
(a)	the creation or issue of further shares ranking pari passu therewith; or

(b)	the Company permitting, in accordance with the Regulations, the holding of and transfer of title to shares of that or any other class in uncertificated form by means of a relevant system.
Shares
6. Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share may be issued with such preferred, deferred, or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may from time to time by ordinary resolution determine.
7.1 The Board has general and unconditional authority to exercise all the powers of the Company to allot shares in the Company up to an aggregate nominal amount equal to the section 551 amount, for each prescribed period.
7.2 The Board is empowered for each prescribed period to allot equity securities for cash pursuant to the authority conferred by Article 7.1 as if section 561 of the Companies Act 2006 did not apply to any such allotment, provided that its power shall be limited to:
(a)	the allotment of equity securities in connection with a pre-emptive issue; and

(b)	the allotment (otherwise than pursuant to Article 7.2(a)) of equity securities up to an aggregate nominal amount equal to the section 561 amount.
In this Article and Article 7.3, a reference to the allotment of equity securities also includes the sale of any relevant shares in the Company if, immediately before the sale, the shares were held by the Company as treasury shares. This Article applies in relation to a sale of shares which is an allotment of equity securities by virtue of this paragraph as if in this Article the words “pursuant to the authority conferred by Article 7.1” were omitted.

7.3 Before the expiry of a prescribed period the Company may make an offer or agreement which would or might require shares in the Company to be allotted, or rights to subscribe for or convert any security into shares in the Company to be granted after such expiry. The Board may allot shares in the Company, or grant rights to subscribe for or convert any security into shares in the Company, in pursuance of that offer or agreement as if the prescribed period during which that offer or agreement was made had not expired.
7.4 In this Article and Articles 7.1, 7.2 and 7.3:
prescribed period means any period for which the authority conferred by Article 7.1 is given by ordinary or special resolution stating the section 551 amount and/or the power conferred by Article 7.2 is given by special resolution stating the section 561 amount;
pre-emptive issue means an offer of equity securities to holders of Ordinary Shares or an invitation to holders of Ordinary Shares to apply to subscribe for equity securities and, if in accordance with their rights the Board so determines, holders of other equity securities of any class (whether by way of rights issue, open offer or otherwise) where the equity securities respectively attributable to the interests of holders of Ordinary Shares or holders of other equity securities, if applicable are proportionate (as nearly as practicable) to the respective numbers of ordinary shares or other equity securities, as the case may be held by them, but subject to such exclusions or other arrangements as the Board may deem necessary or expedient in relation to fractional entitlements or any legal, regulatory or practical problems under the laws or regulations of any territory or the requirements of any regulatory body or stock exchange;
section 551 amount means, for any prescribed period, the amount stated in the relevant ordinary or special resolution; and
section 561 amount means, for any prescribed period, the amount stated in the relevant special resolution.
8. In addition to all other powers of paying commissions, the Company may exercise the powers of paying commissions conferred by the Statutes. Subject to the provisions of the Statutes, such commissions may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in another. The Company may also on any issue of shares pay such brokerage as may be lawful.
9. Subject to and in accordance with the provisions of the Statutes and without prejudice to any relevant special rights attached to any class of shares, the Company may purchase any of its own shares of any class (including without limitation redeemable shares) in any way and at any price (whether at par or above or below par) and may hold such shares as treasury shares.
10. Except as required by law no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these Articles or by law otherwise provided) any other right in respect of any share, except an absolute right to the entirety thereof in the registered holder.
11.1 If at any time the Board is satisfied that any member or other person appearing to be interested in any shares in the capital of the Company has failed within fourteen days to comply with a notice given to that person by the Company pursuant to section 793 of the Companies Act 2006 (or under any other statutory provisions for the time being in force enabling the Company by notice in writing to require any person to give any information regarding those shares) whether or not required to comply by law or has, in purported compliance with such a notice, made a statement which is false in a material particular, then the Board may serve notice in writing on any member holding shares in relation to which the Board has determined or become aware that such a default has occurred. Any such notice (hereinafter referred to as a “Default Notice”) shall specify the nature of the default, the number of shares concerned and the steps to be taken to remedy such default. For the purposes of this Article, a person shall be treated as appearing to be interested in any shares if the member holding such shares has given to the Company a notification under section 793 of the Companies Act 2006 which fails to the satisfaction of the Board to establish the identities of those interested in the shares and if (after taking account of the said notification under the said section 793 and any other relevant information in the possession of the Company) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares.
11.2 After the service of a Default Notice or, if later, the time specified therein, until such time as the member or other person on whom the Default Notice was served has complied in full with the notice given pursuant to section 793 of the Companies Act 2006 or any other statutory provision as aforesaid (when the Board shall serve a further notice on the member or other person concerned stating that the default has been remedied), that member shall not be entitled to attend or vote at any general meeting, either personally or by proxy, or at a separate meeting of the holders of a class of shares or on a poll in respect of any share specified in the Default Notice.
11.2A Where the shares represented in the Default Notice represent at least 1/4 of one per cent. in nominal value of the issued shares of their class, then the Default Notice may additionally direct that in respect of such shares: (i) no payment shall be made by way of dividend (including shares issued in lieu of dividend); and (ii) no transfer shall be registered unless: the member is not himself in default as regards supplying the information requested and the transfer when presented for registration is accompanied by a certificate by the member in such form as the Board may in its absolute discretion require to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer or the transfer is an approved transfer.
11.2B A transfer of shares is an approved transfer if:
(a)	it is a transfer of shares pursuant to acceptance of a takeover offer (within the meaning of section 974 of the Companies Act 2006);
(b)	the Board is satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares the subject of the transfer to a party unconnected with the member and with any other person appearing to be interested in the shares; or
(c)	the transfer results from a sale made through a recognised investment exchange as defined in the Financial Services and Markets Act 2000 or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded.
11.3 The Board shall cause to be noted in the Register against the member upon whom a Default Notice has been served, details of the Default Notice and the number of shares specified therein and shall cause a further note to be entered in the Register recording that the default complained of has been remedied upon service of any further notice under Article 11.2.

11.4 Any notice served by the Board pursuant to this Article shall be conclusive against the member concerned and its validity shall not be questioned by any person.
Uncertificated Shares
11.5 Subject to the provisions of the Regulations, the Board may permit the holding of shares in any class of shares in uncertificated form and the transfer of title to shares in that class by means of a relevant system and may determine that any class of shares shall cease to be a participating security.
11.6 Shares in the capital of the Company that fall within a certain class shall not form a separate class of shares from other shares in that class because any share in that class:
(a)	is held in uncertificated form; or

(b)	is permitted in accordance with the Regulations to become a participating security.
11.7 Where any class of shares is a participating security and the Company is entitled under any provision of the Statutes, the Regulations or these Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over a share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Statutes, the Regulations, these Articles and the facilities and requirements of the relevant system:
(a)	to require the holder of that uncertificated share by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company;

(b)	to require the holder of that uncertificated share by notice to give any instructions necessary to transfer title to that share by means of the relevant system within the period specified in the notice;

(c)	to require the holder of that uncertificated share by notice to appoint any person to take any step, including without limitation the giving of any instructions by means of the relevant system, necessary to transfer that share within the period specified in the notice;

(d)	to require the Operator to convert that uncertificated share into certificated form in accordance with Regulation 32(2)(c) of the Regulations; and

(e)	to take any action that the Board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.
Certificates
12.1 Every person whose name is entered as a member in the Register (except a stock exchange nominee in respect of whom the Company is not by law required to complete and have ready for delivery a certificate) shall be entitled without payment to one certificate in respect of each class of shares held by him, or, with the consent of the Board and upon payment of such sum (if any) for every certificate after the first as the Board shall determine, to several certificates, each for one or more of his shares except that shares of different classes may not be included in the same certificate. Where a member has transferred a part of the shares comprised in his holding he shall be entitled to a certificate for the balance without charge.

12.2 Every certificate shall be under the Seal or under the official seal kept by the Company by virtue of the Statutes and shall specify the shares to which it relates and the amount paid up thereon. In the case of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate for each class of shares so held, and delivery of a certificate for a share to one of several joint holders shall be deemed sufficient delivery to all.
13. If a share certificate is worn out, defaced, lost or destroyed it may be renewed without charge on such terms (if any) as to evidence and indemnity as the Board thinks fit, and in the case of defacement or wearing-out, on delivery up to the Company of the old certificate. The person availing himself of the provisions of this Article shall pay to the Company all exceptional out of pocket expenses incident to the investigation of evidence and the preparation of the requisite form of indemnity as aforesaid.
Calls on Shares
14. The Board may from time to time (subject to any terms upon which any shares may have been issued) make calls upon the members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium), provided that (subject as otherwise fixed by the terms of issue) no call on any share shall be payable at less than fourteen clear days from the last call; and each member shall (subject to receiving at least fourteen clear days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked in whole or in part and payment of a call may be postponed in whole or in part by the Board.
15. A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed, and may be made payable by instalments.
16. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.
17. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate as may be fixed by the terms of allotment of the share or, if no rate is so fixed, at the appropriate rate (as defined by the Statutes); but the Board shall be at liberty to waive payment of such interest wholly or in part.
18. Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for all the purposes of these Articles be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture and otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.
19. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment.
20. The Board may, if it thinks fit, receive from any member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would but for such advance become presently payable) pay interest at such rate (if any) not exceeding (unless the Company in general meeting shall otherwise direct) the appropriate rate (as defined by the Statutes) as may be agreed upon between the Board and such member.
Lien
21. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies whether presently payable or not, called or payable at a fixed time in respect of that share; but the Board may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien (if any) on a share shall extend to all dividends and other monies payable thereon.
22. The Company may sell, in such manner as the Board thinks fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen clear days after a notice in writing, stating and demanding payment of the sum presently payable, and stating the intention to sell in default, shall have been given to the registered holder for the time being of the share, or the person entitled by reason of death or bankruptcy to the share.
23. For giving effect to any such sale, the Board may, if the share is a certificated share, authorise some person to transfer the shares sold to, or in accordance with the directions of, the purchaser thereof. If the share is an uncertificated share, the Board may exercise any of the Company’s powers under Article 11.7 to effect the sale of the share to, or in accordance with the directions of, the purchaser thereof. The transferee shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.
24. The net proceeds of sale, after payment of the costs thereof, shall be applied in or towards payment or satisfaction of the debt or liability in respect whereof the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to sale) be paid to the person entitled to the shares at the time of the sale.
Forfeiture of Shares
25. If a member fails to pay the whole or any part of any call or instalment of a call on the day fixed for payment thereof, the Board may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any accrued interest and any costs, charges and expenses incurred by the Company by reason of such non-payment.
26. The notice shall name a further day (not being less than fourteen clear days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time and at the place appointed, the shares on which the call was made will be liable to be forfeited.
27. If the requirements of any such notice are not complied with, any share in respect of which such notice has been given may, at any time thereafter, before payment of all calls, interest, costs, charges and expenses due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture.
28. A forfeited share may be sold, re-allotted or otherwise disposed of either to the person who was before forfeiture the holder thereof or entitled thereto, or to any other person, upon such terms and in such manner as the Board thinks fit, and at any time before sale, re-allotment or disposal, the forfeiture may be cancelled on such terms as the Board thinks fit. The Board may authorise some person to transfer a forfeited share to any person as aforesaid. Where for the purposes of its disposal a forfeited share held in certificated form is to be transferred to any person, the Board may authorise any person to execute an instrument of transfer of the share to that person. Where for the purposes of its disposal a forfeited share held in uncertificated form is to be transferred to any person, the Board may exercise any of the Company’s powers under Article 11.7.
29. A member any of whose shares have been forfeited shall cease to be a member in respect of the forfeited shares and shall surrender to the Company for cancellation the certificate for the shares forfeited, but shall, notwithstanding the forfeiture, remain liable to pay to the Company all monies which at the date of forfeiture were presently payable by him to the Company in respect of the shares, with interest thereon at such rate as the Board shall think fit (or, if no rate is determined, at the appropriate rate as defined by the Statutes) from the date of forfeiture until payment, but the Board shall be at liberty to waive payment of such interest wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or of any consideration received on their disposal and his liability shall cease if and when the Company shall have received payment in full of all monies in respect of the shares.
30. The Board may accept the surrender of any share which it is in a position to forfeit upon such terms and conditions as may be agreed and, subject to any such terms and conditions, any share so surrendered shall be treated as if it had been forfeited.
31. A statutory declaration in writing that the declarant is a Director or the Secretary, and that a share has been duly forfeited or surrendered on a date stated in the declaration shall be conclusive evidence of such facts as against all persons claiming to be entitled to the share, and such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof shall constitute a good title to the share, and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder thereof, and his title to the share shall not be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.
Transfer of Shares
32. Without prejudice to any power of the Company to register as a shareholder a person to whom the right to any share has been transmitted by operation of law, all transfers of certificated shares shall be effected by transfer in writing in the usual common form or in such other form as the Board may approve.
33. The instrument of transfer of a certificated share shall be executed by or on behalf of the transferor, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Registration of any instrument of transfer or other document relating to or affecting the title to any certificated share in the Company does not require the payment of any fee, provided that in the case of a partly paid share the instrument of transfer shall also be executed by or on behalf of the transferee.
34. The Board may, in its absolute discretion, and without assigning any reason therefor, refuse to register any transfer of certificated shares which are not fully paid, provided the exercise of such discretion does not prevent dealings in the shares from taking place on an open and proper basis.

35. The Board may also refuse to register any instrument of transfer of a certificated share, if:
(a)	the instrument of transfer is not lodged, duly stamped, at the Office or at such other place as the Board may appoint or is not accompanied by the certificate of the shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer; or

(b)	the instrument of transfer is in respect of more than one class of share; or

(c)	in the case of a transfer to joint holders, they exceed four in number.
36. If the Board refuses to register a transfer of a share in certificated form, it shall within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.
37. [Deliberately left blank].
Transmission of Shares
38. In the case of the death of a member, the survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to a share held by him, but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share held by him jointly.
39. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence as to his title being produced as may from time to time be properly required by the Board, and subject as hereinafter provided, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof.
40. A person becoming entitled by transmission to a share may, on production of any evidence as to his entitlement properly required by the Board, elect either to become the holder of the share or to have another person nominated by him registered as the transferee. If he elects to become the holder he shall send notice to the Company to that effect. If he elects to have another person registered and the share is a certificated share, he shall execute an instrument of transfer of the share to that person. If he elects to have himself or another person registered and the share is an uncertificated share, he shall take any action the Board may require (including without limitation the execution of any document and the giving of any instruction by means of a relevant system) to enable himself or that person to be registered as the holder of the share. All the provisions of these Articles relating to the transfer of shares apply to that notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member or other event giving rise to the transmission had not occurred.
41. A person becoming entitled to a share in consequence of the death or bankruptcy of a member shall, subject to the requirements of Article 141, be entitled to receive and may give a discharge for all dividends and other monies payable in respect of the share, but he shall not be entitled to receive notices of or to attend or vote at meetings of the Company or to any of the rights or privileges of a member until he shall have become a member in respect of the share. The Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty days the Board may thereafter withhold payment of all dividends or other monies payable in respect of the share until the requirements of the notice have been complied with.

41.(A) The following provisions shall apply to share warrants:
(a)	The Company with respect to fully-paid shares may issue share warrants stating that the bearer is entitled to the shares therein specified, and may provide by coupons or otherwise for the payment of future dividends or other monies on or in respect of the shares included in such share warrants.
(b)	A share warrant shall entitle the bearer thereof to the shares included in it, and the shares may be transferred by the delivery of the share warrant, and the provisions of these Articles with respect to transfer and transmission of shares shall not apply thereto. Each share warrant shall be issued under the Seal or under the Securities Seal or, in the case of shares on a branch register, an official seal for use in the relevant territory.
(c)	The Directors shall be at liberty to accept a certificate (in such form and from such person as the Directors may approve) to the effect that a specified person is shown in the records of the person issuing such certificate as being entitled to all or some of the shares comprised in a specified share warrant as sufficient evidence of the facts stated in such certificate, and may treat the deposit of such certificate at the Transfer Office (or at any other place specified from time to time by the Directors) as equivalent to the deposit there of the share warrant, and may inter alia allot to the person named in such certificate any shares to which the bearer of the share warrant referred to in such certificate may be entitled and the right of the allottee to the allotment shall not, after allotment, be questioned by any person.
(d)	The Directors may determine and from time to time vary the conditions upon which share warrants shall be issued, and in particular (but without limitation) upon which a new share warrant or coupon will be issued in the place of one worn out, defaced, lost or destroyed provided that no new share warrant may be issued to replace one that has been lost unless the Directors are satisfied beyond reasonable doubt that the original share warrant has been destroyed, upon which (subject as hereinafter provided) the bearer of a share warrant shall be entitled to attend and vote at general meetings, and upon which a share warrant may be surrendered and the name of the holder entered in the Register in respect of the shares therein specified. Subject to such conditions and to these Articles, the bearer of a share warrant shall be subject to the conditions for the time being in force relating to share warrants, whether made before or after the issue of such share warrant.
(e)	Subject to any conditions for the time being in force relating to share warrants and as otherwise expressly provided in these Articles, the bearer of a share warrant may at any time deposit the share warrant at the Transfer Office (or at such other place as the Directors may from time to time appoint) and so long as the share warrant remains so deposited, the depositor shall have the same right of signing a requisition for calling a meeting and of attending and voting, appointing a proxy and exercising the other privileges of a member at any meeting held after the expiration of forty-eight hours from the time of deposit and be entitled to be given any notices by the Company which are to be given, after the expiration of forty-eight hours from the time of such deposit, to holders of shares of that class, as if his name were inserted in the Register as the holder of the shares included in the deposited share warrant, provided that in the case of a share warrant deposited elsewhere than at the Transfer Office (or such other place as aforesaid), the depositor shall have obtained from the person with whom the same is deposited a certificate of such deposit in such form as the Directors may require specifying inter alia the share warrant and the number of shares included therein, and shall have lodged the same at the Transfer Office (or such other place as aforesaid) not less than forty-eight hours before the time of the meeting at which the depositor desires to attend or to be represented. Not more than one person shall be recognised as a depositor of any share warrant. Every share warrant which shall have been so deposited as aforesaid shall remain so deposited until after the closing of the meeting at which the depositor desires to attend or to be represented.

(f)	Subject as otherwise expressly provided in these Articles or by the terms of issue of any shares or in any conditions for the time being in force relating to share warrants, no person shall, as bearer of a share warrant, be entitled to sign a requisition for calling a meeting of the Company or give notice of intention to submit a resolution to a meeting or attend or vote or give a proxy or exercise any other privilege of a member at a meeting of the Company, or be entitled to receive any notices from the Company, but the bearer of a share warrant shall be entitled in all other respects to the same privileges and advantages as if he were named in the Register as the holder of the shares included in the share warrant, and he shall be deemed to be a member of the Company.
Stock
42. The Company may from time to time by ordinary resolution convert any paid up shares into stock, and reconvert any stock into paid up shares of any denomination.
43. The holders of stock may transfer the same, or any part thereof, in the same manner and subject to the same regulations as and subject to which the shares from which the stock arose might previously to conversion have been transferred, or as near thereto as circumstances admit. The Board may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of such minimum but the minimum shall not exceed the nominal amount of the shares from which the stock arose.
44. The holders of stock shall, according to the total amount of the stock held by them, have the same rights, privileges and advantages as regards dividends, participation in assets on a winding up, voting at meetings and other matters, as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in dividends and in assets on a winding up) shall be conferred by any such amount of stock as would not, if existing in shares, have conferred such privilege or advantage.
45. All the provisions of these Articles applicable to paid up shares shall apply to stock, and the words “share” and “member” shall be construed accordingly.
46. [Deliberately left blank].
47. [Deliberately left blank].
48.1 [Deliberately left blank].
48.2 [Deliberately left blank].
Redeemable Shares
49. Subject to the provisions of the Statutes, and without prejudice to any rights attached to any existing shares or class of shares, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder. The board may determine the terms, conditions and manner of redemption of shares provided that it does so before the shares are allotted.

Meetings of Members
General and Class Meetings
50. In every year the Company shall in addition to any other meetings in that year hold a general meeting as its annual general meeting, at such time (within a period of not more than fifteen months after the holding of the last preceding annual general meeting) and place as may be determined by the Board.
51.1 The Board may call a general meeting whenever it thinks fit, and, on the requisition of members in accordance with the Statutes, it shall forthwith convene a general meeting. If at any time there are not within the United Kingdom sufficient Directors capable of acting to form a quorum, any Director or any two members may convene a general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Board.
51.2 All provisions of these Articles relating to general meetings of the Company or the proceedings thereat shall, mutatis mutandis, apply to every separate general meeting of the holders of any class of shares in the capital of the Company, except that:
(a)	the necessary quorum shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares) or, at any adjourned meeting of such holders, one holder present in person or by proxy, whatever the amount of his holding, who shall be deemed to constitute a meeting;
(b)	any holder of shares of the class present in person or by proxy may demand a poll; and
(c)	each holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by him.
For the purposes of this article, where a person is present by proxy or proxies, he is treated as holding only the shares in respect of which the proxy or proxies are authorised to exercise voting rights.
Notice of General Meetings
52. Fourteen clear days’ notice at the least, or, in the case of an annual general meeting, twenty-one clear days’ notice at the least shall be given in the manner hereinafter mentioned to such members as are, under the provisions herein contained, entitled to receive notices from the Company and also to each of the Directors and to the Auditors.
53. Every notice of meeting shall specify the place, the day and the hour of meeting, and, in the case of special business, the general nature of such business. Every notice convening an annual general meeting shall specify the meeting as such and every notice convening a meeting to pass a special resolution shall also specify the intention to propose the resolution as a special resolution, as the case may be. Every notice of meeting shall state with reasonable prominence that a member entitled to attend and vote is entitled to appoint a proxy and that such proxy need not be a member.
54.1 The accidental omission to give notice of any meeting or resolution, or to send any notification where required by the Statutes or these Articles in relation to the publication of a notice of meeting on a website, or to send a form of proxy with a notice where required by these Articles, to any person entitled to receive the same, or the non-receipt of a notice of meeting, resolution or form of proxy by such a person, whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at the meeting.
54.2 The Board may resolve to enable persons entitled to attend a general meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The members present in person or by proxy at a satellite meeting place shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:
(a)	participate in the business for which the meeting has been convened;

(b)	hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

(c)	be heard and seen by all other persons so present in the same way.
The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.
54.3 If it appears to the chairman of the general meeting that the facilities at the principal meeting place or any satellite meeting place have become inadequate for the purposes referred to in Article 54.2, then the chairman of the general meeting may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of that adjournment shall be valid.
54.4 The Board may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place. Those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue. The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.
54.5 The Board may from time to time make any arrangements for controlling the level of attendance at any venue for which arrangements have been made pursuant to Article 54.4 (including without limitation the issue of tickets or the imposition of some other means of selection) if it considers it appropriate, and may from time to time change those arrangements. If a member, pursuant to those arrangements, is not entitled to attend in person or by proxy at a particular venue, he shall be entitled to attend in person or by proxy at any other venue for which arrangements have been made pursuant to Article 54.4. The entitlement of any member to be present at such venue in person or by proxy shall be subject to any such arrangement then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.
54.6 If, after the sending of notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the Board decides that it is impracticable or unreasonable, for a reason beyond its control, to hold the meeting at the declared place (or any of the declared places, in the case of a meeting to which Article 54.2 applies); and/or time, it may as appropriate: (i) change the place (or any of the places, in the case of a meeting to which Article 54.2 applies); and/or (ii) postpone the time at which the meeting is to be held. If such a decision is made, the Board may then change the place (or any of the places, in the case of a meeting to which Article 54.2 applies) and/or postpone the time again if it decides that it is reasonable to do so. In either case:
(a)	no new notice of the meeting need be sent, but the Board shall, if practicable, advertise the date, time and place of the meeting in at least two newspapers having a national circulation and shall make arrangements for notices of the change of place and/or postponement to appear at the original place and/or at the original time; and
(b)	a proxy appointment in relation to the meeting may, if by means of a document in hard copy form, be delivered to the Office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 74(a) or, if in electronic form, be received at the address (if any) specified by or on behalf of the Company in accordance with Article 74(b) (or such address as the Company may be deemed by The Statutes to have agreed), at any time not less than forty-eight hours before any postponed time appointed for holding the meeting.
54.7 For the purposes of Articles 54.2-54.5, the right of a member to participate in the business of any general meeting shall include without limitation the right to speak, vote on a show of hands, vote on a poll, be represented by a proxy and have access to all documents which are required by the Statutes or these Articles to be made available at the meeting.
Proceedings at General Meetings
55. All business shall be deemed special that is dealt with at a general meeting, and also all business that is dealt with at an annual general meeting, with the exception of sanctioning or declaring dividends, the consideration of the accounts and balance sheet, the ordinary reports of the Board and Auditors and any other documents required to be annexed to the balance sheet, the appointment or election of Directors in the place of those retiring by rotation or otherwise and the appointment or re-appointment of and the fixing of the remuneration of the Auditors, and the renewal, limitation, extension, variation or grant of any authority of or to the Board, pursuant to the Statutes, to allot securities.
56. No business shall be dealt with at any general meeting unless a quorum is present when the meeting proceeds to business. Three members present in person and entitled to vote shall be a quorum for all purposes. A corporation being a member shall be deemed to be personally present if represented by its representative duly authorised in accordance with Article 67.
57.1 If within fifteen minutes from the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, or to such time and place as the chairman of the meeting in accordance with the Companies Act 2006 and Article 57.2 may determine, and if at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting the members present in person or by proxy shall be a quorum.
57.2 Subject to the provisions of section 307A of the Companies Act 2006, where a meeting is adjourned for lack of a quorum, the adjourned meeting must be held at least ten days after the original meeting.
58. The Chairman (if any) of the Board or in his absence the Deputy Chairman of the Board or some other Director nominated by the Board shall preside as chairman at every general meeting of the Company. If there be no such Chairman or Deputy Chairman, or if at any meeting neither the Chairman, the Deputy Chairman nor such other Director (if any) be present within ten minutes after the time fixed for holding the meeting or be willing to act as chairman of the meeting, the Directors present shall choose one of their number to be chairman of the meeting, or if no Director is present, or if all the Directors present decline to take the chair, the members present shall choose one of their number to be chairman of the meeting.
59.1 The chairman of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be dealt with at an adjourned meeting except business which might lawfully have been dealt with at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more or for an indefinite period, notice of the adjourned meeting shall be given in like manner as in the case of the original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be dealt with at an adjourned meeting.
59.2 If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chairman, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. With the consent of the chairman, an amendment may be withdrawn by its proposer before it is voted on. No amendment to a resolution duly proposed as a special resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error). No amendment to a resolution duly proposed as an ordinary resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error) unless either:
(a)	at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the ordinary resolution is to be considered, notice of the terms of the amendment and the intention to move it has been delivered in hard copy form to the office or to such other place as may be specified by or on behalf of the Company for that purpose, or received in electronic form at such address (if any) for the time being specified by or on behalf of the Company for that purpose, or

(b)	the chairman decides that the amendment may be considered and voted on.
60. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded:
(a)	by the chairman of the meeting; or

(b)	(except on the election of the chairman of the meeting or on a question of adjournment) by at least three members present in person or by proxy and entitled to vote on the resolution; or
(c)	by any member or members present in person or by proxy and representing not less than 10% of the total voting rights of all the members having the right to vote on the resolution; or
(d)	by a member or members present in person or by proxy holding shares in the Company conferring a right to vote on the resolution being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right;

The appointment of a proxy to vote on a matter at a meeting authorises the proxy to demand, or join in demanding, a poll on that matter. In applying the provisions of this Article, a demand by a proxy counts (i) for the purposes of paragraph (b) of this Article, as a demand by the member, (ii) for the purposes of paragraph (c) of this Article, as a demand by a member representing the voting rights that the proxy is authorised to exercise, and (iii) for the purposes of paragraph (d) of this Article, as a demand by a member holding the shares to which those rights are attached.
61. Unless a poll is so demanded, a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority, and an entry to that effect in the minute books, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.
62. If a poll is duly demanded, it shall be taken in such manner as the chairman of the meeting may direct, and the result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chairman of the meeting may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of a poll.
63. A poll demanded on the election of the chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and place as the chairman of the meeting directs, but in any case not more than twenty-eight days after the meeting at which the poll was demanded. No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days’ notice shall be given specifying the time and place at which the poll is to be taken.
64. The demand for a poll shall not prevent the continuance of a meeting for dealing with any business other than the question on which the poll has been demanded, and it may be withdrawn at any time before the conclusion of the meeting or the date fixed for the taking of the poll. If a demand is withdrawn before the conclusion of the meeting the chairman of the meeting or other members entitled, may himself or themselves demand a poll. A demand for a poll which is withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.
Votes of Members
65.1 Subject to any terms upon which any shares may be issued or may from time to time be held, on a show of hands every member (whether an individual or a corporation) present in person shall have one vote, and every proxy present who has been duly appointed by a member entitled to vote shall have one vote, and on a poll, every member (whether an individual or a corporation) present in person or by proxy shall have one vote for every 25 pence of nominal share capital of which he is the holder.
65.2 Subject to any terms upon which any shares may be issued or may from time to time be held, on a show of hands, a proxy has one vote for and one vote against the resolution if the proxy has been duly appointed by more than one member entitled to vote on the resolution, and the proxy has been instructed by one or more of those members to vote for the resolution and by one or more other of those members to vote against it.
66. In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register.

67. Any corporation which is a member of the Company may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any general meeting, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual member of the Company. Any person so authorised may be required at any general meeting which such person attends to produce evidence of such authority in a form reasonably satisfactory to the Board. Where a corporation authorises more than one person:
(a)	on a vote on a resolution on a show of hands at a meeting of the Company, each authorised person has the same voting rights as the corporation would be entitled to; and
(b)	where paragraph (a) does not apply and more than one authorised person purport to exercise a power in respect of the same shares:
(i)	if they purport to exercise the power in the same way as each other, the power is treated as exercised in that way; and

(ii)	if they do not purport to exercise the power in the same way as each other, the power is treated as not exercised.
68. A member in respect of whom an order has been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised in that behalf appointed by that court, and any such receiver, curator bonis or other person may, on a show of hands or on a poll, vote by proxy provided that such evidence as the Board may require of the authority of such person shall have been deposited at the Office, or at such other place as is specified in accordance with these Articles for the deposit of proxies, not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting or for the taking of the poll at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.
69. No member shall be entitled to vote at any general meeting or at any separate meeting of the holders of any class of shares in the Company, either in person or by proxy, in respect of any share held by him unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.
70. No objection shall be raised to the qualification of any vote except at the meeting or adjourned meeting or poll at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.
71. On a poll, a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.
Proxies
72.1 The appointment of a proxy shall be made in writing and shall be in any usual form or in any other form which the board may approve. Subject thereto, the appointment of a proxy may be (a) in hard copy form, or (b) in electronic form, if the Company agrees (or is deemed by the Statutes 2006 to have agreed).

72.2 The appointment of a proxy, whether made in hard copy form or in electronic form, shall be executed in such manner as may be approved by or on behalf of the Company from time to time. Subject thereto, the appointment of a proxy shall be executed by the appointor or any person duly authorised by the appointor or, if the appointor is a corporation, executed by a duly authorised person or under its common seal or in any other manner authorised by its constitution.
73. The Board may, if it thinks fit, but subject to the provisions of the Statutes, at the Company’s expense send hard copy forms of proxy for use at a general meeting and issue invitations in electronic form to appoint a proxy in relation to the meeting in such form as may be approved by the Board. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. A member may appoint more than one proxy to attend on the same occasion provided that each such proxy is appointed to exercise the rights attached to a different share or shares held by that member.
74. The appointment of a proxy shall:
(a)	if in hard copy form, be delivered by hand or by post to the Office or such other place within the United Kingdom as may be specified by or on behalf of the Company for that purpose:
(i)	in the notice convening the general meeting; or

(ii)	in any form of proxy sent by or on behalf of the Company in relation to the meeting,
(aa) not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or
(b)	if in electronic form, be received at any address to which the appointment of a proxy may be sent by electronic means pursuant to a provision of The Statutes or to any other address specified by or on behalf of the Company for the purpose of receiving the appointment of a proxy in electronic form in:
(i)	any form of proxy sent by or on behalf of the Company in relation to the meeting; or

(ii)	any invitation to appoint a proxy issued by the Company in relation to the meeting,
(bb) not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or
(c)	in either case, where a poll is taken more than forty-eight hours after it is demanded, be delivered or received as aforesaid after the poll has been demanded and not less than twenty-four hours before the time appointed for the taking of the poll; or
(d)	if in hard copy form, where a poll is not taken forthwith but is taken not more than forty-eight hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman of the meeting or to the Secretary or to any Director.
75.1 Where the appointment of a proxy is expressed to have been or purports to have been made, sent or supplied by a person on behalf of the holder of a share:

(a)	the Company may treat the appointment as sufficient evidence of the authority of that person to make, send or supply the appointment on behalf of that holder;
(b)	that holder shall, if requested by or on behalf of the Company at any time, send or procure the sending of any written authority under which the appointment has been made, sent or supplied, or a copy of such authority certified notarially or in some other way approved by the Board, to such address and by such time as may be specified in the request (or such address as the Company may be deemed by The Statutes to have agreed) and, if the request is not complied with in any respect, the appointment may be treated as invalid; and
(c)	whether or not a request under Article 75.1(b) has been made or complied with, the Company may determine that it has insufficient evidence of the authority of that person to make, send or supply the appointment on behalf of that holder and may treat the appointment as invalid.
75.2 A proxy appointment which is not delivered or received in accordance with Article 74 shall be invalid. When two or more valid proxy appointments are delivered or received in respect of the same share for use at the same general meeting, the one which was last delivered or received shall be treated as replacing and revoking the others as regards that share, provided that, if the Company determines that it has insufficient evidence to decide whether or not a proxy appointment is in respect of the same share, it shall be entitled to determine which proxy appointment shall be entitled to determine which proxy appointment (if any) is to be treated as valid. Subject to The Statutes, the Company may determine at its discretion when a proxy appointment shall be treated as delivered or received for the purposes of these Articles.
75.3 A proxy appointment shall be deemed to entitle the proxy to exercise all or any of the appointing member’s rights to attend and to speak and vote at a meeting of the Company. The proxy appointment shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates.
75.4 Any corporation which is a member of the Company may, by resolution of its directors or other governing body, authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or at any separate meeting of the holders of any class of shares. A director, the secretary or other person authorised for the purpose by the secretary may require all or any of such persons to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers.
75.5 The termination of the authority of a person to act as a proxy or duly authorised representative of a corporation does not affect:
(a)	whether he counts in deciding whether there is a quorum at a meeting;

(b)	the validity of anything he does as chairman of a meeting;

(c)	the validity of a poll demanded by him at a meeting; or

(d)	the validity of a vote given by that person,
unless notice of the termination was either delivered or received as mentioned in the following sentence at least three hours before the start of the relevant meeting or adjourned meeting or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll. Such notice of termination shall be either by means of a document in hard copy form delivered to the office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 74(a) or in electronic form received at the address (if any) specified by or on behalf of the Company in accordance with Article 74(b) (or such address as the Company may be deemed by The Statutes to have agreed), regardless of whether any relevant proxy appointment was effected in hard copy form or in electronic form.
75.6 The Company shall not be required to check that a proxy or corporate representative votes in accordance with any instructions given by the member by whom he is appointed. Any failure to vote as instructed shall not invalidate the proceedings on the resolution.
Directors
Number and Appointment of Directors
76. Unless and until otherwise from time to time determined by an ordinary resolution of the Company, the Directors (other than alternate Directors) shall be not less than two in number.
77. The Board shall have power at any time, and from time to time, to appoint any other person who is willing to act to be a Director, either to fill a casual vacancy or as an addition to the existing Board, but so that the total number of Directors shall not at any time exceed the maximum number (if any) fixed by or in accordance with these Articles. Any Director so appointed shall hold office only until the next following annual general meeting, and shall then be eligible for re-appointment but shall not be taken into account in determining the Directors to retire by rotation at such meeting under the provisions contained in these Articles.
78. The continuing Directors, or a sole continuing Director, may act notwithstanding any vacancies in the Board, but, if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles, the continuing Directors or Director may act for the purpose of filling up vacancies in the Board or of summoning general meetings of the Company, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two members may summon a general meeting for the purpose of appointing Directors.
79. Except as otherwise authorised by the Statutes, a motion for the appointment of two or more persons as Directors by a single resolution shall not be made unless a resolution that it should be so made has first been agreed to by the meeting without any vote being given against it.
80. No person other than a Director retiring at the meeting shall, unless recommended by the Board for election, be eligible for the office of a Director at any general meeting, unless not less than seven and not more than forty-two days before the day appointed for the meeting there shall have been given to the Secretary notice by a member duly qualified to be present and vote at the meeting for which such notice is given of his intention to propose such person for election, and also notice by the person to be proposed of his willingness to be appointed.
Qualification of Directors
81. Unless and until otherwise determined by the Company in a general meeting, the Directors shall not be required to hold any share qualification.
82. [Deliberately left blank].
8.3 [Deliberately left blank].

Powers of Directors
84. The business of the Company shall be managed by the Board, and the Board may exercise all such powers of the Company as are not by the Statutes or by these Articles or by any directions given by the Company from time to time by special resolution required to be exercised by the Company in a general meeting. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.
85. The Board may establish any local or special boards or agencies for managing any of the affairs of the Company either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local or special boards or to be managers or agents, and may fix their remuneration, and may delegate to any local or special board, manager or agent any of the powers, authorities and discretions vested in the Board (other than the powers to borrow and make calls) with power to sub-delegate, and may authorise the members of any local or special board, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.
86.1 The Board may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension, provident or superannuation funds for the benefit of and give or procure the giving of pensions, allowances, gratuities or bonuses to any persons who are or were at any time in the employment, or service of the Company, or of any company which is a subsidiary of the Company or is allied to or associated in business with the Company or with any such subsidiary company, or of any business acquired by the Company or who are or were at any time Directors or officers of the Company or of any such other company as aforesaid, and the spouses, civil partners, former spouses or former civil partners, families and dependants of any such persons. Any Director shall be entitled to participate in and retain for his own benefit any such pension, allowance, gratuity or bonus and may vote in favour of the exercise of any of the powers aforesaid notwithstanding that he is or may become interested therein.
86.2 Pursuant to section 247 of the Companies Act 2006, the Board is hereby authorised to make such provision as may seem appropriate for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or transfer of the whole or part of the undertaking of the Company or any subsidiary. Any such provision shall be made by a resolution of the Board in all respects in accordance with the said section.
87. The Board may from time to time by power of attorney under the Seal appoint any company, firm or person, or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. The Board may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes and on such conditions as it determines, including authority for the agent to delegate all or any of his powers.
88. The Board may from time to time make and vary such regulations as it thinks fit respecting the keeping of dominion registers of members pursuant to the Statutes.

89. All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments, and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.
89.1 The Company’s name may be changed by resolution of the Board.
Borrowing
90.1 Subject as hereinafter provided, the Board may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, and to issue debentures and other securities, whether outright or as collateral security, for any debt, liability or obligation of the Company or of any third party.
90.2 The Board shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiaries so as to secure (as regards subsidiaries so far as by such exercise they can secure) that the aggregate amount for the time being remaining undischarged of all monies borrowed by the Company and/or any of its relevant subsidiaries (exclusive of monies borrowed by the Company from and for the time being owing to any such relevant subsidiary, or by any such relevant subsidiary from and for the time being owing to the Company or another such relevant subsidiary) shall not at any time without the previous sanction of an ordinary resolution of the Company exceed a sum equal to twice the aggregate of the adjusted capital and reserves.
90.3 For the purposes of this Article the expression “the adjusted capital and reserves” means at any relevant time the amount of the issued and paid up share capital of the Company (and so that capital allotted and capital the issue of which has been underwritten shall be treated as issued and any capital already called up or payable at any fixed future date within six months shall be treated as already paid up) plus or minus the aggregate amount standing to the credit or debit of the consolidated reserves (including for the purposes of this definition profit and loss account and any share premium account), plus the amount of minority interests in any subsidiaries, all as included in the latest published audited consolidated balance sheet of the Company plus an amount equal to the goodwill (including intangible assets) which has arisen on acquisitions of interests in companies and businesses made since 1 January 1981 in which the Company or any of its relevant subsidiaries continues to have an interest as at the relevant date of calculation and which has, as at such date, been written off against the consolidated reserves referred to above in accordance with United Kingdom accounting practices, less an amount equal to the amortisation of such goodwill up to the relevant date of calculation, over twenty years on a straight line basis but:
(a)	adjusted so as to exclude an amount equal to the net tangible assets of any subsidiary which is not a relevant subsidiary as included in the consolidated balance sheet of the Company;
(b)	adjusted as may be appropriate to take account of:
(i)	any increase in or reduction of the issued and paid up share capital or share premium account of the Company since the date to which the consolidated balance sheet incorporated in such accounts shall have been made up;

(ii)	any distributions in cash or specie made (otherwise than to the Company or to a relevant subsidiary) from such reserves since such date and not provided for therein;

(iii)	any relevant subsidiary not consolidated in such accounts, any companies which since the date of such accounts have ceased to be or have become relevant subsidiaries, and any companies which will become or will cease to be relevant subsidiaries as a result of the transaction in relation to which the calculation falls to be made;
(c)	after excluding any sums provided for taxation (including deferred tax);

(d)	after deducting therefrom (insofar as not otherwise deducted) a sum equivalent to the book value of any goodwill and any other intangible assets in the said consolidated balance sheet;

(e)	after making such other adjustments (if any) as the Auditors may consider appropriate.

90.4	For the purpose of this Article “borrowings” shall include the following:

(a)	the principal amount for the time being outstanding of any debentures within the meaning of section 738 of the Companies Act 2006, issued (whether for cash or otherwise) by the Company or any relevant subsidiary;

(b)	the principal amount for the time being outstanding in respect of acceptances raised by the Company or any relevant subsidiary under any acceptance credit opened on its behalf (not being acceptances in relation to the purchase of goods in the normal course of trading which have been outstanding for one hundred and eighty days or less);

(c)	the nominal amount of any issued share capital and the principal amount of any borrowings the repayment whereof is guaranteed by or is the subject of an indemnity from the Company or any relevant subsidiary; and

(d)	the nominal amount of any issued share capital (not being equity share capital) of a relevant subsidiary, which is not beneficially owned by the Company or by another relevant subsidiary, together with (in any case) any fixed or minimum premium payable on final redemption or final repayment, but shall not include:
(i)	amounts borrowed and otherwise falling to be taken into account pursuant to this Article and intended to be applied within six months of being so borrowed in the repayment of borrowings then outstanding which fall to be taken into account pursuant to this Article pending their application for such purpose or the expiration of such period whichever shall be the earlier,

(ii)	borrowings from bankers or others for the purpose of financing any contract in respect of which any part of the price receivable is guaranteed or insured by the Export Credits Guarantee Department of the Department of Trade, to an amount not exceeding that part of the price receivable thereunder which is so guaranteed or insured;

(iii)	unsecured borrowings from bankers to the extent that there are amounts standing to the credit of the account(s) of the relevant subsidiary making the borrowing and/or any other relevant subsidiary which, in accordance with the arrangements made between the bankers and the relevant subsidiary making the borrowing or any other relevant subsidiary, are available for set-off by the bankers against the amount of such borrowings; and
(iv)	borrowings by a company, which on becoming a subsidiary after 27 May 1983 is also a relevant subsidiary, which are outstanding at the date when it becomes a subsidiary for a period of twelve months from the date of such event to the extent that a sum equal to the amount of such borrowings exceeds any increase in the relevant limit arising out of the adjustments to be made to the adjusted capital and reserves on account of the transaction whereby such company becomes a relevant subsidiary, and shall be reduced by the amounts owed, as at the relevant date of calculation, to the Company or any of its relevant subsidiaries provided that the basis of calculation of such amounts owed shall be the same basis as that used for the calculation of the amounts of cash and liquid funds of the Company and its relevant subsidiaries for the purposes of the most recent published audited consolidated accounts of the Company.
90.5 For the purpose of determining whether the limit imposed by this Article has been exceeded, the principal amount of any borrowings expressed in a currency other than sterling shall be translated into sterling on the basis adopted for the translation of borrowings in the latest published audited consolidated accounts of the Company and no account shall be taken of subsequent fluctuations in the rates between sterling and the currency or currencies of the borrowing.
90.6 Notwithstanding any provision contained in this Article no account shall be taken of any amount more than once in the determination of the amount of borrowings in relation to the limits set out in this Article. If, in the determination of any such amount, the provisions of this Article may be applied to produce more than one amount, that provision which produces the higher amount shall apply to the exclusion of the other or others.
90.7 For the purpose of this Article the expression “relevant subsidiary” means any subsidiary of the Company for the time being.
90.8 No person dealing with the Company or any of its subsidiaries shall by reason of the foregoing provisions of this Article be concerned to see or inquire whether this limit is observed, and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had at the time when the debt was incurred or security given express notice that the limit hereby imposed had been or would thereby be exceeded.
Proceedings of the Board
91.1 The Board may meet together for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting of the Board shall be determined by a majority of votes. In case of an equality of votes the Chairman shall not have a second or casting vote.
91.2 A Director may, and the Secretary on the requisition of a Director shall, at any time call a meeting of the Board by giving notice of the meeting to each Director. It shall not be necessary to give notice of a meeting of the Board to any Director for the time being absent from the United Kingdom.
91.3 Notice of the date, time and place of each meeting of the Board shall, so far as practicable, be given to each Director at least twenty-four hours prior to such meeting and may be given in hard copy form or in electronic form to such address (if any) for the time being notified by the Director or on his behalf to the Company for that purpose. The accidental omission to give notice of any meeting of the Board to any Director entitled to receive the same, or the non-receipt of a notice of any such meeting by such a Director, shall not invalidate the proceedings at the meeting.
92.	The quorum necessary for dealing with the business of the Board shall be fixed by the Board, and unless so fixed at any other number, shall be two. For the purpose of determining whether the quorum for dealing with the business of the Board exists:
(a)	in the case of a resolution agreed by Directors in telephonic communications, all such Directors shall be counted in the quorum;

(b)	in the case of a meeting of Directors, in addition to the Directors present at the meeting, any Director in telephonic communication with such meeting shall be counted in the quorum.
93. The Board may elect a Chairman and, if it thinks fit, a Deputy Chairman of its meetings, determine the period for which they respectively are to hold office and may at any time remove the Chairman and/or the Deputy Chairman from their respective office. If no such Chairman or Deputy Chairman is elected, or if at any meeting of the Board neither is present within five minutes after the time appointed for holding the same, or if the Chairman or Deputy Chairman is unwilling to act, the Directors present may choose one of their number to be Chairman of the meeting.
94. A resolution in writing, agreed to by all the Directors entitled to receive notice of and vote at a meeting of the Board or of a committee of the Board shall, provided they constitute a quorum, be as effective as a resolution passed at a meeting of the Board or (as the case may be) a committee of the Board duly convened and held. For the purpose of this Article:
(a)	a Director signifies his agreement to a proposed written resolution when the Company receives from him a document indicating his agreement to the resolution authenticated in the manner permitted by the Companies Act 2006 for a document in the relevant form;

(b)	the Director may send the document in hard copy form or in electronic form to such address (if any) for the time being specified by the Company for that purpose, and in default of such specification to the Office;

(c)	if any alternate Director signifies his agreement to the proposed written resolution, his appointor need not also signify his agreement; and

(d)	if a Director signifies his agreement to the proposed written resolution an alternate director appointed by him need not also signify his agreement.
95. A meeting of the Board at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Board or by the Directors generally.
96. The Board may delegate any of its powers (other than the powers to make calls) to committees consisting of such member or members of its body as it thinks fit. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Board.
97. The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by any regulations made by the Board under the last preceding Article.
98. All acts done by any meeting of the Board, or of a committee of the Board, or by any person acting as a Director or by an alternate Director, shall, notwithstanding it be afterwards discovered that there was some defect in the appointment or continuance in office of any such Director, alternate Director or person acting as aforesaid, or that they or any of them were disqualified, or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or, as the case may be, an alternate Director and had been entitled to vote.
98.A Without prejudice to the first sentence of Article 91.1, a person entitled to be present at a meeting of the board or of a committee of the board shall be deemed to be present for all purposes if he is able (directly or by electronic communication) to speak to and be heard by all those present or deemed to be present simultaneously. A director so deemed to be present shall be entitled to vote and be counted in a quorum accordingly. Such a meeting shall be deemed to take place where it is convened to be held or (if no Director is present in that place) where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting is. The word meeting in these Articles shall be construed accordingly.
Minutes
99.	The Board shall cause minutes to be recorded for the purpose:

(a)	of all appointments of officers made by the Board;

(b)	of the names of the Directors present at each meeting of the Board and of any committee of the Board; and

(c)	of all resolutions and proceedings at all meetings of the Company and of the holders of any class of shares in the Company and of the Board and of committees of the Board.
Any such minutes, if purporting to be signed by the chairman of the meeting to which they relate or of next meeting, shall be received as prima facie evidence of the facts therein stated.
Disqualification of Directors
100.	A person ceases to be a director as soon as:

(a)	that person ceases to be a Director by virtue of any provision of The Statutes or is prohibited from being a Director by law;

(b)	a bankruptcy order is made against that person;

(c)	a composition is made with that person’s creditors generally in satisfaction of that person’s debts;

(d)	a registered medical practitioner who is treating that person gives a written opinion to the company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;

(e)	by reason of that person’s mental health, a court makes an order which wholly or partly prevents that person from personally exercising any powers or rights which that person would otherwise have;

(f)	notification is received by the Company from the Director that the Director is resigning or retiring from office, and such resignation or retirement has taken effect in accordance with its terms; or
that person receives notice signed by not less than three quarters of the other directors stating that that person should cease to be a director. In calculating the number of directors who are required to give such notice to the Director, (i) an alternate director appointed by him acting in his capacity as such shall be excluded; and (ii) a Director and any alternate director appointed by him and acting in his capacity as such shall constitute a single director for this purpose, so that notice by either shall be sufficient.
101.1 No Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise, or from being interested whether directly or indirectly in any contract or arrangement entered into by or on behalf of the Company. No such contract or arrangement in which any Director shall be so interested shall be avoided, nor shall any Director so contracting, or being so interested, be liable to account to the Company for any profit realised by him from such contract or arrangement by reason of such Director holding that office or the fiduciary relationship thereby established. A Director so interested in any contract or arrangement shall declare the nature of his interest in accordance with the provisions of the Statutes. For the purpose of this Article 101.1 an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.
101.2 Save as herein provided, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has an interest which is, to his knowledge, a material interest, otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company. A Director shall not be counted in the quorum at a meeting of the Board in relation to any resolution on which he is debarred from voting.
101.3 A Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:
(a)	the giving of any guarantee, security or indemnity in respect of money lent or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its subsidiaries;

(b)	the giving of any guarantee, security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(c)	any proposal relating to the Company or any of its subsidiary undertakings where it is offering securities in which offer a Director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which a Director is to participate;

(d)	any proposal relating to another company in which he and any persons connected with him do not to his knowledge hold an interest in shares (as that term is used in sections 820 to 825 of the Companies Act 2006) representing one per cent. or more of either any class of the equity share capital, or the voting rights, in such company;
(e)	any proposal relating to an arrangement for the benefit of the employees of the Company or any of its subsidiary undertakings which does not award him any privilege or benefit not generally awarded to the employees to whom such arrangement relates; or

(f)	any proposal concerning insurance which the Company proposes to maintain or purchase for the benefit of Directors or for the benefit of persons including Directors.
101.4 Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not debarred from voting under Article 101.2 above) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.
101.5 If any question shall arise at any meeting of the Board as to the materiality of a Director’s interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the Chairman or, if the Chairman is also interested in the contract or arrangement in question, to a person appointed by the other Directors present at that meeting for such purpose who is not so interested, and the ruling of the Chairman or, if appropriate, such other person in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.
102.1 [Deliberately left blank].
102.2 The Board may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner in all respects as it thinks fit (including the exercise thereof in favour of any resolution appointing its members or any of them directors of such company, or voting or providing for the payment of remuneration to the directors of such company).
102.3 [Deliberately left blank].
Retirement and Removal of Directors
103. At every annual general meeting one-third of the Directors or, if their number is not a multiple of three, the number nearest to one-third of them shall retire from office but if any Director has at the start of the annual general meeting been in office for three years or more since his last appointment or re-appointment, he shall retire at that annual general meeting.
104. A Director retiring at a meeting shall retain office until the close or adjournment of the meeting.
105. The Directors to retire by rotation in every year shall be, first, those who wish to retire and not be re-appointed to office and, second, those who have been longest in office since their last election or appointment but, as between persons who became or were last re-elected Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring Director shall be eligible for re-election.

106. The Company at a general meeting at which a Director retires in manner aforesaid may (subject to Article 80) fill the vacated office by electing a person thereto, and in default, the retiring Director shall be deemed to have been re-elected, unless at or prior to such meeting he intimates that he does not wish to be re-elected or it is expressly resolved not to fill such vacated office or a resolution for the re-election of such Director shall have been put to the meeting and lost. In the event of the vacancy not being filled at such meeting it may be filled by the Board as a casual vacancy.
107. Without prejudice to the provisions of Article 114.1, the Company may, pursuant and subject to the provisions of section 168 of the Companies Act 2006, by ordinary resolution remove any Director before the expiration of his period of office and may by an ordinary resolution appoint another person in his stead. The person so appointed shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.
Managing Director and Executive Directors
108. The Board may from time to time appoint one or more of its body to the office of Managing Director, or to any other office (except that of Auditor) or employment under the Company, for such period and on such terms as it thinks fit and may revoke such appointment (but so that such revocation shall be without prejudice to any rights or claims which the person whose appointment is revoked may have against the Company by reason of such revocation) and may also authorise the continuation by any person appointed to be a Director in any other office or employment held by him before he was so appointed. A Director (other than a Managing Director) holding any such other office or employment is herein referred to as “an Executive Director”.
109. A Director appointed to the office of Managing Director shall, while holding that office, (subject to the provisions of any contract between himself and the Company) be subject to the same provisions as to resignation and removal as the other Directors of the Company, and if he ceases from any cause to be a Director he shall ipso facto cease to be a Managing Director (but without prejudice to any rights or claims which he may have against the Company by reason of such cesser).
110. An Executive Director shall, while holding any office or employment under the Company, (subject to the provisions of any contract between him and the Company) be subject to the same provisions as to resignation and removal as the other Directors of the Company, and if he ceases from any cause to be a Director he shall ipso facto cease to be an Executive Director (but without prejudice to any rights or claims which he may have against the Company by reason of such cesser).
111. The emoluments of any Managing Director or Executive Director for his services as such shall be determined by the Board, and may be of any description.
112. The Board may entrust to and confer upon a Managing Director or Executive Director any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with or to the exclusion of its own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.
President
113.1 The Board may from time to time appoint any person to be President of the Company and may also from time to time remove him from office and may appoint another person in his place. The appointment to the office of President shall be honorary. The President of the

Company shall not be a Director and shall not by reason of his holding the office of President be deemed to be a Director.
113.2 The President shall be entitled to be repaid all such reasonable travelling (including hotel and incidental) expenses as he may incur in or about the business of the Company.
Non-executive Directors
114.1 Subject to the provisions of the Statutes, the Board may enter into, vary and terminate an agreement or arrangement with any Director who is not an Executive Director for the provision of his services to the Company. Subject to Article 114.2 and 114.3, any such agreement or arrangement may be made on such terms as the Board determines.
114.2 The ordinary remuneration of the Directors who are not Executive Directors for their services (excluding amounts payable under any other provision of these Articles) shall not, subject to Article 114.3, exceed in aggregate £750,000 per annum* or such higher amount as the Company may from time to time by ordinary resolution determine. Subject thereto, each such Director shall be paid a fee for his services (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the Board.
114.3 Any Director who is not an Executive Director and who performs special services which in the opinion of the Board are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of additional fee, salary, commission or otherwise as the Board may determine.
Directors’ Expenses
114.4 The Directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of the Board or committees of the Board, general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.
Alternate Directors
115. Any Director (other than an alternate Director) may without the consent of the Board appoint any other Director and may at any time appoint any person approved by the Board (such approval not to be unreasonably withheld) to be an alternate Director of the Company, and may at any time remove any alternate Director so appointed by him from office. An alternate Director so appointed shall not be entitled to receive any remuneration from the Company, nor be required to hold any share qualification. An alternate Director may be repaid by the Company such expenses as might properly have been repaid to him if he had been a Director, and he shall be entitled to be indemnified by the Company to the same extent as if he were a Director. Every person acting as an alternate Director shall be an officer of the Company and he shall not be deemed to be the agent of the Director whom he represents.
116. An alternate Director shall (subject to his giving to the Company an address within the United Kingdom at which notices may be served upon him) be entitled to receive notices of all meetings of the Board and of any committee of the Board of which the Director appointing him is a member, and to attend and vote and be counted for the purposes of a

*	Increased to £250,000 by an ordinary resolution passed on 11 May 1990.

*	Increased to £300,000 by an ordinary resolution passed on 3 May 1996.

*	Increased to £500,000 by an ordinary resolution passed on 30 April 2004.

*	Increased to £750,000 by a special resolution passed on 25 April 2008.

quorum as a Director at any such meeting at which the Director appointing him is not personally present, and generally perform all the functions of his appointor as a Director in his absence.
117. An alternate Director shall ipso facto cease to be an alternate Director if his appointor ceases for any reason to be a Director otherwise than by retiring and being re-elected at the same meeting or on the happening of any event which, if he were a Director, would cause him to vacate the office of Director.
118. An alternate Director may by notice to the Company resign such appointment.
119. All appointments and removals of alternate Directors shall be effected by notice of the Director making or revoking such appointment and shall take effect in accordance with the terms of the notice on receipt of such notice by the Company which shall, be in hard copy form or in electronic form sent to such address (if any) for the time being specified by or on behalf of the Company for that purpose, or in default of such specification, to the Office.
120. A Director or any other person may act as alternate Director to represent more than one Director, and an alternate Director shall be entitled at meetings of the Board and at any meeting of a committee of the Board to one vote for every Director whom he represents in addition to his own vote as Director.
Directors’ interests
120.A For the purposes of section 175 of the Companies Act 2006, the board may authorise any matter proposed to it in accordance with these articles which would, if not so authorised, involve a breach of duty by a Director under that section, including, without limitation, any matter which relates to a situation in which a Director has, or can have, an interest which conflicts, or possibly may conflict, with the interests of the Company. Any such authorisation will be effective only if:
(a)	any requirement as to quorum at the meeting at which the matter is considered is met without counting the Director in question or any other interested Director; and

(b)	the matter was agreed to without their voting or would have been agreed to if their votes had not been counted.
The board may (whether at the time of the giving of the authorisation or subsequently) make any such authorisation subject to any limits or conditions it expressly imposes but such authorisation is otherwise given to the fullest extent permitted. The board may vary or terminate any such authorisation at any time.
For the purposes of Articles 120.A to 120.G, a conflict of interest includes a conflict of interest and duty and a conflict of duties, and interest includes both direct and indirect interests.
120.B Subject to section 177(5) and section 177(6) of the Companies Act 2006, provided that he has disclosed to the board the nature and extent of his interest, a Director notwithstanding his office:
(a)	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise (directly or indirectly) interested;

(b)	may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director;

(c)	may be a director or other officer of, or employed by, or a party to a transaction or arrangement with, or otherwise interested in, any body corporate in which the Company is otherwise (directly or indirectly) interested.
120.C A Director shall not, by reason of his office, be accountable to the Company for any remuneration or other benefit which he derives from any office or employment or from any transaction or arrangement or from any interest in any body corporate:
(a)	the acceptance, entry into or existence of which has been approved by the board pursuant to Article 120.A (subject, in any such case, to any limits or conditions to which such approval was subject); or

(b)	which he is permitted to hold or enter into by virtue of paragraph (a), (b) or (c) of Article 120.B;
nor shall the receipt of any such remuneration or other benefit constitute a breach of his duty under section 176 of the Act.
120.D Any disclosure required by Article 120.B may be made at a meeting of the board, by notice in writing or by general notice or otherwise in accordance with section 177 of the Act.
120.E A Director shall be under no duty to the Company with respect to any information which he obtains or has obtained otherwise than as a director of the Company and in respect of which he owes a duty of confidentiality to another person. However, to the extent that his relationship with that other person gives rise to a conflict of interest or possible conflict of interest, this article applies only if the existence of that relationship has been approved by the board pursuant to Article 120.B. In particular, the director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Act because he fails:
(a)	to disclose any such information to the board or to any Director or other officer or employee of the Company; and/or
(b)	to use or apply any such information in performing his duties as a Director of the Company.
120.F Where the existence of a Director’s relationship with another person has been approved by the board pursuant to Article 120.B and his relationship with that person gives rise to a conflict of interest or possible conflict of interest, the Director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Act because he:
(a)	absents himself from meetings of the board at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a meeting or otherwise; and/or

(b)	makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by the Company and/or for such documents and information to be received and read by a professional adviser, for so long as he reasonably believes such conflict of interest or possible conflict of interest subsists.
120.G The provisions of articles 120.E and 120.F are without prejudice to any equitable principle or rule of law which may excuse the director from:
(a)	disclosing information, in circumstances where disclosure would otherwise be required under these articles; or

(b)	attending meetings or discussions or receiving documents and information as referred to in article 120.F, in circumstances where such attendance or receiving such documents and information would otherwise be required under these articles.
Secretary
121. The Secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as it may think fit; and any Secretary so appointed may be removed by the Board.
122. The Board may also appoint one or more persons as deputy secretary (“Deputy Secretary”) for such term, at such remuneration and upon such conditions as it may think fit; and any Deputy Secretary so appointed may be removed by the Board. Any Deputy Secretary may, in the absence of the Secretary, do anything which may be required or authorised to be done by or to the Secretary.
123. A provision of the Statutes or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary or Deputy Secretary.
The Seal
124.1 The Board shall provide for the safe custody of the Seal, which shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that behalf and, subject to the provisions of this Article, every document to which the Seal shall be affixed shall be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Board for the purpose.
124.2 All forms of certificates for shares, stock or debentures or representing any other form of security (other than letters of allotment or scrip certificates or other like documents) shall be issued under the Seal in manner above provided or under the official seal kept by the Company by virtue of the Statutes; but the Board may by resolution determine either generally or in any particular case that any signatures may be affixed to such certificates by some mechanical means, electronic means, or printed on it or that such certificates need not be signed by any person.
Registers
125.1 Subject to the provisions of the Statutes and the Regulations, the Company may keep an overseas or local or other register in any place, and the Board may make, amend and revoke any regulations it thinks fit about the keeping of that register.
125.2 Any Director or the Secretary or any other person appointed by the Board for the purpose shall have power to authenticate and certify as true copies of and extracts from:

(a)	any document comprising or affecting the constitution of the Company, whether in hard copy form or electronic form;

(b)	any resolution passed by the Company, the holders of any class of shares in the capital of the Company, the Board or any committee of the Board, whether in hard copy form or electronic form; and

(c)	any book, record and document relating to the business of the Company, whether in hard copy form or electronic form (including without limitation the accounts).
If certified in this way, a document purporting to be a copy of a resolution, or the minutes or an extract from the minutes of a meeting of the Company, the holders of any class of shares in the capital of the Company, the Board or a committee of the Board, whether in hard copy form or electronic form, shall be conclusive evidence in favour of all persons dealing with the Company in reliance on it or them that the resolution was duly passed or that the minutes are, or the extract from the minutes is, a true and accurate record of proceedings at a duly constituted meeting.
Accounts and Dividends
126. The Board shall cause accounting records to be kept and such other books and registers as are necessary to comply with the provisions of the Statutes.
127. The accounting records shall be kept at the Office or (subject to the provisions of the Statutes) at such other place as the Board thinks fit, and shall at all times be open to inspection by the Directors. No member (other than a Director) shall have any right of inspecting any account or book or document of the Company, except as conferred by the Statutes or authorised by the Board or by the Company in general meeting.
128. The Board shall from time to time in accordance with the Statutes cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are required by the Statutes.
129. A printed copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the Company in general meeting and of the Board’s and Auditor’s reports shall, at least twenty-one days before the meeting, be delivered or sent to every member and debenture holder of the Company of whose address the Company is aware, or, in the case of joint holders of any share or debenture, to one of the joint holders provided that the requirements of this Article 129 shall be deemed satisfied in relation to any member by sending to each such member, where permitted by the Statutes and instead of the said copies, a summary financial statement derived from the Company’s annual accounts and the report of the Directors and prepared in the form and containing the information prescribed by the Statutes and any regulations made thereunder.
Audit
130. Auditors of the Company shall be appointed and their duties regulated in accordance with the Statutes.
131. The Auditors’ report to the members made pursuant to the statutory provisions as to audit shall be read before the Company in general meeting and shall be open to inspection by any member who shall be entitled to be furnished with a copy of the balance sheet (including every document required by law to be annexed thereto) and Auditors’ report in accordance with the Statutes.

Dividends and Reserves
132. The profits of the Company available for dividend and resolved to be distributed shall be applied in the payment of dividends to the members in accordance with their respective rights and priorities. Subject to the next following Article, the Company in general meeting may declare dividends but not in excess of the amount recommended by the Board.
133. No dividend shall be paid otherwise than out of profits available for distribution under the provisions of the Statutes.
134.1 All dividends shall be declared and paid according to the amounts paid up on the shares in respect whereof the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Article as paid on the share. All dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, or be entitled to dividends declared after a particular date such share shall rank for or be entitled to such dividend accordingly.
134.2 The Directors may at their discretion make provisions to enable such member and/or other person as they shall from time to time determine to receive dividends duly declared and all redemption monies in respect of redeemable shares in a currency or currencies other than sterling. For the purposes of the calculation of the amount receivable in respect of any dividend or payment of redemption monies, the rate of exchange to be used to determine the foreign currency equivalent of any sum payable as a dividend or payment of redemption monies shall be such market rate selected by the Directors as they shall consider appropriate ruling at any time between the close of business in London on the date which is the business day last preceding the date on which the Directors publicly announce their intention to recommend or pay (as the case may be) that specific dividend or (as the case may be) the redemption date in respect of such redeemable shares and the close of business on the date on which that specific dividend or redemption monies are paid.
135.1 Any general meeting declaring a dividend may upon the recommendation of the Board, direct payment or satisfaction of such dividend wholly or partly by the distribution of specific assets and in particular of fully paid up shares or debentures of any other company, and the Board shall give effect to such direction, and where any difficulty arises in regard to such distribution, the Board may settle it as it thinks expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payment shall be made to any members upon the footing of the value so fixed in order to adjust the rights of those entitled to participate in the dividend, and may vest any such specific assets in trustees upon trust for the members entitled to the dividend as may seem expedient to the Board.
135.2 The Directors may, with the sanction of an ordinary resolution of the Company, offer any holders of the Ordinary Shares the right to elect to receive Ordinary Shares credited as fully paid, in whole or in part, instead of cash in respect of such dividend or dividends (or some part to be determined by the Directors) as may be specified by the resolution. The following provisions shall apply:
(a)	the said resolution may specify a particular dividend, or may specify all or any dividends declared or to be declared or paid in respect of a specified period or periods, or for payment not later than the beginning of the annual general meeting next following the passing of such resolution or such later annual general meeting as may be specified by the resolution;

(b)	save where the Directors otherwise determine, the basis of allotment of Ordinary Shares shall be that the relevant value for each holder shall be as nearly as possible equal to (but not more than) the cash amount (exclusive of any imputed tax credit) that such holder would have received by way of the dividend forgone. For the purpose of this clause “relevant value” shall (save where the Directors otherwise determine) be calculated by reference to the average of the middle market quotations for the Company’s Ordinary Shares on The International Stock Exchange as derived from the Daily Official List for the day when the Ordinary Shares are first quoted “ex” the relevant dividend and the four immediately following business days;

(c)	the Board may notify the holders in writing of any right of election offered to them, and may send to holders at any time forms of election applicable to such right of election and/or to more than one such right of election, such forms specifying the procedure to be followed and the place at which, and the latest time or date by which, duly completed forms of election, or notices from holders amending or terminating existing elections, must be lodged in order to be effective;

(d)	subject to sub-paragraph (f) of this Article, the dividend (or that part of the dividend for which a right of election has been given) shall never become payable in cash on Ordinary Shares to the extent that the election has been duly effected (“elected shares”) and additional Ordinary Shares shall instead be allotted to the holders of the elected shares on the basis of allotment determined as aforesaid. For such purpose the Board shall appropriate, as it sees fit, out of such of the sums standing to the credit of any reserve or fund (including the profit and loss account), whether or not the same is available for distribution, as the Board may determine, a sum equal to the aggregate nominal amount of the additional Ordinary Shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to and amongst the holders of the elected shares on such basis;

(e)	the additional Ordinary Shares so allotted shall rank pari passu in all respects with the fully paid Ordinary Shares of the same class then in issue save only as regards participation in the dividend in place of which they were allotted;

(f)	no fraction of an Ordinary Share shall be allotted. The Board may make such provisions as it thinks fit for any fractional entitlements including provisions whereby, in whole or in part, the benefit thereof accrues to the Company and/or under which fractional entitlements are accrued and/or retained and in each case accumulated on behalf of any holder and such accruals or retentions are applied to the allotment by way of bonus to or cash subscription on behalf of such holder of fully paid Ordinary Shares and/or provisions whereby cash payments may be made to holders in respect of their fractional entitlements;

(g)	the Board may do all acts and things considered necessary or expedient to give effect to the allotment and issue of any Ordinary Shares in accordance with the provisions of this Article or otherwise in connection with any offer made pursuant to this Article and may authorise any person to enter, on behalf of all the holders concerned, into an agreement with the Company providing for such allotment and incidental matters and any agreement so made under such authority shall be binding on all such holders;

(h)	the Board may on any occasion decide that rights of election shall not be made available to any category of shareholders or to any shareholders in any territory where, in the absence of a registration statement or other special formalities or for any other reason, the circulation of an offer of rights of election to such shareholders or in such territory would or might be unlawful or where, in the opinion of the Board, compliance with local laws and/or regulations would be unduly onerous and in such case the provisions of this Article shall be subject to such decision;
(i)	the Board may in its discretion amend, suspend or terminate any offer which is in operation;
(j)	the power conferred under this Article and by any authority given by the holders shall not be exercised unless the Board shall then have:
(i)	sufficient authority to allot Ordinary Shares in the capital of the Company;

(ii)	sufficient reserves or funds that may be capitalised after the basis of allotment is determined, in each case to give effect to the terms of any such scheme; and

(k)	every duly elected election shall be binding on every successor in title to the elected shares (or any of them) of the holder(s) who has/have effected the same.

136.	Subject to the provisions of the Statutes and to Article 133, the Directors:

(a)	may declare and pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof;

(b)	may provide, in such manner and on, such terms as they may think fit, for the payment of any dividends (whether fixed or calculated by reference to or in accordance with a specified procedure or mechanism) on any class of shares carrying such a dividend on such dates as may be prescribed for the payment thereof (whether such dates are fixed or are determined or to be determined in accordance with a specified procedure or mechanism); and

(c)	may also from time to time declare and pay interim dividends on the shares of any class of such amount and on such dates and in respect of such periods as they think fit.
Provided the Directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.
137. The Board may set aside out of profits of the Company available for dividend and carry to reserve or reserves such sums as it may think proper, which shall, at the discretion of the Board be applicable for meeting contingencies, or for the gradual liquidation of any debt or liability of the Company, or in providing for depreciation or contingencies or for writing down the value of the assets or for equalising dividends, or for any other purpose to which the profits of the Company may properly be applied, and pending such application may, at the like discretion, either be employed in the business of the Company, or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to distribute.
138. The Board shall transfer to share premium account as required by the Statutes sums equal to the amount or value of any premiums at which any shares of the Company shall be issued. Subject to the provisions of the Statutes the provisions of these Articles relating to sums carried or standing to reserve shall be applicable to sums carried and standing to share premium account.
139. The Board may deduct from any dividend payable to any member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to shares in the Company.
140. Subject to the rights attaching to, or the terms of issue of, any shares, any dividend on shares of any class or distribution, allotment or issue to the holders of any shares of any class (whether to be paid or made pursuant to a resolution of the Company in general meeting or a resolution of the Directors or otherwise) may be paid or made to the person registered as the holder of such shares or the persons otherwise entitled thereto at the close of business on a particular date notwithstanding that it may be a date prior to that on which the dividend, distribution, allotment or issue is to be paid or made or on which any resolution relating thereto is passed and any such dividend, distribution, allotment or issue shall be paid or made to them in accordance with their respective entitlements thereto but without prejudice to the rights inter se, in respect of such dividend, distribution, allotment or issue, of any holder or former holder of any such shares.
141. The Board may pay the dividends or interest payable on shares in respect of which any person is by transmission entitled to be registered as holder to such person upon production of such certificate and evidence as would be required if such person desired to be registered as a member in respect of such shares.
142. No dividend or other monies payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to or the terms of issue of the share.
143. All dividends unclaimed for six months after having been declared may be invested or otherwise made use of by the Board for the benefit of the Company until claimed and so that the Company shall not thereby be constituted as a trustee in respect thereof. All dividends unclaimed for a period of twelve years after having been declared shall be forfeited and shall revert to the Company.
144. Any dividend or other monies payable in respect of a share, may be paid: (i) in cash; or (ii) by cheque or warrant sent through the post to the registered address of the member or person entitled thereto (or, if two or more persons are registered as joint holders of the share or entitled thereto in consequence of the death or bankruptcy of the holder, to any one of such persons) or to such person and such address as such member or person or persons may by writing direct; or (iii) may be paid by inter-bank transfer to the account of the person entitled to such payment; or (iv) by such other means as the Directors may determine or think fit including without limitation in respect of an uncertificated share by means of the relevant system (subject to the facilities and requirements of the relevant system). Where such dividend or other monies are or are to be paid by cheque or warrant, every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the shares in consequence of the death or bankruptcy of the holder may direct and payment of the cheque or warrant by the bank on which it is drawn; or, in respect of an uncertificated share, the making of payment in accordance with the facilities and requirements of the relevant system (which, if the relevant system is CREST, may include the sending by the Company or by any person on its behalf of an instruction to the Operator of the relevant system to credit the cash memorandum account of the holder or joint holders or, if permitted by the Company, of such person as the holder or joint holders may in writing direct) shall be good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the monies represented thereby. Subject to the provisions of these Articles and to the rights attaching to, or the terms of issue of, any shares, any dividend or other monies payable on or in respect of a share may be paid in such currency as the Directors may think fit or otherwise determine. If any such cheque or warrant is returned undelivered or is left uncashed on two consecutive occasions or, following one such occasion, reasonable enquiries have failed to establish any new address of the registered holder, the Company may cease sending any further cheques or warrants in respect of any dividend to such member until such time, if ever, as such member shall notify the Company of an address to which any cheque or warrant may be sent in future.
145. If several persons are registered as joint holders of any share, any one of them may give effectual receipts for any dividend or other monies payable in respect of the share.
Capitalisation of Profits
146.1 The Company may, upon the recommendation of the Board, resolve that it is desirable to capitalise any of the profits of the Company to which this Article applies and accordingly that the Board be authorised and directed to appropriate the profits so resolved to be capitalised to the members on the record date specified in the relevant resolution who would have been entitled thereto if distributed by way of dividend and in the same proportions.
146.2 Subject to any direction given by the Company, the Board shall make all appropriations and applications of the profits resolved to be capitalised by any such resolution and such profits shall be applied by the Board on behalf of the members entitled thereto, either:
(a)	in or towards paying up the amounts (if any) for the time being unpaid on any shares held by such members respectively; or

(b)	in paying up in full unissued shares, debentures or obligations of the Company of a nominal amount equal to such profits, for allotment and distribution credited as fully paid up, to and amongst such members in the proportion aforesaid; or

(c)	partly in one way and partly in the other,
provided that the only purpose to which sums standing to capital redemption reserve or share premium account shall be applied pursuant to this Article shall be the payment up in full of unissued shares to be allotted and distributed as aforesaid.
146.3 The Board shall have power after the passing of any such resolution:
(a)	to make such provisions (by the issue of fractional certificates or by payment in cash or otherwise) as it thinks fit in the case of shares, debentures or obligations becoming distributable in fractions; and

(b)	to authorise any person to enter, on behalf of all the members entitled thereto, into an agreement with the Company providing (as the case may require) either:
(i)	for the payment up by the Company on behalf of such members (by the application thereto of their respective proportions of the profits resolved to be capitalised) of the amounts, or any part of the amounts, remaining unpaid on their existing shares; or

(ii)	for the allotment to such members respectively, credited as fully paid up, of any further shares, debentures or obligations to which they may be entitled upon such capitalisation,

and any agreement made under such authority shall be effective and binding on all such members.
146.4 The profits of the Company to which this Article applies shall be any undivided profits of the Company not required for paying the fixed dividends on any preference shares or other shares issued on special conditions and shall include:
(a)	any profits arising from appreciation in capital assets (whether realised by sale or ascertained by valuation); and

(b)	any amounts for the time being standing to any reserve or reserves or to the capital redemption reserve or to share premium or other special account.
Communications
147. Any notice to be sent to or by any person pursuant to these Articles (other than a notice calling a meeting of the Board or any committee of the Board) shall be in writing.
148. Subject to Article 147 and unless otherwise provided by these Articles, the Company shall send or supply a document or information that is required or authorised to be sent or supplied to a member or any other persons by the Company by a provision of the Statutes or pursuant to these Articles or to any other rules or regulations to which the Company may be subject in such form and by such means as it may in its absolute discretion determine provided that the provisions of The Statutes which apply to sending or supplying a document or information required or authorised to be sent or supplied by the Statutes shall, the necessary changes having been made, also apply to sending or supplying any document or information required or authorised to be sent by these Articles or any other rules or regulations to which the Company may be subject.
149. Subject to Article 147 and unless otherwise provided by these Articles, a member or a person entitled by transmission to a share shall send a document or information pursuant to these Articles to the Company in such form and by such means as it may in its absolute discretion determine provided that:
(a)	the determined form and means are permitted by the Statutes for the purposes of sending and supplying a document or information of that type to a company pursuant to the provisions of the Statutes; and

(b)	unless the board otherwise permits, any applicable condition or limitation specified in the Statutes, including without limitation as to the address to which the document or information may be sent, is satisfied.
Unless otherwise provided by these Articles, or required by the board, such document or information shall be authenticated in the manner specified in the Statutes for authentication of a document or information sent in the relevant form.
150.	[Deliberately left blank].
151.	[Deliberately left blank].
152.1 In the case of joint holders of a share, any document or information shall be sent to the joint holder whose name stands first in the Register in respect of the joint holding and any document or information so sent shall be deemed for all purposes sent to all the joint holders.

152.2 A member whose registered address is not within an EEA State and who sends to the Company an address within an EEA State at which a document or information may be sent to him shall be entitled to have the document or information sent to him at that address (provided that, in the case of a document or information sent by electronic means, including without limitation, any notification required by The Statutes that the document is available on a website, the Company so agrees, which agreement the Company shall be entitled to withhold in its absolute discretion including, without limitation, in circumstances in which the Company considers that the sending of the document or information to such address using electronic means would or might infringe the laws of any other jurisdiction) but otherwise:
(a)	no such member shall be entitled to receive any document or information from the Company; and

(b)	without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.
152.3 A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the capital of the Company shall be deemed to have been sent notice of the meeting and, where requisite, of the purposes for which it was called.
152.4 The Board may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic means for the sending of notices, other documents and proxy appointments by the Company to members or persons entitled by transmission and by members or persons entitled by transmission to the Company.
152.5 A document or information may be sent or supplied by the Company to the person or persons entitled by transmission to a share by sending it in any manner the Company may choose authorised by these Articles for the sending of a document or information to a member, addressed to them by name, or by the title of representative of the deceased, or trustee of the bankrupt or by any similar description at the address (if any) in the United Kingdom as may be supplied for that purpose by or on behalf of the person or persons claiming to be so entitled. Until such an address has been supplied, a document or information may be sent in any manner in which it might have been sent if the death or bankruptcy or other event giving rise to the transmission had not occurred.
152.6 Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the Register, has been sent to a person from whom he derives his title, provided that no person who becomes entitled by transmission to a share shall be bound by any Default Notice sent under Article 11.1 to a person from whom he derives his title.
152.7 Proof that a document or information was properly addressed, prepaid and posted shall be conclusive evidence that the document or information was sent. Proof that a document or information sent or supplied by electronic means was properly addressed, shall be conclusive evidence that the document or information was sent. A document or information sent by the Company to a member by post shall be deemed to have been received:
(a)	if sent by first class post or special delivery post from an address in the United Kingdom to another address in the United Kingdom, or by a postal service similar to first class post or special delivery post from an address in another country to another address in that other country, on the day following that on which the document or information was posted;

(b)	if sent by airmail from an address in the United Kingdom to an address outside the United Kingdom, or from an address in another country to an address outside that country (including without limitation an address in the United Kingdom), on the third day following that on which the envelope containing the document or information was posted; and
(c)	in any other case, on the second day following that on which the document or information was posted.
152.8 A document or information sent or supplied by the Company to a member in electronic form shall be deemed to have been received by the member on the day following that on which the document or information was sent to the member. Such a document or information shall be deemed to have been received by the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the member.
152.9 A document or information sent or supplied by the Company to a member by means of a website shall be deemed to have been received by the member:
(a)	when the document or information was first made available on the website; or
(b)	if later, when the member is deemed by Article 152.7 or 152.8 to have received notice of the fact that the document or information was available on the website. Such a document or information shall be deemed received by the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the member.
152.10 Subject to the Statutes, if at any time the Company is unable effectively to convene a general meeting by notices sent through the post in the United Kingdom as a result of the suspension or curtailment of postal services, notice of general meeting may be sufficiently given by advertisement in the United Kingdom. Any notice given by advertisement for the purpose of this Article shall be advertised in at least one newspaper having a national circulation. If advertised in more than one newspaper, the advertisements shall appear on the same date. Such notice shall be deemed to have been sent to all persons who are entitled to have notice of meetings sent to them on the day when the advertisement appears. In any such case, the Company shall send confirmatory copies of the notice by post, if at least seven days before the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.
Winding Up
153. If the Company shall be wound up, the liquidator may, with the sanction of a special resolution of the contributories, divide amongst the contributories in specie the whole or any part of the assets of the Company and may, for that purpose value any assets and determine how the division shall be carried out as between the contributories or different classes of contributories. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator with the like sanction shall think fit.
154. The power of sale of a liquidator shall include a power to sell wholly or partially for shares or stock or for the debentures, debenture stock or other obligations of another company, either then already constituted, or about to be constituted, for the purpose of carrying out the sale.
Indemnity
155.1 Subject to the provisions of the Statutes, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every director or other officer of the Company (other than any person (whether an officer or not) engaged by the Company as auditor) shall be indemnified out of the assets of the Company against any liability incurred by him for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company, provided that this Article shall be deemed not to provide for, or entitle any such person to, indemnification to the extent that it would cause this Article, or any element of it, to be treated as void under the Act or otherwise under the Statutes.
155.2 Without prejudice to the provision of Article 155(1), the Directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees of the Company, or any company in which the Company has an interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or any such other company, or who are or were at any time trustees of any retirement benefits scheme or employee benefits trust in which employees of the Company or any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or retirement benefits scheme or employee benefits trust.
Discovery
156. No member or meeting of members shall be entitled to discovery of or any information respecting any detail of the Company’s operations or trading or any matter which may be or is in the nature of a trade secret, or which may relate to the conduct of the business of the Company, which in the opinion of the Board it would not be expedient in the interests of the members to communicate.
Destruction of Documents
157. The Company shall be entitled to destroy all instruments of transfer of shares which have been registered at any time after the expiration of six years from the date of registration thereof and all dividend mandates and notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation thereof and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and every other document herein before mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:
(a)	the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(b)	nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article;
(c)	references herein to the destruction of any document include references to the disposal thereof in any manner.
Untraced Shareholders
158.1 If in the period of twelve years prior to the date of publication of the advertisements referred to below (or, if published on different dates, the first thereof) at least three dividends have become payable in respect of any class of shares of the Company and all warrants and cheques in respect of the shares in question have remained uncashed during that period, the Company may sell for the best price reasonably obtainable the shares of that member or of a person entitled to such shares by virtue of transmission on death, bankruptcy, mental disorder, operation of law or any other event in such manner as the Board thinks fit provided that:
(a)	the Company shall, as soon as practicable after expiry of the said period of twelve years, have given notice by advertisement in a national daily newspaper and a newspaper circulating in the area of the address at which service of notices upon such member or person entitled to such shares may be effected in accordance with these Articles of its intention to sell such shares; and
(b)	the Company has not, during the further period of three months after the date of the advertisements (or, if published on different dates the later thereof) and prior to the exercise of the power of sale, received any communication from the member or a person entitled to such shares by virtue of transmission on death or bankruptcy or otherwise.
158.2 To give effect to any such sale the Board may:
(a)	where the shares are held in certificated form, authorise any person to execute as transferor an instrument of transfer of the shares to be sold to, or in accordance with the directions of, the purchaser and such instrument of transfer shall be as effective as if it had been executed by the registered holder of, or person entitled by transmission to, such shares; or
(b)	where the shares are held in uncertificated form, do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer.
The transferee shall be entered in the Register as the holder of the shares comprised in any such transfer (notwithstanding that no certificate representing the shares shall be produced), and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.
158.3 The net proceeds of sale, after payment of the costs thereof, shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Board may from time to time think fit.

FIVE SHILLINGS — COMPANIES' REGISTRATION — 02

Certificate of the Incorporation of a Company.

COMPANIES' REGISTRATION OFFICE 25 JUL. 1902

DIEU ET MON DROIT

I hereby Certify that ~~the~~

S. Pearson & Son Limited

was Incorporated under the Companies' Acts, 1862 to 1893.

as a Limited Company, on the Twelfth day of August

One Thousand eight hundred and ninety seven.

Given under my hand at London, this Twenty-fifth day of July

One thousand nine hundred and two.

J. Barber

Assistant Registrar of Joint Stock Companies.

Companies' Act, 1862, sec. 174.

CERTIFICATE OF INCORPORATION
ON RE-REGISTRATION AS A PUBLIC COMPANY
No. 53723
          I hereby certify that S. PEARSON & SON plc has this day been re-registered under the Companies Acts 1948 to 1980 as a public company, and that the company is limited. Dated at Cardiff the 26TH JUNE 1981
Assistant Registrar of Companies
C455

CERTIFICATE OF INCORPORATION
ON CHANGE OF NAME
No. 53723
     I hereby certify that S. PEARSON & SON plc having by special resolution changed its name, is now incorporated under the name of PEARSON plc Given under my hand at the Companies Registration Office, Cardiff the 1ST JUNE 1984

D.G.BLACKSTOCK an authorised officer
[ILLEGIBLE]

Index To Articles of Association

	Article	Page
Accounts, records of	126	37
records of, where kept	127	37
copies of, to be sent to members	129	37
inspection of	127	37
to be submitted in accordance with the Statutes	128	37
Administrators of deceased Members	38	11
Allotment of shares	7.1-7.4	4
Alternate Directors	98, 115-120, 155.1	28,33-34, 45
Appointment of Directors	77-80	22-23
Auditors, appointment	130	37
Report	131	37

Bankruptcy, rights of person entitled to shares in	39	11
consequence of	39-41	11-12
Borrowing, Board’s powers	90.1-90.8	24-27
definitions related to	90.3-90.4	25-26
Brokerage on shares	8	5

Calls on shares, Board may make from time to time	14	8
date of call	15	8
differentiation on	19	9
forfeiture of shares, for non-payment of	25-27	9-10
in arrears	69	20
interest on unpaid calls	17	8
joint holders jointly and severally liable	16	8
made when resolution passed	15	8
monies may be paid up in advance and interest paid thereon	20	9
notice to be given	14	8
procedure to recover money due on calls	25	9
sums deemed to be	18	8
Capital of Company
conversion of shares into stock and vice versa	42	13
rights may be varied	4-5	4
Capitalisation of profits	146.1-146.4	42-43
Certificates	12-13	8
charges for	12.1	8
lost or destroyed, new may be issued	13	8
may be delivered to any one of joint holders	12.2	8
one to every member	12.1	8
to be sealed, but need not be signed	124.2	36
Chairman of a meeting	57-64	17-18
acting as	58	17
adjourn meetings, right to	59.1	17
adjourned meetings, determination of	57	17
Declaration of result of vote on a show of hands	60	18
poll, consequence of demand	64	18
poll, on election of chairman	63	18
poll, procedure and effect of	62	18
poll, right to demand	60	18
qualification of vote, decision as to	70	20

	Article	Page
Commission on shares	8	5
Communications,
accidental omission of, not to invalidate resolution	54.1	15
deemed receipt of notice	152.3	44
during disruption of services	152.10	45
includes website notification	152.9	45
methods of Company sending notice	148	43
methods of member etc. sending notice	149	43
proof of sending/when notices etc. deemed sent by post	152.7	44
registered address outside EEA	152.2	43
terms and conditions for electronic communications	152.4	44
to joint holders	152.1	43
to persons entitled by transmission	152.5	44
transferees etc. bound by prior notice	152.6	44
website publication by Company	152.2	43
when notice required to be in writing; use of electronic communications	152.2	43
when notices etc. deemed sent by electronic communication	152.8	45
Conversion of shares into stock and vice versa	42	13

Debentures, etc may be issued	90.1	24
Default notices	11.1-11.4	6-7
Definitions	2	1
Directors
acts valid notwithstanding defect in appointment	98	28
Alternate	115-120	33-34
appointment of	77, 79	22,23
appointment of, by separate resolution	79	23
Chairman and Deputy Chairman, appointment of	93	27
Chairman entitled to take chair at general meetings	58	17
Chairman to have no casting vote	91.1	27
Committees, powers may be delegated to	96	28
Company may fill vacancies at general meeting	78	23
continuing Directors may act in case of Vacancy	78	23
contracts, interest in to be disclosed	101.1	29
contracts, not disqualified from entering into with Company	101.1	29
contracts, power to vote on	101.2	30
defect in appointment of	98	28
delegation of powers	96	28
disqualification of	100	29
election by general meeting	106	31
Executive	108, 110-112	31,32
Expenses	114.4	33
indemnified against losses, indemnity insurance etc	155.1-155.2	45-46
interests	120.A-120.G	34-35
Managing	108-109, 111-112	31-32
may appoint attorneys	87	24
may appoint local Boards and delegate powers	85	23
may provide for local management	85	23
meetings, a Director may at any time convene	91.2	27
meetings, Board may fix a quorum	92	27

	Article	Page
meetings, competency to exercise powers	95	28
meetings, Directors may meet as they think fit	91.1	27
meetings, notice of	91.3	27
meetings, proceedings at	91-98A	27-29
meetings, quorum	92	27
no person other than retiring Director eligible for election without notice or Directors’ recommendation	80	23
non-executive	114.1-114.3	32-33
number of	76	22
office, when vacated	104	31
pensions and other benefits determined by the Board	86.1-86.2	23-24
power to determine manner of endorsement of cheques	89	24
power to make additional appointments	77	22
powers of	84-89.1	23-24
powers, general powers of Company vested in Directors	84	23
proceedings	91-98A	27-29
qualification of	81	23
removal of	107	31
remuneration of non-executive Directors	114.2	32
remuneration for special services by non-executive Directors	114.3	33
report to be submitted in accordance with the Statutes	128-129	37
Resolutions of	94	28
Retirement of	103-106	31
vacancy may be filled by Directors	77	22
voting by, with regard to interest in contracts	101.2	30
voting by	101.2-101.5	30-31
voting powers conferred by shares of a subsidiary	102.2	31
Discovery	156	46
Dividends, interim, Board may pay	136	40
in currency other than sterling	134.2	38
from profits	132	37
joint holders	145	41
may be paid in specie or satisfied by allotment or ordinary shares if authorised by general meeting	135.1-135.2	38
may cease to be sent	144	41
method of payment	144	41
no dividends shall bear interest against Company	142	41
no larger than Board recommends	132	37
on shares in proportion to amount paid up	134.1	37
paid to registered holder or entitled to be registered as a holder	140-141	40-41
Production of evidence of entitlement	141	41
Reserves	137	40
subject to Statutes	133	37
Unclaimed	143	41
when may be retained	21,41,139	9, 12, 40
Documents, discovery	156	46
power of Company to destroy	157	46

Executive and Managing Directors	108-112	31-32

Forfeiture, Board may accept surrender of shares liable to	30	10
day and place, etc, to be named in notice	26	10
forfeited shares	28	10

	Article	Page
forfeiture may be cancelled	28	10
if notice not complied with shares may be forfeited	27	10
member liable to pay call notwithstanding	29	10
notice, form of	26	10
notice requiring payment of money due	25	9
statutory declaration conclusive evidence	31	10

General and class meetings	50-64	14-18
Accidental omission of notice of	54.1	15
adjournment of	57.1-57.2,59.1	17
Annual	50	14
business of annual	55	16
chairman of	58	17
change of time/place of	54.6	16
may be convened by Board or by requisition	51.1	14
notice of	52-54.7	15-16
other than annual	50	14
period of notice	52	15
proceedings at	55-64	16-18
Provisions relating to class meetings	51.2	14
Quorum	56	17
satellite meeting place	54.2-54.3	15
time and place	53	15
venue not being a satellite meeting place	54.4-54.5	15-16
voting at	60-64	18

Indemnity	155.1-155.2	45-46
Instalments of a call, failure to pay	25	9
Interpretation of provisions relating to stock	45	14

Liability of members, limited	3	4
Lien, application of proceeds of sale	24	9
Board may exempt any share from these provisions	21	9
Company has first lien on shares not fully paid up, and on dividends	21	9
Company may sell shares to enforce lien	22	9
effect of sale	23	9
name of purchaser shall be entered in Register	23	9
Liquidation	153-154	45
Local management	85	23

Managing Director and Executive Directors	108-112	31-32
appointment of	108	31
power such as Board thinks fit	112	32
remuneration to be fixed by Board	111	32
resignation and removal of	109-110	32
Minutes of Board meetings	99	29

Pensions, establishment by Board	86.1	23
Poll, demand of not to prevent dealing with other business	64	18
how to be demanded	60	18
on adjournment or election of chairman	63	18
result of	62	18
to be taken as Chairman directs	62	18
Powers of attorney	74,87	20, 24

	Article	Page
Powers of Board	84-89.1	23-24
President	113.1, 113.2	32
Proceedings, at general meetings	55-64	16-18
of Board	91.1-98	27-29
Proxies	65.1-66, 68-69,	19, 20-22
	72.1-75.6
Purchase of Company’s shares	9	5

Quorum, at Board meetings	92	27
at general meetings	56	17
at meetings of classes of shares	51.2	14

Redeemable shares	49	14
Registers	125.1-125.2	36
Retirement and removal of Directors	103-107	31
Reserves	137	40
Rights of Members, variation of	4-5	4
Seal, affixing of	124.1-124.2	36
Secretary	121, 123	35-36
Deputy	122	36
if a Director is	123	36
Securities Seal, shares warrants, issued under	41(A)	12
Share certificates	12.1-13	8
Share premium account	138	40
Share warrant, provisions applying to	41(A)	12
Shares, allotment by Board	7.1-7.4	4-5
commissions	8	5
Company may purchase its own	9	5
conversion into stock and vice versa	42	13
different classes of	4	4
new issues of, not a variation of rights attaching to existing shares	6	4
redeemable	49	14
transfer and transmission of	32-41	10-12
trusts not recognised	10	5
Uncertificated	11.5-11.7	7
Stock, conversion into	42	13
manner of transfer	43	13
provisions of these Articles applicable to,	45	14
Stockholders, same privileges as shareholders	44	13

‘Table A’ shall not apply	1	1
Transfer and Transmission	32-41	10-12
absolute discretion of Board to refuse to register	34	11
Board may refuse to register in certain other cases	35	11
form of transfer	32	10
instrument of transfer of shares to be executed by or on behalf of	33	11
transferor and (in the case of partly paid shares) transferee
legal personal representatives of deceased, survivors of joint	38	11
holders only persons recognised by Company
notice of refusal to register transfer	36	11
of shares of deceased or bankrupt Member	39	11
transferor holder until transferee on Register	33	11

	Article	Page
Transfer Office, definition	2	3
share warrants, deposited at	41(A)	12
Transmission of shares	38-41(A)	11-13
Trusts not to be recognised	10	5

Untraced shareholders	158.1-158.3	47

Variation of rights	4-5	4
Votes of Members	65.1-75.6	19-22
by a corporation	67, 75.4, 75.6	19, 22
amendments proposed to resolutions	59.2	17
appointment of a proxy	72.1-75.3	20-22
chairman’s declaration as to result of votes is final	70	20
evidence of passing resolutions	61	18
members under incapacity	68	19
no member entitled to vote whilst call due, etc.	69	20
no right to vote in case of a Default Notice	11.2	6
objection to qualification	70	20
one vote for each share, at a poll	65.1	19
personally or by proxy	65.1	19
right to vote on show of hands and on a poll	65.1, 71	19, 20
vote by proxy	65.2, 75.3, 75.6	19, 21, 22
where joint holders	66	19

Winding up	153-154	45

Exhibit B

PEARSON plc
EMPLOYEE STOCK PURCHASE PLAN
     1. Purpose. The purpose of the Pearson plc Employee Stock Purchase Plan (the “Plan”), as adopted by the Board of Directors of the Company (the “Board”) and subsequently approved by the shareholders of Pearson plc (the “Company”) on May 12, 2000, is to encourage and facilitate the ownership of ordinary shares of the Company by eligible employees of the Company’s U.S. Subsidiaries. The Board believes that employee participation in ownership will be to the mutual benefit of the employees and the Company. This amendment and restatement of the Plan, effective July 1, 2010, amends the treatment of a Participant’s Stock Purchase Account in the event of the Participant’s voluntary withdrawal from the Plan and conforms the Plan’s terms to current administrative practice. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423 of the Code.
     2. Definitions. Terms not otherwise defined herein shall have the meaning set forth below:
     “Code” means the Internal Revenue Code of 1986, as amended, and the rulings issued and regulations promulgated thereunder.
     “Committee” means the Administrative Committee for the Benefit Plans of Pearson Inc., or its successor.
     “Compensation” means, with respect to any paycheck, either (i) the portion thereof representing the gross remuneration paid for services rendered, or (ii) the portion thereof representing base salary or regular wages, as determined by the Committee.
     “Eligible Employee” means an Employee who is employed on an Offering Date; provided that such Employee customarily works (i) more than 20 hours per week and (ii) at least five months during a calendar year.
     “Employee” means each individual who is an employee of a U.S. Subsidiary for purposes of federal tax withholding; provided, however, that the term Employee shall not include any individual (i) who for purposes of Section 423(b)(3) of the Code, is deemed to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, or (ii) who is on an approved leave of absence that has exceeded 90 days and whose right to reemployment is not guaranteed either by statute or by contract.
     “Market Value” means the last sales price of a Share or, if unavailable, the average of the closing bid and asked prices per Share at the end of regular trading on such date (or, if there was no trading or quotation in the Shares on such date, on the next preceding date on which there was trading or quotation) as provided by the United States national securities exchange or interdealer quotation system on which the Shares are listed or quoted.
     “Offering” means each separate offering of Shares under the Plan that occurs during each Offering Period.
     “Offering Date” means the date on which each Offering Period is to commence, as determined by the Committee; provided, however, that no Offering Period shall commence prior to the time the Shares are listed for trading on a United States national securities exchange or interdealer quotation system.
     “Offering Period” means a period of such duration as determined by the Committee; provided, however, that the duration of an Offering Period shall not exceed (i) 27 months, where the Purchase Price is set by reference to the lower of the Market Price on the Offering Date or the Purchase Date, or (ii) five years, where the Purchase Price is set solely by reference to the Market Price on the Purchase Date. Offering Periods may run consecutively or may overlap, as determined by the Committee.
     “Participant” means each Eligible Employee who elects to participate in the Plan.
     “Purchase Agreement” means the document prescribed by the Committee pursuant to which an Eligible Employee has enrolled to be a Participant for an Offering Period.
     “Purchase Date” means the last day of each Offering Period, and such interim dates, as determined by the Committee, on which Shares are purchased pursuant to the Plan.
     “Purchase Price” shall mean the price at which a Share shall be purchased on each Purchase Date, the method for determining which shall be set in advance of each Offering by the Committee; provided, however, that the Purchase Price shall not be less than 85% of the Market Value on the (i) Offering Date, or (ii) Purchase Date, whichever is lower.
     “Share” means an ordinary share of the Company, that, at the election of the Committee, may be in the form of an American Depository Receipt (“ADR”) representing an ordinary share.
     “Stock Purchase Account” means a noninterest bearing bookkeeping entry established by the Company or a U.S. Subsidiary, which shall record all amounts deducted from a Participant’s Compensation or otherwise contributed by the Participant for the purpose of purchasing Shares for such Participant under the Plan, reduced by all amounts applied to the purchase of Shares for such Participant under the Plan. Neither the Company nor any U.S. Subsidiary shall be required to segregate or set aside any amounts so deducted or contributed, and such bookkeeping entry shall not represent an interest in any assets of the Company or a U.S. Subsidiary. All deducted or contributed amounts shall remain part of the general assets of the Company or a U.S. Subsidiary until they are applied to purchase Shares under the Plan, and until such time may be used for any corporate purpose.

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     “U.S. Subsidiary” shall mean a corporation incorporated in any state of the United States that is described in Section 424(f) of the Code with respect to the Company and that has, with the permission of the Board or the Committee, adopted the Plan.
     3. Administration.
     (a) The Plan shall be administered by the Committee which shall have the authority and power to adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan. In administering the Plan, the Committee shall ensure that all Eligible Employees have the same rights and privileges, to the extent required under Section 423(b)(5) of the Code. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its U.S. Subsidiaries, Participants, and any person claiming any rights under the Plan from or through any Participant, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. The Committee may delegate to officers or employees of the Company or its U.S. Subsidiaries the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.
     (b) Each member of the Committee shall be entitled, in good faith, to rely or act upon any report or other information furnished to him by any officer or other employee of the Company, its U.S. Subsidiaries, the Company’s independent certified public accountants or any consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, or any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.
     4. Eligibility and Participation.
     (a) During each Offering, each Eligible Employee shall be eligible to participate in the Plan.
     (b) Each Eligible Employee may elect to participate in an Offering by completing a Purchase Agreement at such time and in such form as determined by the Committee.
     (c) Unless otherwise determined by the Committee, the purchase of Shares under the Plan shall be funded solely through payroll deductions on an after-tax basis accumulated during the Offering Period. In a Purchase Agreement, an Eligible Employee shall designate the amount of Compensation to be deducted from each paycheck, subject to such maximum limit as may be set by the Committee on a uniform basis. Such payroll deductions shall be credited to the Participant’s Stock Purchase Account, and shall accumulate without interest thereon. Increases or decreases to a Participant’s rate of payroll deduction during an Offering Period may be

3

permitted in the discretion of the Committee, based on uniform rules to be established by the Committee.
     (d) Any Participant may voluntarily withdraw from the Plan by filing a notice of withdrawal with the Committee at such time in advance as the Committee may specify. In the event of such a withdrawal, the amount, if any, standing to the credit of the Participant in his Stock Purchase Account shall be used to purchase Shares on the next Purchase Date in accordance with Section 5.
     (e) If a Participant ceases to be employed by the Company or a U.S. Subsidiary during an Offering Period for any reason (including, without limitation, the Participant’s death or retirement), participation in the Plan shall cease and the entire amount, if any, standing to the Participant’s credit in his Stock Purchase Account shall be returned to him or his legal representative (without interest). To the extent provided by the Committee, if a Participant remains employed by the Company or a U.S. Subsidiary, but ceases to be an Eligible Employee, he may continue to participate in the Plan through the end of the Offering Period in which such cessation occurs, but may participate thereafter only if he again becomes an Eligible Employee.
     5. Purchase of Shares. Subject to Section 6, on any Purchase Date, there shall be purchased on behalf of each Participant that number of Shares which equals the amount then credited to each Participant’s Stock Purchase Account divided by the Purchase Price (rounded down to the nearest whole Share). Any amounts not so applied (i.e., that would result in a fractional Share) shall remain in the Participant’s Stock Purchase Account.
     6. Limitations.
     (a) The aggregate number of Shares that may be purchased under the Plan shall not exceed 30 million. Shares delivered to a Participant upon purchase may, at the Company’s discretion, either be newly issued directly from the Company from its authorized but unissued Shares or acquired by open market purchase on behalf of the Participant; provided, however, that notwithstanding the first sentence of this Section 6(a), the maximum number of Shares that may be newly issued pursuant to the Plan on any given date shall not exceed (x) minus (y), where (x) equals 10% of the total outstanding Shares on such date, and (y) equals the number of Shares newly issued under the Plan and each other share incentive or option plan approved by the Company within the ten years preceding such date, plus the number of Shares placed under all awards outstanding on such date under the Plan or any such other plan which may lead to a new issue of Shares.
     (b) The aggregate number of Shares that may be purchased by any Participant with respect to any one Offering Period shall not exceed 25,000.
     (c) No Eligible Employee shall be granted the right to purchase Shares that would exceed the limitation set forth in Section 423(b)(8) of the Code.

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In order to satisfy the foregoing limitations, the Committee shall have the right to (i) decrease or suspend a Participant’s payroll deductions, (ii) not apply all or any portion of a Participant’s Stock Purchase Account toward the purchase of Shares, and (iii) repurchase Shares previously purchased by a Participant at the Purchase Price paid by the Participant. To the extent that the Committee exercises its rights under the foregoing sentence, any such method shall be applied on a uniform basis.
     7. Restrictions on Shares. Shares purchased by a Participant shall, for all purposes, be deemed to have been issued at the close of business on the relevant Purchase Date. Prior to that time, none of the rights or privileges of a stockholder of the Company shall inure to the Participant with respect to such Shares. All Shares purchased under the Plan shall be delivered by the Company in a manner as determined by the Committee and may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares acquired in the market on a Participant’s behalf. The Committee shall have the authority to determine the restrictions, if any, to which Shares shall be subject (including lock-ups and other transfer restrictions), and may condition the delivery of the Shares upon the execution by the Participant of any agreement providing for such restrictions and/or require that the Shares be held in a brokerage or custodial account established with a broker or other custodian selected by the Committee in order to enforce such restrictions.
     8. Adjustments.
     (a) In the event that the Committee shall determine that any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Shares or other securities, stock dividend or other special, large and non-recurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in a manner consistent with such transaction as it may deem equitable, adjust any or all of (i) the limitations on the number of Shares that may be purchased under Sections 6(a) and (b), (ii) the kind of Shares reserved for purchase under the Plan, and (iii) the calculation of the Purchase Price.
     (b) If the Shares shall cease for any reason to be listed on any nationally recognized stock exchange or quotation system in the United States, any Offering hereunder shall thereupon terminate, and the balance then standing to the credit of each Participant in his Stock Purchase Account shall be returned to him (without interest).
     9. General Provisions.
     (a) Compliance With Laws and Obligations. The Company shall not be obligated to issue or deliver Shares under the Plan in a transaction subject to the requirements of any applicable securities law, any requirement under any listing agreement between the Company and any national securities exchange or interdealer quotation system or any other law, regulation or contractual obligation of the Company until the Company is satisfied that such laws, regulations,

5

and other obligations of the Company have been complied with in full. Certificates representing Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.
     (b) Nonalienation. The right to purchase Shares under the Plan is personal to the Participant, is exercisable only by the Participant during his lifetime except as hereinafter set forth, and may not be assigned or otherwise transferred by the Participant. Notwithstanding the foregoing, there shall be delivered to the executor, administrator or other personal representative of a deceased Participant such Shares and such residual balance as may remain in the Participant’s Stock Purchase Account as of the date the Participant’s death occurs. However, such representative shall be bound by the terms and conditions of the Plan as if such representative were a Participant.
     (c) Taxes. The Company or any U.S. Subsidiary shall be entitled to require any Participant to remit, through payroll withholding or otherwise, any tax that it determines it is so obligated to collect with respect to the purchase or subsequent sale of Shares, and the Committee shall institute such mechanisms as shall insure the collection of such taxes. If Shares acquired with respect to an Offering are sold or otherwise disposed of within two years after the Offering Date or within one year after the Purchase Date, the holder of the Shares immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require in order to secure any deduction then available against the Company’s or any other corporation’s taxable income. The Committee may impose such procedures as it determines may be necessary to ensure that such notification is made (e.g., by requiring that Shares be held in a brokerage or custodial account established with a broker or other custodian selected by the Committee).
     (d) No Right to Continued Employment or Service. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee, director or other person the right to be retained in the employ or service of the Company or any U.S. Subsidiary, nor shall it interfere in any way with the right of the Company or any U.S. Subsidiary to terminate any Employee’s employment or other person’s service at any time or with the right of the Board or stockholders to remove any director.
     (e) Changes to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if (i) such stockholder approval is required by any law or regulation or the rules of any stock exchange or interdealer quotation system on which the Shares may then be listed or quoted, (ii) such action will alter the basic structure of the Plan and results in a material benefit to current or future Participants (other than alterations which benefit the administration of the Plan, are required to conform to changes in legislation, or are necessary to obtain or maintain favorable tax, accounting or regulatory treatment for Participants, the Company or any U.S. Subsidiary), or (iii) the Board, in its

6

discretion, otherwise determines to submit other such changes to the Plan to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to any Shares previously purchased by the Participant. Notwithstanding the foregoing, the Committee may adopt amendments to the Plan; provided, that any such amendment does not materially increase the cost of the Plan to the Company. Upon termination of the Plan, any amounts then credited to a Participant’s Stock Purchase Account shall be returned to the Participant (without interest).
     (f) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor any submission of the Plan or amendments thereto to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options or purchase rights otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
     (g) Governing Law. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

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Exhibit C

PEARSON PLC
Personnel Committee
EXTRACT from the
Minutes of a Meeting of the Committee
held at 3 Burlington Gardens, London, W1X 1LE
on Friday, 3 March 2000
1.	Employee Share Plans: Chairman’s Circular

The Committee reviewed the extract from the Chairman’s circular to shareholders and agreed that shareholder approval should be sought on the basis set out in the circular. The Committee asked for clarification in the wording on the All Employee Share Ownership Plan to make it clear that shareholder approval is being requested for a plan which follows the tenets of the UK government’s proposed draft legislation.

Exhibit D

PEARSON plc
EXTRACT from the
Minutes of the Annual General Meeting of the Company
held at The Queen Elizabeth II Conference Centre,
Broad Sanctuary, Westminster, London SW1P 3EE
on Friday, 12 May 2000 at 12 noon
12.	The Pearson Employee Stock Purchase Plan

The Chairman proposed as an ordinary resolution:

THAT the Pearson Employee Stock Purchase Plan, the principal terms of which are summarised in paragraph F of the circular to shareholders of the company dated 4 April 2000, be and it is hereby approved, and the directors be and are hereby authorised to do all such acts and things as they may consider necessary or expedient to carry the same into effect.

The resolution was put to the meeting and declared carried as an ordinary resolution.

Exhibit E

Pearson plc
EXTRACT from the
Minutes of a Meeting of the Standing Committee of the Board
(appointed by a resolution of the Board passed on 8/9 October 2009)
held at 80 Strand London WC2R 0RL
on Tuesday, 9 December 2010
111/10	Amendments to the rules of the US Employee Stock Purchase Plan (ESPP)

It was noted that Bob Arthur has recommended that the rules of the ESPP be amended in an effort to ensure continued smooth operation of the Plan. A marked up copy of the amended plan rules is attached as ‘Schedule 1’ to these minutes. The main purpose for these amendments is as follows:

1: In cases where employees voluntarily elect to withdraw from the plan (other than in connection with an employee’s termination of employment for any reason), any money already contributed will go toward the purchase of stock. Under the current rules, this money is refunded to the employee and the Company wants to discourage people from using the plan as a savings vehicle as opposed to a stock purchase plan.

2: The maximum amount an employee can contribute to the plan is to be changed from $1,000 per month to $6,000 per 6 month purchase period. This is being done in order to accommodate a pending change in the regular pay cycle for many employees from semi-monthly to bi-weekly.

3: Additional minor amendments are to be made as follows in order to facilitate more efficient administration and bring the plan in line with current market practice.
•	Specifying that the amounts in a participant’s stock purchase account do not earn interest.

•	Enabling the Committee to adopt amendments which do not materially increase the cost of operating the plan.

•	Enabling the Committee to approve participation of additional subsidiary companies in the Plan.
After due and careful consideration IT WAS RESOLVED THAT, the rules of the ESPP be amended as per the document attached as ‘Schedule 1’ to these minutes.

Exhibit F

PEARSON PLC

The Pearson Annual Bonus Share Matching Plan

Approved by resolution of the general meeting
on April 25th 2008

PEARSON ANNUAL BONUS SHARE MATCHING PLAN
RULES
The Pearson Annual Bonus Share Matching Plan is intended to facilitate the retention of executives of the Group and to align the interests of such employees with those of shareholders generally by enabling them to invest an amount equal to 50% of their Annual Bonus (on an after-tax basis), in the purchase of Shares which must be retained for a period of three years under the terms of the Plan.
Provided the Participant has remained an employee of the Group and retained the Shares for the three-year period and a performance condition has been satisfied, the Shares will be released to the Participant together with a number of additional Shares.
1. Definitions
1.1 In these Rules, unless the context otherwise requires, the following expressions shall have the following meanings respectively:
Annual Bonus means the bonus paid or payable to an Executive in respect of any Financial Year under any annual bonus plan from time to time operated by any member of the Group;
Auditors means the auditors of the Company for the time being;
Award means a right to receive Invested Shares and the Matching Award linked to those Invested Shares;
Board means the board of directors of the Company;
Committee means the Personnel Committee of the Board or another appropriate committee of the Board;
Company means Pearson plc;
Control has the meaning given to it by section 955 of the Income Tax Act 2007;
Dividend Shares means additional shares awarded to a Participant in respect of his Matching Award in accordance with rule 2.12 below;
Employees’ Share Scheme has the meaning given by section 743 of the Companies Act 1985 (or, from 6 April 2008, section 1166 of the Companies Act 2006);
Executive means any employee or executive director of any member of the Group whose terms of service require him to devote substantially the whole of his working time to the businesses of the Group;
Financial Year means a financial year of the Company within the meaning of section 742 of the Companies Act 1985 (or, from 6 April 2008, section 390 of the Companies Act 2006);

Grant Date means the date on which a Matching Award is granted under Rule 2.8;
Grant Letter means the notification to a Participant setting out the terms of an Award;
Group shall mean the Company and its Subsidiaries, and member of the Group shall be construed accordingly;
Invested Shares means Shares referred to in Rule 2.1 which are designated as Invested Shares for the purposes of the Plan;
London Stock Exchange means London Stock Exchange plc;
Market Value means, in relation to Shares on any day, for so long as such shares are listed on the London Stock Exchange, its middle-market quotation as derived from the Daily Official List of the London Stock Exchange and otherwise shall mean their market value as defined by section 272 of the Taxation of Chargeable Gains Act 1992;
Matching Award means an Award referred to in Rule 2.8;
Participant means any individual to whom an Award has been granted (including, where the context permits, the legal personal representatives of a deceased Participant);
Performance Period means, in respect of any Matching Award, the period of three years commencing on the first day of the Financial Year in which the Grant Date falls;
Plan means the Pearson Annual Bonus Share Matching Plan as set out in these Rules;
Relevant Limit means the amount determined by the Committee which the Executive may invest in the acquisition of Shares under Rule 2.1 which shall not exceed 50% of the Executive’s Annual Bonus for the relevant Financial Year after deduction of income tax at the Participant’s marginal rate and any employee’s social security contributions provided that if an Executive has validly elected under applicable law to defer payment of income tax and/or social security contributions on the amount of Annual Bonus, the Relevant Limit shall, unless the Committee determines otherwise, be determined on the assumption that no such deferral election had been made;
Retention Period shall mean the period specified in Rule 6.2;
Shares means fully paid ordinary shares in the capital of the Company (or any other shares representing those shares following any reorganisation of the share capital of the Company);
Subsidiary means any company which is a subsidiary of the Company within the meaning of section 736 of the Companies Act 1985 (or, from 6 April 2008, section 1159 of the Companies Act 2006);
the Secretary means the Secretary of the Company, or some other person nominated by the Committee; and

Trust shall mean any appropriate employee benefit trust established by the Company or any member of the Group from time to time for the benefit of employees of the Group.
1.2 References to any statute or statutory instrument or to any part or parts thereof include any modification, amendment or re-enactment thereof for the time being in force.
1.3 Words of the masculine gender shall include the feminine and vice versa and words in the singular shall include the plural and vice versa unless in either case the context otherwise requires.
2. Form of Awards
Invested Shares
2.1 The Committee may at any time invite an Executive to participate in the Plan and to elect to invest up to the Relevant Limit in Shares. The Shares so acquired will be designated as Invested Shares for the purposes of the Plan.
2.2 The Participant shall comply with such arrangements as the Company and their Brokers and/or the trustee of the Trust shall specify to ensure that the Company’s Brokers and/or the Trust has sufficient monies available to acquire the necessary Shares at the appropriate time.
2.3 Any acquisition of Shares pursuant to Rule 2.1 shall be of such whole number of Shares as can be purchased with the cash amount which the Participant has elected to apply at the best price reasonably obtainable on the London Stock Exchange on the day of purchase.
2.4 For the purposes of Rule 2.3 any acquisition of Shares shall be made at such times as the Committee may in its absolute discretion decide unless any acquisition would be prohibited by law or the Model Code for Securities Transactions by Directors of Listed Companies (or the Company’s dealing rules), and the Committee may consult with the Company’s Brokers and the Secretary on the timing of purchases after such prohibition ceases.
2.5 Any sum remaining from the amount made available by the Participant under Rule 2.2 following the acquisition of Invested Shares pursuant to Rule 2.4 on his behalf shall be retained by the Committee for the purpose of making future Awards under this Annual Bonus Share Matching Plan.
2.6 A Participant’s Invested Shares will normally be registered in the name of the Participant (or any other person approved by the Company) and the Company will normally require the certificates relating to those Shares to be deposited with the Secretary throughout the Retention Period. Alternatively, the trustee of the Trust may hold a Participant’s Invested Shares as bare trustee for the Participant throughout the Retention Period.

2.7 For the avoidance of doubt the Participant (or any other person approved by the Company for the purposes of Rule 2.6) shall have the beneficial interest in his Invested Shares during the Retention Period and shall be entitled to receive all dividends payable in respect of his Invested Shares and shall have all the rights therein commonly enjoyed by a beneficial owner of Shares.
Matching Award
2.8 The Committee shall grant a Matching Award to an Executive who has elected to acquire Invested Shares and such Matching Award shall be treated as related to such Invested Shares. A Matching Award may be granted to a Participant at any time unless the making of the Award would be prohibited by law or the Model Code for Securities Transactions by Directors of Listed Companies (or the Company’s dealing rules). If such prohibition remains in force after the date on which any Matching Award would have been granted but for such prohibition, the Matching Award shall be granted immediately following the date on which the prohibition ceases.
2.9 The Matching Award shall entitle the Participant to acquire such maximum number of Shares, subject to these Rules, having a total Market Value at the Grant Date equal to the amount (before deduction of tax at the Participant’s marginal rate and any employee’s social security contributions) elected by the Participant to be used to acquire Invested Shares.
2.10 Except as otherwise provided in these Rules, the Shares which the Participant may acquire under the Matching Award will only be released to the Participant at the end of the Retention Period if and to the extent that the performance condition in Rule 7.1 has been satisfied.
2.11 The Participant shall not have any voting or dividend rights (or other beneficial interest) in respect of Shares under a Matching Award prior to its vesting.
Dividend Shares
2.12 In addition to any Shares to which a Participant becomes entitled in relation to a Matching Award in accordance with the rules of this Plan, the Participant shall be awarded, at the end of the Retention Period, such number of Dividend Shares as is equal to the number of Shares which could have been purchased if each dividend (grossed up, where relevant, for any associated tax credit) paid on the Matching Award prior to the end of the Retention Period had been reinvested in additional Shares on the date of payment of each such dividend. The number of Dividend Shares shall be calculated on a cumulative basis, so that (for calculation purposes only, and without an interest in Shares arising prior to the end of the Retention Period) Dividend Shares shall be notionally attributed to Shares as at each individual payment date.

3. Invitation and Election to Participate in the Plan
3.1 Any invitation issued by the Committee under Rule 2.1 shall be in such form as the Committee may from time to time prescribe.
3.2 An Executive may elect to participate in the Plan by signing and returning to the Committee a notice of election in such form as the Committee may from time to time prescribe.
4. A Participant’s Rights in Respect of his Awards
4.1 No consideration shall be given for the grant of an Award which shall be evidenced by a Grant Letter in such form as the Committee shall from time to time prescribe and which shall be executed as a deed or under such procedure as ensures that legally enforceable rights are created.
4.2 The Company shall procure that there are sufficient Shares available at the end of the Retention Period for issue or transfer to satisfy an Award.
4.3 Nothing in these Rules or in a Participant’s contract of employment shall be construed as giving to any Participant a right to be considered for participation in the Plan.
4.4 Neither an Award nor the Shares that are the subject of an Award shall be pensionable for any purpose.
4.5 Except as otherwise permitted in these Rules, neither an Award nor the Shares that are the subject of an Award shall be capable of being transferred, assigned, sold, pledged, charged or otherwise disposed of during the Retention Period.
5. Release of Invested Shares
5.1 Save as otherwise permitted by these Rules, a Participant’s Invested Shares shall not be released to him until the end of the Retention Period and such release shall be made as soon as reasonably practicable after such date or, if such release would be prohibited by law or the Model Code for Securities Transactions by Directors of Listed Companies (or the Company’s dealing rules) at that time, such release may be made within such period, not exceeding one month, immediately following the date on which such prohibition ceases, as the Committee may determine.
6. Release and Lapse of Matching Awards and Dividend Shares
6.1 Save as otherwise permitted by these Rules, a Participant shall have no entitlement to the Shares comprised in his Matching Award and Dividend Shares unless:
(a)	the performance condition in Rule 7 is satisfied;

(b)	the Participant retains beneficial ownership of all the Invested Shares to which the Matching Award relates throughout the Retention Period; and

(c)	the Participant remains an employee of any member of the Group until the end of the Retention Period.
6.2 The Retention Period in relation to a Participant’s Awards shall (unless foreshortened pursuant to Rules 8 and 9) be the period commencing on the Grant Date and ending on the third anniversary of the Grant Date.
6.3 In the event that the performance condition in Rule 7 is satisfied, the Participant shall become entitled to the release of his Matching Award. Where the relevant Shares are to be released they shall be released within one month after the end of the Retention Period or, if such release would be prohibited by law or the Model Code for Securities Transactions by Directors of Listed Companies (or the Company’s dealing Rules) at that time, such release may be made within such period, not exceeding one month, immediately following the date on which such prohibition ceases, as the Committee may determine.
6.4 On the transfer to the Participant of the Shares under a Matching Award in accordance with these rules, the Committee shall also arrange the transfer to the Participant of the Dividend Shares to which the Participant is entitled in relation to such Award under rule 2.12.
6.5 Save as otherwise permitted by these Rules, in the event that the performance condition in Rule 7 is not satisfied, a Participant’s Matching Award and entitlement to Dividend Shares shall automatically lapse.
6.6 Any transfer, assignment, sale, pledge, charge or other disposal of a Participant’s Invested Shares shall result in the automatic lapse of the related Matching Award.
7. Performance Condition for Matching Awards
7.1 Save as otherwise permitted by these Rules, the Matching Award set out in rule 2.9 shall be released to a Participant to the extent that the Company’s adjusted earnings per share (comparing the adjusted earnings per share stated in the Company’s accounts for the Financial Year ended prior to the Grant Date with that for the Financial Year ending three years later) increase in real terms over the period. Real growth is calculated by reference to the UK Retail Prices Index (All Items). The steps in the calculation are:
(i)	adjust the end year earnings per share for the change in the Retail Prices Index by dividing by the end year December Retail Prices Index and multiplying by the base year December Retail Prices Index;

(ii)	calculate the compound annual growth rate required over the period to increase the base year earnings per share to the end year earnings per share adjusted for the change in the Retail Prices Index as calculated in accordance with rule 7.1 (i);

(iii)	compare the compound annual growth rate as calculated in rule 7.1 (ii) with compound annual growth rates set out in the vesting schedule set out in rule 7.2.

Performance Test	Example I	Example II
Base year December Retail Prices Index	178.5	178.5
End year December Retail Prices Index	194.1	194.1
Base year earnings per share	25.3p	25.3p
End year earnings per share	28.5p	34.1p
End year earnings per share adjusted for Retail Prices Index	26.2p	31.3p
Compound annual growth from base year earnings per share to end year earnings per share adjusted for Retail Prices Index*	1.2%	7.4%

*	calculated as the Nth root of the end year earnings per share adjusted for Retail Prices Index divided by the base year earnings per share, minus one expressed as a percentage, where N is the number of years in the performance period. In Microsoft Excel, where A is the base year Retail Prices Index, B is the end year Retail Prices Index, X is the base year earnings per share, Y is the end year earnings per share, the formula is:
(((Y*A/B)/X)^(1/3)-1)*100
7.2 Half the maximum Matching Award set out in rule 2.9 will be released if the company’s adjusted earnings per share increase in real terms by 3% per annum compound over the Performance Period. The maximum Matching Award will be released if the company’s adjusted earnings per share increase in real terms by 5% per annum compound over the same period. For real growth in adjusted earnings per share of between 3% and 5% per annum compound, the proportion of the maximum Matching Award that will be released will be calculated according to a straight-line sliding scale.

Real compound annual
EPS growth	Proportion of maximum matching award released
Less than 3%	0%
3%	50%
Between 3% and 5%	50% + 50% * ((Real compound annual EPS growth – 3%)/2%)
5% or more	100%
7.3 The Committee may impose a different performance condition to the condition in Rule 7.1 and 7.2 in respect of different Awards and in respect of Awards granted in different Financial Years. Any reference in these Rules to the condition in Rule 7.1 and 7.2 shall include any such different condition.
8 Cessation of Employment
8.1 If a Participant ceases to be an employee of a member of the Group by reason of:
(a)	death, injury, disability, ill-health or redundancy (as determined by the Committee); or

(b)	his or her employing company or business ceasing to be part of the Group; or

(c)	any reason other than one stated in this Rule 8.1, which the Committee so decides in its absolute discretion the Participant’s Invested Shares and the related Matching Award shall continue to be subject to the provisions of the Plan (as though the Participant had remained in employment) until the end of the Retention Period.
8.2 Where Rule 8.1 applies:
(a)	the Participant’s Invested Shares shall be released to him within one month after the end of the Retention Period;

(b)	the related Matching Award and any Dividend Shares shall be released to him within one month after the end of the Retention Period subject to satisfaction of Rule 7.1 and 7.2 provided that the number of Shares subject to the Matching Award which shall be released shall be multiplied by the fraction A/B (where A is that part of the Performance Period from the start of the Performance Period until the Participant’s cessation of employment (measured in complete months) and B is 36);

(c)	if the Committee determines in its absolute discretion that exceptional circumstances apply, the Committee may exercise its discretion to release the Participant’s Invested Shares, and such number of Matching Shares and any Dividend Shares as the Committee considers appropriate having regard to the fraction in (b) above, prior to the end of the Retention Period; and

(d)	if the Participant ceases to be an employee of the Group the Committee may, in its absolute discretion, disapply or alter the fraction in (b) above to release a greater number of Matching Shares and any Dividend Shares if it considers that the Participant’s contribution to the business of the Group would not otherwise be fully recognised.
8.3 Where rule 8.1 and 8.2 applies in the case of US Participants in the Plan the Retention Period will end and the Participant’s Invested Shares and Matching Award will be released no later than two and a half months from the end of the Performance Period.
8.4 If a Participant ceases to be an employee of a member of the Group for any reason other than one stated in Rule 8.1 above, the Participant’s Invested Shares shall be released to him as soon as practicable after the cessation of employment but any Matching Award granted to him shall automatically lapse.
8.5 If any release of Shares under this Rule 8 would be prohibited by law or the Model Code for Securities Transactions by Directors of Listed Companies (or the Company’s dealing Rules) at that time, such release may be made within such period, not exceeding one month, immediately following the date on which such prohibition ceases, as the Committee may determine.

9. Change of Control, Scheme of Arrangement, Winding up
9.1 If at any time:
(a)	any person (either alone or together with any person acting in concert with him) obtains Control of the Company as a result of making an offer (whether by way of a general offer or otherwise) to acquire the whole of the issued share capital of the Company or all of the Shares (other than any Shares already owned by him and/or any person acting in concert with him) which was either unconditional or was made on a condition such that if it was satisfied, the person making the offer would have Control of the Company;

(b)	subject to Rule 9.3, any person obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under section 425 of the Companies Act 1985 (or, from 6 April 2008, under section 895 of the Companies Act 2006); or

(c)	a resolution for the voluntary winding up of the Company is passed the performance condition referred to in Rule 7 applying to a Participant’s Matching Award shall be tested as at such date prior to the change of Control as the Committee concludes that the condition can appropriately be applied. The number of Shares subject to a Participant’s Matching Award to be released to a Participant will be determined accordingly. This number of Shares shall then be multiplied by the fraction A/B (where A is that part of the Performance Period from the start of the Performance Period until the date of the relevant event (measured in complete months) and B is 36) SAVE THAT the Committee may, in its absolute discretion, modify the number of Shares which shall vest under the Matching Award if it considers that the performance condition would have been met to a greater or lesser extent at the end of the Performance Period. The Committee may also at its absolute discretion in appropriate circumstances (but not so as to result in an unjustifiably large vesting level) disapply or alter the fraction stated above to release a greater number of Shares if it considers that the contribution of the Participant to the creation of shareholder value during the Performance Period would not otherwise be properly recognised.
9.2 The Participant’s Invested Shares and the number of Shares subject to the Matching Award and the Dividend Shares to which the Participant is entitled shall be released to the Participant as soon as practicable after the change of Control.
9.3 For the avoidance of doubt in the event of a change of Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under section 425 of the Companies Act 1985 (or, from 6 April 2008, under section 895 of the Companies Act 2006) where the purpose and effect of the compromise or arrangement is to create a new holding company for the Company, such company having substantially the same Shareholders and proportionate shareholdings as those of the Company immediately prior to the compromise or arrangement, a Participant’s Invested Shares and Matching Award will not be released early and the Matching

Award shall continue, subject to the performance condition in Rule 7, to the end of the Retention Period.
10 Adjustments
10.1 In the event of any capitalisation issue, rights issue or sub-division or consolidation of or other variation in the share capital of the Company (including a demerger or special dividend):
(a)	a Participant shall, in respect of his Invested Shares, be treated in the same manner as any other Shareholders, save that (unless the Board determines otherwise):
(i)	in the event of a rights issue in respect of Shares,
(A)	subject to (B) below, the Participant shall be required to sell sufficient rights nil-paid (at such time during the rights issue as the Board thinks fit) as will enable the Participant to acquire with the proceeds of sale the remainder of his rights entitlement;

(B)	the Participant may elect to take up in a personal capacity the rights that would have been sold (and any resulting Shares shall not be subject to this Plan) subject to the Participant providing sufficient funds to give effect to his obligation under the first part of paragraph (i)(A);
(ii)	in the event of receipt of cash (other than dividends paid in the normal course) or securities (other than Shares) in respect of Shares (on a demerger or other reorganisation of the Shares of the Company), the Participant shall be required to apply that cash (or the proceeds of sale of such securities), after allowing for tax thereon and expenses of sale, in the purchase of further Shares; and
(iii)	the Participant shall deposit with the Secretary or trustee of the Trust (as the Board shall require) for the remainder of the Retention Period the certificates in respect of Shares or other securities received in connection with the relevant event; and
(b)	the number of Shares the subject of a Participant’s Matching Award shall be adjusted in such manner as the Committee, in its absolute discretion, thinks fit.
11. Limit on unissued shares
11.1 Subject to Rule 11.2, no Matching Award shall be granted under the Plan to the extent that the result of that grant would be that:
(a)	the aggregate number of Shares that could be issued on the realisation of that Matching Award and any other Matching Award granted at the same time, when added to the number of shares that:

(i)	could be issued on the realisation of any subsisting awards or options granted during the preceding ten years under the Plan or any other Employees’ Share Scheme established by the Company; and
(ii)	have been issued on the realisation of any Awards or options granted during the preceding ten years under the Plan or any other Employees’ Share Scheme established by the Company, would exceed 10 per cent of the ordinary share capital of the Company for the time being in issue.

(b)	the aggregate number of Shares that could be issued on the realisation of that Matching Award and any other Matching Award granted at the same time, when added to the number of Shares that:
(i)	could be issued on the realisation of any subsisting awards or options granted during the preceding ten years under the Plan or any other Discretionary Share Plan established by the Company; and

(ii)	have been issued on the realisation of any Awards or options granted during the preceding ten years under the Plan or any other Discretionary Share Plan established by the Company, would exceed 5 per cent of the ordinary share capital of the Company for the time being in issue.
11.2 Reference in this Rule 11 to the issue of Shares shall, for the avoidance of doubt, mean the issue and allotment (but not transfer) of Shares and shall include treasury Shares so issued.
11.3 In determining the above limits no account shall be taken of any Shares attributable to an Award which was released, lapsed or otherwise became incapable of exercise.
11.4 No Shares shall be issued for the purpose of acquiring Invested Shares.
12. Administration
12.1 The rights and obligations of any Participant under the terms of his office or employment shall not be affected by his participation in the Plan. Each Participant shall be deemed to waive all and any rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights hereunder as a result of such termination or from the loss or diminution in value of such rights or entitlements.
12.2 All share certificates and other communications relating to the Plan shall be sent at the Participant’s risk.

12.3 Shares shall be released to a Participant by the Secretary delivering to a Participant or his personal representatives the certificate(s) in relation to a Participant’s Shares, or if the Shares are held by the trustee of the Trust, by the trustee transferring such Shares to the Participant or his personal representatives.
12.4 Any liability of a Participant to taxation or social security contributions in respect of an Award shall be for the account of the relevant Participant, and the release of any Shares the subject of a Participant’s Award or the exercise of any such Award shall be conditional on the Participant complying with any arrangements specified by the Company or the trustee of the Trust for the payment of taxation and any social security contributions (including, without limitation, the sale of sufficient Shares to enable the Company or the trustee or any employing company in the Group to satisfy its obligations in respect of deduction of taxation and employee’s social security contributions at source).
12.5 Notwithstanding any other provision of the Plan, the Committee may establish appendices to the Plan for the purpose of granting Awards to Executives who are or may become primarily liable to tax outside the United Kingdom on their remuneration, subject to such modifications as may be necessary or desirable to take account of overseas tax, exchange control, securities laws or other applicable laws provided that any Shares made available under such appendices shall count towards the limit set out in Rule 11. In addition, the Committee may apply a notional or standardised rate of income tax and/or social security contributions for the purposes of determining the after-tax Relevant Limit applicable to such an Executive.
13. General
13.1 The Committee may amend any of the provisions of the Plan in any way it thinks fit, provided that:
(a)	the Committee shall not make any amendment that would materially prejudice the interests of existing Participants except with the prior consent or sanction of Participants who, if they realised their Awards in full, would thereby become entitled to not less than three-quarters of all the Shares which would fall to be allotted or transferred upon realisation in full of all outstanding Awards; and
(b)	no amendment which in the reasonable opinion of the Committee is to the advantage of Executives or Participants may be made to:
(i)	the definition of Executive in Rule 1.1;

(ii)	the limitations on the numbers of Shares subject to the Plan;

(iii)	the maximum entitlement of an Executive under the Plan;

(iv)	the basis for determining a Participant’s entitlement to Shares under the Plan;

(v)	the terms of Shares to be provided under the Plan;

(vi)	the adjustment provisions of the Plan;
without the prior approval of the Company in general meeting except (aa) in the case of minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or any member of the Group, or (bb) as otherwise permitted under these Rules; and

(c)	without prejudice to any provision of the Plan which provides for the lapse of an Award, the Committee may not cancel an Award unless the Participant agrees in writing to such cancellation.
13.2 The Plan shall constitute an Employees’ Share Scheme so that financial assistance provided by the Company or its Subsidiaries for those purposes shall be lawful by reason of section 153(4)(b) of the Companies Act 1985 (or, from 1 October 2009, by reason of section 682(2)(b) of the Companies Act 2006).
13.3 The Company shall bear all dealing costs and stamp duty relating to the purchase of Shares under this Annual Bonus Share Matching Plan.
13.4 No Award may be made more than ten years after the approval of the Plan by the Shareholders in general meeting. Termination of the Plan shall be without prejudice to the existing rights of Participants.
13.5 These Rules shall be governed by and construed in accordance with English law. All disputes arising out of or in connection with the Rules shall be subject to the exclusive jurisdiction of the courts of England and Wales.

Exhibit G

PEARSON PLC
Personnel Committee
EXTRACT from the
Minutes of Meetings of the Committee
held at Pearson plc, 80 Strand, London, WC2R ORL
on Monday 25th and Friday 29th February 2008
8.    Renewal of Annual Bonus Share Matching Plan
        The Committee:
a)	reviewed and approved the responses to the issues raised through the consultation with shareholders on the renewal of Pearson’s annual bonus share matching plan in 2008;

b)	agreed the proposal to amend the performance target and vesting arrangements from 100% vesting for 3% per annum real earnings per share growth over 3 years to a sliding scale of 50% to 100% vesting for 3% to 5% per annum real earnings per share growth over 3 years;

c)	reviewed and approved the draft circular to shareholders setting out the proposals;

d)	agreed that, subject to shareholder approval, the new plan be rolled-out after the Annual General Meeting on April 25th for bonuses paid in March 2008 in respect of 2007 performance; and

e)	agreed to delegate responsibility to the Standing Committee to ratify and make the matching awards in due course.

1

Exhibit H

PEARSON plc
EXTRACT from the
Minutes of the Annual General Meeting of the Company
held at The Queen Elizabeth II Conference Centre,
Broad Sanctuary, Westminster, London SW1P 3EE
on Friday, 25 April 2008
15.	Renewal of the Pearson Annual Bonus Share Matching Plan

IT WAS RESOLVED as an ordinary resolution

THAT, the Annual Bonus Share Matching Plan (the Plan), the principal terms of which are summarised in the Appendix to the circular to shareholders dated 20 March 2008, be and is hereby approved and adopted, and the directors be and are hereby authorised to do all such acts and things as they may consider necessary or expedient to carry the Plan into effect.

Exhibit I

THE PEARSON LONG-TERM INCENTIVE PLAN
(as amended 14 December 2006)

THE PEARSON LONG-TERM INCENTIVE PLAN
(as amended 14 December 2006)
Preamble
The Long-Term Incentive Plan has two elements:
•	the Restricted Stock element. This involves the grant of conditional rights to receive Shares. The vesting of such grants may, but need not, be subject to a corporate performance target.

•	the Stock Option element. This involves the grant of options to acquire Shares, normally provided that the Participant remains an employee of a member of the Group until the Option Vesting Date and, in the case of executive directors, subject to the satisfaction of a corporate performance target; and
Definitions
1.1 In this Plan, unless the context otherwise requires, the following words and expressions shall have the following meanings, namely:
Adoption Date means the date of the adoption of the Plan by the Company in general meeting (21 April 2006);
ADSs means American Depositary Shares representing Shares;
Award means a right to acquire Shares under the rules of this Plan, comprising either Stock Option and/or Restricted Stock elements;
the Committee means the personnel committee of the board of directors of the Company, or other duly authorised committee thereof;
the Company means Pearson plc;
Control has the meaning given to that word by section 840 of the Income and Corporation Taxes Act 1988;
Date of Grant means the date on which an Award is granted;
Dealing Day means any day on which the London Stock Exchange is open for business;
Discretionary Share Plan means an Employees’ Share Scheme in which participation is solely at the discretion of the Committee;
Dividend Shares means additional shares awarded to a Participant in respect of his Vesting Shares in accordance with rule 7.1 below;

Employees’ Share Scheme has the meaning given by section 743 of the Companies Act 1985;
Executive means any employee or executive director of any member of the Group;
Grant Period means any day (other than a day on which dealings in Shares are prohibited under the Model Code for Dealing in Securities) on which the Committee considers it appropriate to grant Awards;
the Group means the Company and the Subsidiaries and member of the Group shall be construed accordingly;
ITEPA means the Income Tax (Earnings and Pensions) Act 2003;
Option Exercise Price means the price per Share (expressed in sterling or US dollars) payable on the exercise of a Stock Option as determined by the Committee (subject to adjustment under rule 11) being not less than the Share Price on the Date of Grant (provided that, in the case of any Stock Option under which Shares are to be issued, the Option Exercise Price shall also not be less than the nominal value of a Share);
Option Period means, in relation to an Option or Option Tranche, the period commencing on the Option Vesting Date and expiring on the tenth anniversary of the Date of Grant;
Option Tranche means each tranche of Shares comprised in a Stock Option, becoming exercisable in the manner described in rule 5.3 and 5.4;
Option Vesting Date means the date specified by the Committee at the Date of Grant as the date on which a Stock Option, or each tranche thereof where granted as Option Tranches, normally becomes exercisable;
Participant means any individual who holds a subsisting Award (including, where the context permits, the legal personal representatives of a deceased Participant);
Performance Period means the period over which any performance condition attaching to an Award must be satisfied;
Phantom Stock means a right to a cash payment determined by reference to the value of a Share granted under rule 6.6 of the Plan;
the Plan means this Plan as amended from time to time;
Restricted Stock means a conditional right granted under the Plan to receive Shares without payment;
Restricted Stock Vesting Date means:
(a)	where the Restricted Stock is subject to a performance condition (unless the Committee specifies otherwise at its Date of Grant), the third anniversary of the Date of Grant of the Restricted Stock (or, if later, the date of publication of the final set of accounts of the Company which are relevant to the determination of the applicable performance condition); and

(b)	where the Restricted Stock is not subject to a performance condition, the date on which the Restricted Stock is expressed to vest (as specified by the Committee).
Specified Age means age 55 for the purposes of paragraph 35A of Schedule 4 to ITEPA;
Stock Option means a right granted under the Plan to subscribe for or purchase Shares at the Option Exercise Price;
Share Price means:
(a)	in relation to a Share on any Dealing Day, the middle market quotation for a Share as derived from the Daily Official List of The London Stock Exchange; and

(b)	in relation to an ADS on any Dealing Day, the closing price for an ADS on the New York Stock Exchange.
Shares means fully paid and irredeemable ordinary shares of 25p each in the capital of the Company or shares representing those shares following any reorganisation of the share capital of the Company (and, where the context requires, shall include the equivalent thereof in ADSs);
Stock Appreciation Right means a stock appreciation right granted under rule 5.7 of the Plan;
Subsidiary means any subsidiary of the Company within the meaning of section 736 of the Companies Act 1985 over which the Company has Control;
Treasury Shares means Shares held in accordance with sections 162A-G of the Companies Act 1985;
Trustee means the trustee from time to time of the Pearson plc Employee Share Ownership Trust or such other trust as the Company shall specify from time to time; and
Vesting Shares means that number of Shares under a Participant’s Restricted Stock Award which vest in accordance with the rules of the Plan.
1.2 Where the context permits the singular shall include the plural and vice versa. Headings shall be ignored in construing the Plan.
1.3 References to any act shall include any statutory modification, amendment or re-enactment thereof.

Grant of Awards
2.1 The Committee may, during a Grant Period, grant Awards to Executives selected by the Committee in its absolute discretion. For the avoidance of doubt, no Executive shall have the right or expectation to participate in the Plan in any year.
2.2 Each Award shall comprise such Restricted Stock or Stock Options or a combination of both Restricted Stock and Stock Options in such proportions as the Committee thinks fit in its absolute discretion.
2.3 The grant of an Award and/or the delivery of Shares upon exercise or vesting thereof shall be conditional on the Executive agreeing to comply with any arrangements specified by the Company for the payment of taxation and social security contributions (including without limitation the right to sell on his or her behalf sufficient Shares to satisfy any taxation or social security contributions liability on his or her part for which any member of the Group may be liable) in respect of an Award.
2.4 On granting Awards, the Company shall enter into a deed poll or take such other steps as are necessary to evidence their legal enforceability. As soon as practicable after the Date of Grant, the Committee shall procure the issue to such Executive of a letter in respect of an Award together with access to website information, or such other information as the Company shall make available, summarising the key terms of the Award.
2.5 Any Executive to whom an Award is granted may, by notice in writing to the Company given within 30 days after the Date of Grant, renounce in whole or in part his or her rights under the Award. In such a case, the Award shall, to the extent renounced, be treated as never having been granted and (if already issued) the relevant certificate(s) shall be returned to the Company for cancellation or amendment. No consideration shall be payable by the Company for any such renunciation.
2.6 No Award shall be granted under the Plan later than the fifth anniversary of the Adoption Date.
2.7 Every Award granted hereunder shall be personal to the Participant and, except to the extent necessary to enable a personal representative to exercise the Award following the death of a Participant, neither the Award nor the benefit thereof may be transferred, assigned, charged or otherwise alienated. Any transfer of an Award otherwise than as permitted under this rule 2.7 shall cause the Award to lapse.
Plan Limits
3.1 Awards may be satisfied using existing issued Shares, Treasury Shares or new Shares issued to the Participant at the time of exercise or to the Trustee.
3.2 To the extent that Awards are to be satisfied using existing issued Shares, the Company shall provide (and shall procure, where appropriate, that any member of the Group which employs Participants shall provide) sufficient monies to enable the

Trustee to acquire sufficient Shares to satisfy all such Awards. Such monies shall be provided to the Trustee no later than the date on which the relevant Award vests or becomes exercisable.

3.3 No Award to subscribe for Shares shall be granted under the Plan to the extent that the result of that grant would be that:
(a)	the aggregate number of Shares that could be issued on vesting or exercise of that Award and any other Awards granted at the same time, when added to the number of shares that:
(i)	could be issued on the vesting or exercise of any subsisting Awards granted during the preceding ten years under the Plan or any other Employees’ Share Scheme established by the Company; and

(ii)	have been issued on the vesting or exercise of any Awards granted during the preceding ten years under the Plan or any other Employees’ Share Scheme established by the Company, would exceed 10 per cent of the ordinary share capital of the Company for the time being in issue.

(b)	the aggregate number of Shares that could be issued on vesting or exercise of that Award and any other Awards granted at the same time, when added to the number of Shares that:
(i)	could be issued on the vesting or exercise of any subsisting Awards granted during the preceding ten years under the Plan or any other Discretionary Share Plan established by the Company; and

(ii)	have been issued on the vesting or exercise of any Awards granted during the preceding ten years under the Plan or any other Discretionary Share Plan established by the Company, would exceed 5 per cent of the ordinary share capital of the Company for the time being in issue.
3.4 Reference in this rule 3 to the issue of Shares shall, for the avoidance of doubt, mean the issue and allotment (but not transfer) of Shares and shall include Treasury Shares so issued.
3.5 For the purposes of this rule 3, to the extent that a Stock Appreciation Right (granted under rule 5.7) relates to Shares that could be issued, the number of Shares to be taken into account shall be the number of Shares over which the Stock Appreciation Right is granted and not the number actually delivered to the Participant on exercise of the Stock Appreciation Right.
Individual Limits
4.1 Prior to granting Awards, the Committee’s independent expert advisers shall calculate and provide to the Committee details of the expected value of the Awards. Such calculation shall take account of the terms of the Awards including the probability that any performance conditions to which the Awards are subject will be met.

4.2 The number of Shares comprised in Awards granted to any Executive shall be based on the valuation mechanism described in this rule 4. The Committee shall, in respect of each Executive, set an expected value for his or her Awards on that occasion, and the aggregate value of the Awards shall not exceed that expected value. The maximum expected value of Awards for executive directors will have regard to the Committee’s assessment of market practice for long term incentives and overall remuneration. The Committee shall also have regard to the face value of Awards and their potential value should the performance conditions to which they are subject are met.
Specific Provisions relating to Stock Options
5.1 At the time of granting Stock Options, the Committee shall specify the Option Vesting Date applicable to the Stock Option, or otherwise specify that the Stock Option is granted in Option Tranches (in which case rules 5.3 and 5.4 will apply). The Committee shall also specify at the Date of Grant such other conditions as it determines shall be applicable to the Stock Option.
5.2 In the case of Stock Options granted to executive directors of any member of the Group, a demanding performance condition must be satisfied prior to the exercise of the Stock Options. Such conditions shall:
(a)	be determined by the Committee prior to the grant of the Stock Options;

(b)	be subject to a minimum of a three year Performance Period commencing with the Date of Grant or such other date as shall be specified by the Committee at the time of grant;
5.3 Where the Committee determines to grant Stock Options in Option Tranches, such Stock Options will, unless otherwise permitted in these rules, only become exercisable on the following dates:
(a)	as to the First Option Tranche, on the first anniversary of the Date of Grant;

(b)	as to the Second Option Tranche, on the second anniversary of the Date of Grant;

(c)	as to the Third Option Tranche, on the third anniversary of the Date of Grant; and

(d)	as to the Final Option Tranche, on the fourth anniversary of the Date of Grant provided that the Final Option Tranche shall lapse in the event that the First, Second or Third Option Tranches have been exercised under this rule prior to the fourth anniversary of the Date of Grant.

5.4 Notwithstanding rule 5.3, the Committee may, if it thinks fit, grant Stock Options in Option Tranches that become exercisable on different anniversaries to those stated in rule 5.3. In that event:
(a)	the earliest date on which an Option Tranche shall become exercisable shall be the first anniversary of the Date of Grant;

(b)	the Stock Option shall not become exercisable in full before the third anniversary of the Date of Grant; and

(c)	such part of the Stock Option as the Committee shall specify shall lapse if any Option Tranche is exercised before the third anniversary of the Date of Grant (or such later anniversary as the Committee shall specify). Such part of the Stock Option which lapses shall be treated as the Final Option Tranche for the purposes of these rules.
5.5 A Participant may exercise a Stock Option in whole or in part by giving notice in writing to the Company in the form prescribed by the Company specifying the Stock Option being exercised on that occasion, the number of Shares in respect of which the Option (or Option Tranche thereof) is being exercised and enclosing or arranging to provide cash payment in full of the aggregate Option Exercise Price in respect of those Shares. If the Stock Option is exercised in respect of some only of the Shares comprised in a Stock Option, the Company shall procure the issue of a certificate to the Participant in respect of the balance or call in the original certificate for endorsement.
5.6 Notwithstanding any other provision in these rules, a Stock Option shall lapse automatically on the earliest of:
(a)	the expiry of the Option Period;

(b)	the Participant ceasing to be an employee of a member of the Group (save as provided in rule 8);

(c)	any of the dates specified in rule 10; and

(d)	the Participant being declared bankrupt or entering into any general composition with or for the benefit of his or her creditors.
5.7 Where the Committee determines that it is appropriate, it may grant Stock Appreciation Rights in the place of Stock Options. Where Stock Appreciation Rights are so granted, all references to “Stock Option” in the rules of this Plan shall be treated as references to “Stock Appreciation Rights”. The terms of the Stock Appreciation Right shall be determined by the Committee prior to grant.

Specific Provisions relating to Restricted Stock
6.1 Restricted Stock consists of a conditional right to receive a number of Shares on the terms referred to in these rules.
6.2 Where a Restricted Stock Award is subject to a performance condition the number of Shares that vest (the Vesting Shares) shall be determined by the extent to which an objective performance measure is satisfied by the Restricted Stock Vesting Date. The performance condition applicable to a Restricted Stock Award shall be determined by the Committee prior to the grant of the Restricted Stock Award and shall be specified by the Committee at the Date of Grant.
6.3 The Committee may grant Restricted Stock which is not subject to a performance condition, in order to achieve retention or recruitment objectives. The Restricted Stock Vesting Date (which shall not be earlier than the first anniversary of the Date of Grant), and such other conditions as the Committee thinks fit, shall be specified by the Committee at the Date of Grant.
6.4 Following the vesting of a Restricted Stock Award, the Vesting Shares shall be delivered to a Participant as soon as practicable thereafter.
6.5 Where the delivery of Shares under the Plan would be prohibited by law or the Model Code for Securities Transactions by Directors of Listed Companies (or the Company’s dealing rules), the Shares shall be delivered to the Participant as soon as practicable after the prohibition has ceased to apply.
6.6 Where the Committee determines that it is appropriate, it may grant Awards of Phantom Stock in the place of Restricted Stock. Where Phantom Stock Awards are so granted, all references to “Restricted Stock” in the rules of this Plan shall be treated as references to “Phantom Stock”. Any Dividend Shares which accrue in respect of Phantom Stock shall also be satisfied in cash. The terms of the Phantom Stock shall be determined by the Committee prior to grant.
Dividend Shares
7.1 In addition to any Vesting Shares to which a Participant becomes entitled in relation to a Restricted Stock Award in accordance with the rules of this Plan, the Participant shall be awarded, with effect from the Restricted Stock Vesting Date, such number of Dividend Shares as is equal to the number of Shares which could have been purchased if each dividend (grossed up, where relevant, for any associated tax credit) paid on the Vesting Shares prior to the Restricted Stock Vesting Date had been reinvested in additional Shares on the date of payment of each such dividend. The number of Dividend Shares shall be calculated on a cumulative basis, so that (for calculation purposes only, and without an interest in Shares arising prior to the Restricted Stock Vesting Date) Dividend Shares shall be notionally attributed to Vesting Shares as at each individual payment date.
7.2 On the transfer to the Participant of the Vesting Shares under an Award in accordance with these rules, the Committee shall also arrange the transfer to the

Participant of the Dividend Shares to which the Participant is entitled in relation to such Award under rule 7.1.
Cessation of Employment — Stock Options and Restricted Stock
8.1 Save as otherwise provided in these rules, an Award shall lapse automatically on the Participant ceasing to be an employee of a member of the Group.
8.2 Where a Participant ceases to be an employee of a member of the Group by reason of:
(a)	injury, disability, ill-health or redundancy (as determined by the Committee);

(b)	his or her employing company or business ceasing to be part of the Group; or

(c)	any other reason if the Committee so decides in its absolute discretion then the following provisions shall apply:
(i)	subject to the provisions of rule 8.3 below, any Restricted Stock which is subject to a performance condition and which has not already vested or lapsed in accordance with these rules shall remain in force subject to the performance condition as if the Participant had not ceased employment. The Restricted Stock shall vest on the Restricted Stock Vesting Date (if and to the extent that the relevant performance conditions are met);

(ii)	subject to the provisions of rule 8.3 below, any Restricted Stock which is not subject to a performance condition, and which has not already vested or lapsed in accordance with these rules, shall vest on cessation of employment;

(iii)	any Stock Option which is subject to a performance condition (at the date the Participant ceases employment) shall continue subject to the performance condition as if the Participant had not ceased employment. The Stock Option shall become exercisable (if and to the extent that the relevant performance conditions are met) for a period of six months from the original Option Vesting Date at the end of which period the Stock Option will lapse; and

(iv)	any Stock Option which is not subject to a performance condition (whether or not it is already exercisable at the date the Participant ceases employment) may be exercised at any time within the period of six months following cessation of employment and will then lapse.
8.3 In determining the number of Shares which vest under a Restricted Stock Award for the purposes of rules 8.2(i) and (ii), the following shall apply:
the number of Shares over which the Restricted Stock Award vests shall be multiplied by the fraction A/B where A is the number of complete months from the Date of Grant to the Participant’s leaving date, and B is the number of complete months from the Date of Grant to the relevant Restricted Stock Vesting Date. However, the Committee may in its absolute discretion determine that the Participant’s entitlement should not be scaled down or should be scaled down in part only (the extent of scaling down being determined by the Committee in its absolute discretion).
8.4 For the purposes of rules 8.1 and 8.2 a female Participant shall not be treated as ceasing to be an employee of a member of the Group if absent from work wholly or partly because of pregnancy until she ceases to be entitled to exercise a right to return to work.

Death of Participant or other exceptional circumstances — Stock Options and Restricted Stock
9. If a Participant dies while in service (or at any time after leaving service when he or she holds an Award at the time of his or her death) or in the event that the Committee determines that there are exceptional circumstances that apply to the Participant’s cessation of employment, the Committee shall determine in its absolute discretion what proportion (if any) of an Award may be exercised or shall vest early and the time at which or within which it may be exercised by him or her or by his or her legal personal representatives. For the avoidance of doubt, an Award exercisable under this rule may lapse at an earlier date by virtue of rule 10.
General Offer for the Company, Etc — Stock Options and Restricted Stock
General Offer
10.1 If any person (either alone or together with any person acting in concert with him or her) obtains Control of the Company as a result of a general offer to acquire the whole of the share capital of the Company (other than those Shares which are already owned by him and/or any person acting in concert with him), then the following provisions shall apply:
(i)	any Stock Option which is subject to a performance condition (whether or not it is already exercisable at the date on which the offer becomes unconditional in all respects) may be exercised, to the extent that the performance condition has been met as at the date on which the offer becomes unconditional in all respects, at any time within the period in rule 10.2 (and will then lapse);

(ii)	any Stock Option which is not subject to a performance condition (whether or not it is already exercisable at the date on which the offer becomes unconditional in all respects) may be exercised at any time within the period in rule 10.2 (and will then lapse); and

(iii)	subject to the provisions of rule 10.6, any Restricted Stock shall vest on the date on which the offer becomes unconditional in all respects. The Shares shall be released to the Participant as soon as practicable after this date.
10.2 Following a change of Control pursuant to rule 10.1 any Stock Option which has not been exercised (including non-exercise by reason of performance conditions not being met) shall (unless validly exchanged under rule 10.7) lapse on the earlier of the following dates:
(a)	two months from the date on which the offer becomes unconditional in all respects; and

(b)	one month after the date on which any person becomes bound or entitled to acquire Shares under sections 428 to 430F of the Companies Act 1985.

Scheme of Arrangement
10.3 If a court shall direct that a meeting of the holders of Shares be convened pursuant to section 425 of the Companies Act 1985 for the purposes of considering a scheme of arrangement of the Company then (unless rule 10.4 applies) the following shall apply:
(i)	any Stock Option (whether or not it is already exercisable at the Relevant Date) may be exercised conditionally on either the scheme of arrangement being approved by the shareholders’ meeting or sanctioned by the court (as determined by the Committee in its absolute discretion) (the Relevant Condition), between the date of the court’s direction and twelve noon on the day immediately preceding the date for which the shareholders’ meeting (the Relevant Date) is convened; and any Stock Option not exercised by twelve noon on the Relevant Date shall cease to be exercisable between that time and the first date on which it can be determined whether or not the relevant condition is satisfied. If the Relevant Condition is not satisfied, the Stock Options shall continue. If the Relevant Condition is satisfied Stock Options shall, unless validly exchanged under rule 10.7, lapse automatically on the date on which the scheme of arrangement is sanctioned by the court.

Any Stock Option which is subject to a performance condition may only be exercised under this rule 10.3(i) to the extent that the performance condition has been met as at the Relevant Event.

Where new Shares would be issued on exercise of a Stock Option, the Committee shall endeavour to procure that, provided a Participant has conditionally exercised his or her Stock Option as described above prior to twelve noon on the Relevant Date, the scheme of arrangement shall be extended to such Participant as if each Share in respect of which the Stock Option was conditionally exercised had been allotted and issued to him or her by that time.

(ii)	subject to the provisions of rule 10.6, any Restricted Stock Award shall vest on the date on which the scheme of arrangement is sanctioned by the Court and the Shares shall be released to the Participant as soon as practicable thereafter. If the Scheme of Arrangement is not sanctioned by the Court, the Restricted Stock Awards shall not vest but shall continue in force.
10.4 Awards shall not without the consent of the Committee be exercisable or vest early under rule 10.3 if the purpose and effect of the scheme of arrangement is to create a new holding company for the Company, such company having substantially the same shareholders and proportionate shareholdings as those of the Company immediately prior to the scheme of arrangement. In that event, the Committee shall endeavour to procure that an exchange of Awards is effected under rule 10.7.

Voluntary Winding-up
10.5 If notice is duly given of a resolution for a voluntary winding-up of the Company then a Participant may takes the following action:
(i)	any Stock Option which is subject to a performance condition may be exercised, to the extent that the performance condition has been met as at the date of the resolution, at any time during the period of two months from the date of the resolution, failing which exercise the Stock Option shall lapse automatically;

(ii)	any Stock Option which is not subject to a performance condition may be exercised at any time during the period of two months from the date of the resolution, failing which exercise the Stock Option shall lapse automatically; and

(iii)	subject to the provisions of rule 10.6, any Restricted Stock Award shall vest and the Shares shall be released to the Participant as soon as practicable thereafter.
Application of performance conditions and pro-rating
10.6 In determining the number of Shares which vest under a Restricted Stock Award for the purposes of rules 10.1 to 10.5, the following shall apply:
(a)	where any Restricted Stock Award that is subject to a performance condition becomes realisable before the end of the performance period under rules 10.1 to 10.5 the number of Shares which shall vest under the Restricted Stock Award shall be determined by the Committee by reference to the extent that the performance conditions are met as at the date of the relevant event. This number of Shares shall then be multiplied by the fraction A/B where A is the number of complete months from the Date of Grant to the date of the relevant event and B is the number of complete months from the Date of Grant to the relevant Restricted Stock Vesting Date SAVE THAT the Committee may, in its absolute discretion, modify the number of Shares which shall vest under the Restricted Stock Award if it considers that the performance condition would have been met to a greater or lesser extent at the end of the full performance period. The Committee may also at its absolute discretion in appropriate circumstances (but not so as to result in an unjustifiably large vesting level) disapply or alter the fraction stated above to release a greater number of Shares if it considers that the contribution of the Participant to the creation of shareholder value during the Performance Period would not otherwise be properly recognised; and

(b)	where any Restricted Stock Award that is not subject to a performance condition become realisable under rules 10.1 to 10.5, the number of Shares which shall vest shall be the number of Shares under the relevant Restricted Stock Award multiplied by the fraction A/B where A is the number of complete months from the Date of Grant to date of the relevant event, and B is the number of complete months from the Date of Grant to the Restricted Stock Vesting Date SAVE THAT the Committee may in its absolute discretion determine that the Participant’s entitlement should not be scaled down or should be scaled down in part only (the extent of scaling down being determined by the Committee in its absolute discretion).
Exchange of Awards
10.7 If any company (the Acquiring Company) obtains Control of the Company as a result of an event referred to in rules 10.1 or 10.3, each Participant may, at any time within one month of the change of Control, with the agreement of the Acquiring Company, release any Stock Option or Restricted Stock which has not lapsed (the Old Right) in consideration of the grant to him or her of a new award, which in the opinion of the Committee and the Acquiring Company is equivalent to the Old Right but relates to shares in a different company (whether the Acquiring Company itself or another company its group). Any performance conditions to which the Stock Option or Restricted Stock are subject shall cease to apply unless the Committee determines, in its absolute discretion, that they should continue to apply to the new award (subject to such alterations as the Committee deems appropriate.
Adjustment of Awards
11.	In the event of:

(i)	any variation in the share capital or reserves of the Company (including, without limitation, by way of capitalisation or rights issue or any consolidation, sub-division or reduction); or

(ii)	the implementation by the Company of a demerger or the payment by the Company of a super-dividend which would otherwise materially affect the value of an Award, then
(a)	in relation to Stock Options, the Option Exercise Price and the number of Shares comprised in a Stock Option and any performance conditions to which the Stock Option is subject shall be adjusted in such manner as the Committee shall determine in its absolute discretion;

(b)	in relation to Restricted Stock, the number of Shares subject to the Restricted Stock and any performance conditions to which the Restricted Stock is subject shall be adjusted in such manner as the Committee shall determine in its absolute discretion.

provided that:
(aa)	in relation to both Stock Options and Restricted Stock, no adjustment shall be made pursuant to this rule unless and until the auditors for the time being of the Company (acting as experts not arbitrators) shall confirm in writing to the Committee that such adjustment is in their opinion fair and reasonable; and

(bb)	in the case of Stock Options, no adjustment shall be made pursuant to this rule which would increase the aggregate amount payable on exercise of the Stock Options.
Allotment or Transfer of Shares on Exercise of Awards
12.1 Subject to any necessary consents, to payment being made for the Shares and to compliance by the Participant with the terms of the Plan, not later than 30 days after receipt of any valid notice of exercise, the Company shall either allot and issue, or procure the transfer of, Shares (including Treasury Shares) to the Participant (or to his or her nominee). The Company shall (unless the Shares are to be issued in uncertificated form) as soon as practicable deliver to the Participant (or his or her nominee) a definitive share certificate or other evidence of title in respect of such Shares.
12.2 The Company shall not be obligated to issue or deliver Shares in connection with any Award or take any other action under the Plan in a transaction subject to the requirements of any applicable securities law, any requirement under any listing agreement between the Company and any securities exchange or automated quotation system or any other law, regulation or contractual obligation of the company until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. The Company may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares under the Plan. Certificates representing Shares will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, and a legend or legends may be placed thereon to reflect such restrictions.
Rights Attaching to Shares Allotted or Transferred Pursuant to Awards
13.1 All Shares allotted or transferred upon the exercise of an Option or vesting of an Award shall rank pari passu in all respects with the Shares in issue at the date of exercise save as regards any rights attaching to such Shares by reference to a record date prior to the date of exercise.
13.2 Any Shares acquired on exercise or vesting of Awards shall be subject to the articles of association of the Company from time to time.

Availability of Shares
14.1 The Company shall at all times keep available for issue sufficient authorised but unissued Shares to satisfy Awards under which Shares may be allotted or shall otherwise procure that Shares are available for transfer in satisfaction of Awards. Treasury Shares may be used to satisfy Awards.
14.2 The Company will, at its expense, make application to The London Stock Exchange for admission to the Official List of Shares allotted on the exercise of any Stock Options, and will take equivalent steps with the New York Stock Exchange in relation to ADSs.
Administration and Amendment
15.1 The decision of the Committee shall be final and binding in all matters relating to the Plan and it may at any time discontinue the grant of further Awards or amend any of the provisions of the Plan in any way it thinks fit provided that:
(a) the performance conditions attaching to any Award may be amended following the Date of Grant but before the expiry of the Performance Period if:
(i)	events happen following the Date of Grant with the result that the circumstances which prevailed at the Date of Grant which were relevant to the conditions that were originally imposed regarding the exercise or vesting of the Award have subsequently changed; and

(ii)	the Committee is satisfied that any such amended conditions would be a fairer measure of the performance of the Company and the Committee reasonably considers that such amended conditions are:
(A)	equally demanding; and

(B)	no more difficult to satisfy than the original conditions.
(b)	the Committee shall not make any amendment that would materially prejudice the interests of existing Participants except with the prior consent or sanction of Participants who, if they exercised their Awards in full, would thereby become entitled to not less than three-quarters of all the Shares which would fall to be allotted or transferred upon exercise in full of all outstanding Awards; and

(c)	no amendment to the advantage of Executives or Participants may be made to:
(i)	the definition of Executive in rule 1.1;

(ii)	the limit on the number of Shares available for issue under the Plan;

(iii)	the basis for determining the number of Shares comprised in either Stock Options or Restricted Stock;

(iv)	the terms of Shares to be provided under the Plan; and

(v)	the adjustment provisions of rule 11 of the Plan
without the prior approval of the Company in general meeting except in the case of minor amendments to benefit the administration of the Plan, to take account of a change in legislation or developments in the law affecting the Plan or to obtain or maintain favourable tax, exchange control or regulatory treatment for Executives and Participants or any member of the Group; and

(d)	without prejudice to any provision of the Plan which provides for the lapse of an Award, the Committee may not cancel an Award unless the Participant agrees in writing to such cancellation.
15.2 Notwithstanding any other provision of the Plan, the Committee may establish appendices to the Plan for the purpose of granting Awards to Executives who are or may become primarily liable to tax outside the United Kingdom on their remuneration, subject to such modifications as may be necessary or desirable to take account of overseas tax, exchange control or securities laws provided that any Shares made available under such appendices shall count towards the limit set out in rule 3 hereof.
General
16.1 Any member of the Group may provide money to the trustees of any trust or any other person to enable them or him or her to acquire Shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent not prohibited by section 151 of the Companies Act 1985.
16.2 The rights and obligations of a Participant under the terms and conditions of his or her office or employment shall not be affected by his or her participation in the Plan or any expectation or right which (notwithstanding rule 2.1) he or she believes he or she may have to participate in the Plan. An individual who participates in the Plan waives all and any rights to compensation or damages in consequence of the termination of his or her office or employment with any company for any reason whatsoever insofar as those rights arise, or may arise, from his or her ceasing to have rights under or be entitled to exercise any Award under the Plan as a result of such termination or from the loss or diminution in value of such rights or entitlements. If necessary, the Participant’s terms of employment shall be deemed to be varied accordingly.

16.3 The existence of any Award shall not affect in any way the right or power of the Company or its shareholders to make or authorise any or all adjustments, recapitalisations, reorganisations or other changes in the Company’s capital structure, or any merger or consolidation of the Company, or any issue of shares, bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
16.4 Any notice or other document required to be given under or in connection with the Plan may be delivered to a Participant or sent by post to him or her at his or her home address according to the records of his or her employing company or such other address as may appear to the Company to be appropriate. Notices sent by post shall be deemed to have been given on the day following the date of posting. Any notice or other document required to be given to the Company under or in connection with the Plan may be delivered or sent by post to it at its registered office (or such other place or places as the Committee may from time to time determine and notify to Participants).
16.5 Benefits under the Plan shall not be pensionable.
16.6 The Company, or where the Committee so directs any Subsidiary, shall pay the appropriate stamp duty on behalf of Participants in respect of any transfer of Shares on the exercise of Awards, and the stamp duty reserve tax costs of creating ADSs.
16.7 These rules shall be governed by, and construed in accordance with, the laws of England.

APPENDIX 1
UK Inland Revenue approved part of the Plan
For any Executive to whom the Committee wishes to grant Stock Options under an Inland Revenue approved Plan, the following provisions shall apply:
(A) All the provisions of the Plan shall apply to the grant of Stock Options under this Appendix subject to the modifications contained in the following paragraphs.
(B) The definition of Executive shall be construed so that:
(i) no Stock Option may be granted under this Appendix to a director of any member of the Group unless such director is required to devote not less than 25 hours per week to the affairs of the Group; and
(ii) no Stock Option may be granted under this Appendix to an Executive who is ineligible to participate in the Plan by virtue of paragraph 9 of Schedule 4 to ITEPA.
(C) The definition of Shares shall be subject to the conditions that:
(i) they comprise ordinary shares in the capital of the Company (and not ADSs); and
(ii) they satisfy paragraphs 16 to 20 of Schedule 4 to ITEPA.
(D) Rule 2.3 shall not apply to a Stock Option granted under this Appendix.
(E) A new rule 4.3 shall be inserted as follows:
“4.3     Notwithstanding any other provision of these rules, no Executive shall be granted a Stock Option which would, at the proposed Date of Grant, cause the aggregate of the market values (determined at their date of grant (in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992)) of subsisting Stock Options held by him pursuant to a grant under this Appendix and subsisting options held by him under any Associated Plan, to exceed £30,000 (or such other amount as shall be specified under paragraph 6 of Schedule 4 of ITEPA from time to time).”
For the purposes of this paragraph (E) Associated Plan means any Share Option Plan (other than the Plan) approved under Schedule 4 to ITEPA (but excluding any savings-related share option scheme) and established by the Company or an associated company of the Company within the meaning of section 416 of the Income and Corporation Taxes Act.
(F) Any performance condition imposed under rules 5.1 or 5.2, must be objective and must be approved in advance of the date of grant by the Inland Revenue.

(G) Where Stock Options are granted in Option Tranches under rules 5.3 or 5.4, the Committee may grant such Option Tranches as it thinks fit (if any) under this Appendix.
(H) Rule 5.7 shall not apply to this Appendix.
(I) A new Rule 5.8 shall be inserted as follows:
A Stock Option granted under this Appendix may be granted subject to such conditions of exercise for payment of income tax, employees’ national insurance contributions and employer’s national insurance contributions liability as the Committee may determine (including the right to sell on the Participant’s behalf sufficient Shares to satisfy any liability to taxation or employee national insurance contributions or employer national insurance contributions) and if any condition is imposed relating to the assumption, payment or reimbursement by the Participant of employer’s national insurance contributions liability, such conditions shall comply with any applicable legislation or regulations and the Committee shall be entitled to waive in whole or in part the Participant’s obligation in respect of such liability.
(J) Any Stock Option granted under this Appendix may only be exercised by a Participant who is not ineligible to participate in the Plan by virtue of paragraph 9 of Schedule 4 to ITEPA.
(K) Rule 9 shall be construed so that all Stock Options granted under this Appendix shall be exercisable in full for a period of one year following the date of death (and shall then lapse).
(L) Rule 10.7 shall not apply to a new Stock Option granted under this Appendix following an event specified in rule 10.1 or 10.3. Instead a new rule 10.7 shall be inserted as follows:
“10.7A If any company (the acquiring company):
(a)	obtains Control of the Company as a result of making:
(i)	a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the acquiring company will have Control of the Company; or

(ii)	a general offer to acquire all the Shares; or
(b)	obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under section 425 of the Companies Act 1985; or

(c)	becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of that Act,

each Participant may at any time within the appropriate period (which expression shall be construed in accordance with paragraph 26(3) of Schedule 4 to ITEPA), by agreement with the acquiring company, release any Stock Option which has not lapsed (the old option) in consideration of the grant to him of an option (the new option) which (in accordance with rule 10.7B below) is equivalent to the old option but relates to shares in a different company (whether the acquiring company itself or another company falling within paragraph 16(b) or (c) of Schedule 4) (the new grantor).

10.7B The new option shall not be regarded for the purposes of rule 10.7A as equivalent to the old option unless the conditions set out in paragraphs 16 to 20 of Schedule 4 to ITEPA are satisfied and, in relation to the new option, the provisions of the Scheme shall be construed as if:
(a)	the new option were an option granted under the Scheme at the same time as the old option;

(b)	references to the Company in rules 8 to 14 and 16 and in the definition of Group were references to the new grantor;

(c)	references to the Committee in rules 8 to 14 and 16 were references to the remuneration committee of the new grantor;

(d)	references to Shares were references to shares in the new grantor; and

(e)	any performance condition imposed under rule 5.2 has been satisfied.”
(M)	Rule 11(ii) shall not apply to a Stock Option granted under this Appendix. In construing rule 11(i) for the purposes of this Appendix the words “or reserves” shall be deleted therefrom, and no adjustment pursuant to rule 11(i) in relation to a Stock Option granted under this Appendix shall take effect without the prior approval of the Inland Revenue.

(N)	In addition to its powers under rule 15.1(c), the Committee may make such amendments to this Appendix as are necessary or desirable to obtain or maintain Inland Revenue approval of this Appendix.

(O)	At a time when this Appendix is approved by the Inland Revenue, and if such approved status is to be maintained, no amendment to the rules of the Plan or this Appendix which amounts to an amendment to a key feature of the Plan or this Appendix for the purposes of Schedule 4 to ITEPA may take effect as regards this Appendix without the prior approval of the Inland Revenue (and if such approved status is not to be maintained, the Company shall notify the Inland Revenue of the relevant amendment).

APPENDIX 2
United States part of the Plan
For any Executive whose remuneration is (or, at the time of Stock Option exercise, is likely to be) subject to taxation in the United States of America and to whom the Committee wishes to grant Stock Options under this Plan, the following provisions shall apply:
(A)	All the provisions of the Plan shall apply to the grant of Stock Options subject to the modifications contained in the following paragraphs.

(B)	A Stock Option granted under this Appendix to an Executive shall be either an Incentive Stock Option or a Non-Qualified Stock Option, as determined by the Committee; provided that the number of Shares issued or transferred pursuant to the exercise of Incentive Stock Options shall not, in the aggregate, exceed 40 million Shares. The number of Shares available for issuance pursuant to the preceding sentence shall be subject to appropriate adjustment upon the occurrence of any event described in rule 11.

For the purposes of this Appendix:
(i)	Incentive Stock Option means a Stock Option which, at the Date of Grant, qualifies as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the Code), and is designated by the Committee as such; and

(ii)	Non-Qualified Stock Option means a Stock Option which is not an Incentive Stock Option.
(C)	In the case of any Incentive Stock Option granted to any person who owns more than 10% of the Shares for purposes of Section 422(b)(6) of the Code, the definition of Option Exercise Price in Rule 1.1 shall be modified by inserting “110% of” immediately prior to the words “Share Price on the Date of Grant”, and the definition of Option Period shall be modified by replacing “tenth” with “fifth”.

(D)	In relation to the grant of Incentive Stock Options a new rule 4.2A shall apply as follows:

“4.2A The United States dollar equivalent of the aggregate fair market value (determined as of the date the Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under the Plan or any other Executive Plan) may not exceed $100,000; provided, that if the grant of any Incentive Stock Option shall exceed such limit, the excess shall be treated as a Non-Qualified Stock Option. In determining whether, and to what extent, the grant of an Incentive Stock Option exceeds such limit, Incentive Stock Options shall be taken into account in the order in which they are granted. The Committee shall determine the United States dollar equivalent of the aggregate fair market value of the Shares on such good faith basis as they consider appropriate.”

(E)	Rule 8.2 shall be modified by deleting subrule (b) therefrom (in the case of both Stock Options and Restricted Stock), and, in the case of any Incentive Stock Option, replacing “six months” with “three months” in subrule (iv) (except where cessation of employment is by reason of disability within the meaning of Section 22(e)(3) of the Code). A Stock Option which loses its status as an Incentive Stock Option at the end of the three month period referred to in the preceding sentence shall nevertheless continue to be exercisable as a Non-Qualified Stock Option for any longer period specified in these rules.

(F)	If Shares acquired by exercise of an Incentive Stock Option are sold or otherwise disposed of within two years after the date of grant of the Incentive Stock Option or within one year after the transfer of such Shares to the Participant, the holder of the Shares immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require in order to secure any deduction then available against the Company’s or any other corporation’s taxable income.

(G)	For the purposes of this Appendix, any provisions of the Plan which are superseded by or otherwise inconsistent with the provisions of this Appendix as applied to an Executive who is employed or remunerated in the United States shall have no effect.

APPENDIX 3 — STOCK OPTION ELEMENT — FRANCE
This Appendix is supplemental to the Pearson Long Term Incentive Plan (the Plan).
The rules of the Plan, in relation to any right granted to a person who is resident for tax purposes in France, shall apply with the modifications set out below:
1.	The definition of Subsidiary shall be replaced with:

“Subsidiary means a company which is under the Control of the Company and a subsidiary of the Company within the meaning of Section 736 of the Companies Act 1985 and being a company in which the Company holds, directly or indirectly, at least 10% of the share capital.”

2.	The following proviso shall be added to the definition of Option Vesting Date:

“Provided that the Option Vesting Date shall not be earlier than the fourth anniversary of the Date of Grant of a Stock Option Award”.

3.	Rules 5.3 and 5.4 shall not apply.

4.	The following proviso shall be added to the definition of Option Exercise Price::
“Provided that:
(a)	in relation to Stock Options to subscribe for new Shares that are granted to Participants resident in France, the Option Exercise Price, at the date the Stock Option is granted, shall not be less than 80% of the average middle market quotation for a Share on the London Stock Exchange (as derived from the Daily Official List) for the 20 days in which dealings in Shares took place preceding the day on which the Stock Option is granted; and

(b)	in relation to Stock Options to acquire existing Shares that are granted to Participants resident in France, the Option Exercise Price, at the date the Stock Option is granted, shall not be less than the lower of (i) 80% of the average middle market quotation for a Share on the London Stock Exchange (as derived from the Daily Official List) for the 20 days in which dealings in Shares took place preceding the day on which the Stock Option is granted, and (ii) 80% of the average middle acquisition price of Shares acquired by the Company for the purpose of granting Stock Options and held by the Company for the same purpose as the date the Stock Option is granted.”

5.	In applying rule 8.2 to any Stock Option which is not already exercisable at the date of cessation of employment, sub-paragraphs (b), (c) and (d) shall be disapplied; and the right of exercise in sub-paragraph (a) shall be restricted to circumstances of disability (and such of the events specified in rule 8.2A below as qualify under French law for favourable tax treatment for Stock Options prior to the fourth anniversary of grant).

6.	A new rule 8.2A shall be inserted as follows:
“8.2A Where a Participant ceases, before the date on which a Stock Option becomes exercisable, to be an employee of a member of the Group by reason of:
(a)	injury, ill-health or redundancy (as determined by the Committee);

(b)	retirement at or after the date on which he or she is bound to retire under his or her contract of employment;

(c)	his or her employing company or business ceasing to be part of the Group; or

(d)	any other reason if the Committee so decides in its absolute discretion then, unless the exercise of that Stock Option qualifies under French law for favourable tax treatment in any event (in which case rule 8.2 applies), that Stock Option may only be exercised within the period of six months following the Option Vesting Date, and will then lapse provided that the Committee may specify a later date (not being later than the expiry of the Option Period) on which the Stock Option shall lapse.”

APPENDIX 4 — RESTRICTED STOCK ELEMENT — FRANCE
Preamble
This Appendix is introduced pursuant to the provisions of rule 15.2 of the Plan to enable the grant of Awards to certain Executives who are resident for tax purposes in France.
The provisions of this Appendix are self-standing and apply only to Executives granted Awards pursuant to this Appendix. Except as provided in this Appendix, the rules of the Plan shall not apply to this Appendix or to Awards granted under this Appendix. In the event of any conflict between the rules of the Plan and the provisions of this Appendix in relation to any Award granted under this Appendix, the provisions of this Appendix shall prevail.
Awards granted pursuant to this Appendix are intended to attract favourable tax and social security treatment for French residents introduced by article 83 of the Finance Bill for 2005 (#2004-1484, 30 December 2004) (the Legislation).
1. Definitions
1.1 In this Appendix, unless the context otherwise requires, the following words and expressions shall have the following meanings, namely:
Appendix means this Appendix as amended from time to time;
Award means a conditional right granted under this Appendix to acquire Shares without payment;
the Committee means the personnel committee of the board of directors of the Company, or other duly authorised committee thereof;
the Company means Pearson plc;
Control means ownership of Shares controlling at least 50% of the votes cast on a poll at a general meeting of the Company;
Date of Grant means the date on which an Award is granted;
Dealing Day means any day on which the London Stock Exchange is open for business;
Executive means the board of directors, department heads and members of the senior editorial of Les Echos;
Grant Period means any day (other than a day on which dealings in Shares are prohibited under the Model Code for Dealing in Securities) on which the Committee considers it appropriate to grant Awards;

the Group means the Company and the Subsidiaries and member of the Group shall be construed accordingly;
Participant means any individual who holds a subsisting Award (including, where the context permits, the legal personal representatives of a deceased Participant);
the Plan means the Pearson Long-Term Incentive Plan (which was approved by the Company’s shareholders in general meeting on 21 April 2006) as amended from time to time in accordance with the rules thereof;
Retention Period means the period of two years commencing on the Vesting Date unless otherwise specified in these rules;
the Secretary means the Secretary of the Company, or some other person nominated by the Committee;
Shares means ordinary shares of 25p each in the capital of the Company or shares representing those shares following any reorganisation of the share capital of the Company;
Subsidiary means a company which is under the Control of the Company and a subsidiary of the Company within the meaning of section 736 of the Companies Act 1985 and being a company in which the Company holds directly or indirectly at least 10% of the share capital;
Trustee means the trustee from time to time of the Pearson plc Employee Share Ownership Trust or such other trust as the Company shall specify from time to time; and
Vesting Date means the date specified in rule 3.1.
1.2 Where the context permits the singular shall include the plural and vice versa. Headings shall be ignored in construing this Appendix.
1.3 References to any act shall include any statutory modification, amendment or re enactment thereof.
2. Grant of Awards
2.1 The Committee may, during a Grant Period, grant Awards to the Executives. For the avoidance of doubt, no Executive shall have the right or expectation to receive an Award under this Appendix in any year.
2.2 The grant of an Award shall be conditional on the Executive agreeing to comply with any arrangements specified by any relevant member of the Group for the payment of taxation and social security contributions (including without limitation the right to sell on his or her behalf sufficient Shares to satisfy any taxation or social security contributions liability on his or her part for which any member of the Group may be liable) in respect of an Award.

2.3 As soon as practicable after the Date of Grant the Committee shall procure the issue to such Executive of a certificate in respect of an Award. Such a certificate shall confirm the legal enforceability of the Award.
2.4 The certificate shall also state any corporate performance conditions to which the Award is subject.
2.5 No Award shall be granted under this Appendix later than 21 April 2011.
2.6 Every Award granted hereunder shall be personal to the Participant and, except to the extent necessary to enable a personal representative to receive the Shares subject to an Award following the death of a Participant, neither an Award nor the benefit thereof may be transferred, assigned, charged or otherwise alienated. Any transfer of an Award otherwise than as permitted under this rule 2.6 shall cause the Award to lapse.
3. Terms of Awards
3.1 Save as otherwise provided in these rules, an Award granted to a Participant shall vest on the third anniversary of the Date of Grant (or such other date as is specified by the Committee when an Award is granted).
3.2 The Shares comprised in an Award shall be transferred into the Participant’s name as soon as practicable after the Vesting Date but the Participant shall be required to deposit the certificates relating to the Shares with the Secretary throughout the Retention Period. On the Vesting Date, the Participant may, at the Company’s discretion, receive a payment or an additional number of Shares corresponding to dividends that would have been received if the Participant had been the beneficial owner of the Shares during the Vesting Period.
3.3 During the Retention Period the Participant shall be entitled to receive all dividends payable in respect of the Shares and shall have the rights commonly enjoyed by a beneficial owner of Shares.
3.4 As soon as practicable following the expiry of the Retention Period, the Secretary shall deliver to the Participant the certificate(s) in relation to the Shares comprised in the Award.
4. Cessation of Employment
4.1 Save as otherwise provided in these rules, an Award shall lapse automatically on the Participant ceasing to be an employee of a member of the Group prior to the Vesting Date.

4.2 Where a Participant ceases to be an employee of a member of the Group (either prior to the Vesting Date, or during the Retention Period) by reason of:
(a)	injury, disability, ill health or redundancy;

(b)	retirement at or after the date on which he or she is bound to retire under his or her contract of employment;

(c)	his or her employing company or business ceasing to be part of the Group; or

(d)	any other reason if the Committee so decides in its absolute discretion then the following provisions shall apply:
(i)	if the cessation of employment occurs prior to the second anniversary of the Date of Grant, the Award shall continue in force but shall vest on the second anniversary of the Date of Grant. The Retention Period shall commence on the second anniversary of the date of grant and continue for a period of two years from that date;

(ii)	if the cessation of employment occurs on or after the second anniversary of the Date of Grant but before the Vesting Date, the Award shall vest immediately and the Retention Period shall commence on the date of cessation of employment and continue for a period of two years from that date; and

(iii)	if the cessation of employment occurs during the Retention Period, the Shares shall remain subject to the Retention Period as though employment had not ceased.
4.3 Where a Participant ceases to be an employee of a member of a Group by reason of death:
(a)	before the Vesting Date, the Shares comprised in the Award shall immediately vest and be released to the Participant (or the Participant’s personal representatives in the event of his death). The Shares shall not be subject to any Retention Period; and

(b)	during the Retention Period, the Retention Period shall end with immediate effect.

5. General Offer for the Company, Etc
If any person obtains Control of the Company as a result of making a general offer to acquire Shares or in pursuance of a compromise or arrangement sanctioned by the court, then the Shares comprised in the Award shall (whether or not the Vesting Date has occurred) be released in full within 30 days of the relevant event. The Shares shall not be subject to any Retention Period. The foregoing shall not apply in the event of a change of Control in connection with a transaction to create a new holding company for the Company (in which event all Awards shall be automatically exchanged for equivalent awards relating to the shares of that new holding company).
6. Adjustment of Awards
6.1 In the event that there occurs, prior to the Vesting Date:
(i)	any variation in the share capital or reserves of the Company (including, without limitation, by way of capitalisation or rights issue or any consolidation, sub-division or reduction); or

(ii)	the implementation by the Company of a demerger or the payment by the Company of a super-dividend which would otherwise materially affect the value of an Award, then the number of Shares subject to an Award may be adjusted in such manner as the Committee shall determine to be adequate to take account of the events in (i) and (ii) above subject to the compliance of such adjustment with the applicable Legislation as amended.
6.2 If an event specified in rule 6.1 occurs during the Retention Period, the Shares or other securities received in connection with the relevant event shall also be subject to the Retention Period applicable to an Award and the Participant shall deposit with the Secretary the certificates in respect of such Shares or securities for the remainder of the Retention Period.
7. Administration and Amendment
7.1 The decision of the Committee shall be final and binding in all matters relating to the Appendix and it may at any time discontinue the grant of further Awards or amend any of the provisions of the Appendix in any way it thinks fit PROVIDED THAT no amendment shall operate to effect adversely any right already acquired by a Participant.
8. General
8.1 The Committee may satisfy awards by a new issue of Shares (subject to the limits set out in the Plan) or by the other means specified in the Plan from time to time.

8.2 The rights and obligations of a Participant under the terms and conditions of his or her office or employment shall not be affected by his or her participation in the Appendix or any expectation or right which he or she believes he or she may have to participate in the Appendix. An individual who participates in the Appendix waives all and any rights to compensation or damages in consequence of the termination of his or her office or employment with any company for any reason whatsoever insofar as those rights arise, or may arise, from his or her ceasing to have rights under or be entitled to exercise any Award under the Appendix as a result of such termination or from the loss or diminution in value of such rights or entitlements. If necessary, the Participant’s terms of employment shall be deemed to be varied accordingly.
8.3 The existence of any Award shall not affect in any way the right or power of the Company or its shareholders to make or authorise any or all adjustments, recapitalisations, reorganisations or other changes in the Company’s capital structure, or any merger or consolidation of the Company, or any issue of shares, bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
8.4 Awards may only be satisfied using existing issued Shares, and the Company shall provide (and shall procure, where appropriate, that any member of the Group which employs Participants shall provide) sufficient monies to enable the Trustee to acquire sufficient Shares to satisfy all Awards. Such monies shall be provided to the Trustee no later than the date on which the an Award vests.
8.5 Any notice or other document required to be given under or in connection with the Appendix may be delivered to a Participant or sent by post to him or her at his or her home address according to the records of his or her employing company or such other address as may appear to the Company to be appropriate. Notices sent by post shall be deemed to have been given on the day following the date of posting. Any notice or other document required to be given to the Company under or in connection with the Plan may be delivered or sent by post to it at its registered office (or such other place or places as the Committee may from time to time determine and notify to Participants).
8.6 Benefits under the Appendix shall not be pensionable.
8.7 The Committee may at any time, without having to obtain the Executives’ consent, alter the rules under the Appendix for the purpose of enabling the Executives to be eligible, with regard to the gains realized in connection with the Shares, for the favourable tax and social security treatment available in France.
8.8 These rules shall be governed by, and construed in accordance with, the laws of England.

Exhibit J

PEARSON PLC
Personnel Committee
EXTRACT from the
Minutes of a Meeting of the Committee
held at Pearson plc, 80 Strand, London, WC2R 0RL
on Friday February 24th 2006
5.      Long-Term Incentive Plan: 2006 Renewal
In response to the issues raised as part of the consultation with shareholders on the renewal of the company’s long-term incentive arrangements in 2006, the Personnel Committee agreed to:
a)	reduce the proportion of the award that vests at median relative total shareholder performance from 40% to 30%;

b)	drop the sales and earnings per share growth matrix;

c)	use earnings per share growth only, with threshold and maximum annual growth rates at 5% and 12% per annum absolute;

d)	set a threshold for ROIC for 2008 at least equivalent to Pearson’s weighted average cost of capital (WACC) with the stretch being above WACC;

e)	use the circular to shareholders to clarify our policy on levels of individual awards by explaining how we compare remuneration and establish expected values of long-term incentives, to confirm 2006 awards at 2004 and 2005 levels and to give a commitment not to go above 2006 levels unless justified by market practice and competitiveness;

f)	adopt institutional investors best practice guidelines on dilution and use of new-issue equity i.e. an inner “5% of share capital in 10 years” limit for executive plans within an overall limit of “10% in 10 years” for all plans;

g)	introduce the roll-up of dividends on restricted share awards.
The Committee reviewed and approved the draft circular to shareholders setting out the proposals, subject to such minor amendments as might be necessary or appropriate.

1

Exhibit K

PEARSON plc
EXTRACT from the
Minutes of the Annual General Meeting of the Company
held at The Queen Elizabeth II Conference Centre,
Broad Sanctuary, Westminster, London SW1P 3EE
on Friday, 21 April 2006
16.     Renewal of the Pearson Long-Term Incentive Plan
The Chairman proposed as an ordinary resolution:

THAT, the Pearson Long-Term Incentive Plan, the principal terms of which are summarised in the Appendix to the circular to shareholders dated 21 March 2006, be and is hereby approved and adopted, and the directors be and are hereby authorised to do all such acts and things as they may consider necessary or expedient to carry the Plan into effect.

The resolution was put to the meeting and declared carried as an ordinary resolution.